PROSPECTUS

Filed pursuant to Rule 424(b)(4)

Registration No. 333- 250011

1,600,000 Shares

Shares of Common Stock

Vivakor, Inc.

This is a firm commitment underwritten public offering of 1,600,000 shares of our common stock, par value $0.001 (“Common Stock”) of Vivakor, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our”). The public offering price is $5.00 per share. Our Common Stock has been approved for listing on the Nasdaq Capital Market LLC.

Our Common Stock was previously quoted on the OTCPink Marketplace operated by OTC Markets Group Inc. (the “OTCPink”) under the trading symbol “VIVK.” On February 8, 2022, the last reported sale price for our common stock on the OTCPink was $0.304 ($9.12 giving effect to a reverse stock split of the outstanding common stock of the Company at a 1-for-30 ratio, which was implemented via the filing of a certificate of change with the Nevada Secretary of State and will be effective at the commencement of trading of our Common Stock on February 14, 2022 (the “Reverse Stock Split”).

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects the Reverse Stock Split..

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$5.00	$8,000,000
Underwriting discounts and commissions(1)	$0.425	$680,000
Proceeds to us, before expenses	$4.575	$7,320,000

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1% of the public offering price payable to the EF Hutton, division of Benchmark Investments, LLC (the “Representative”). We refer you to “Underwriting” beginning on page 70 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 240,000 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about February 16, 2022.

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus is February 11, 2022

Vivakor
RPC II - Vernal, UT
Oil Spill- Middle East
RPC I - Middle East
Before
After
Remediation Processing Center

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

We also use certain trademarks, trade names, and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities. You should read this prospectus carefully, especially the risks and other information set forth under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and December 31, 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Vivakor” refer to Vivakor, Inc., a Nevada corporation, and its wholly owned subsidiaries.

Overview

Vivakor, Inc. is a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, primarily focused on soil remediation. We specialize in the remediation of soil and the extraction of hydrocarbons, such as oil, from properties contaminated by or laden with heavy crude oil and other hydrocarbon-based substances. Our process allows us to successfully recover hydrocarbons from the soil, which we believe could then be used to produce asphaltic cement and/or other petroleum-based products. In 2015, we acquired and improved technology aimed at remediating contaminated soil and recovering usable hydrocarbons, which we refer to as Remediation Processing Centers (“RPCs”). We presently have two US patents and pending foreign applications related to our RPCs and two issued US patents related to our other remediation technologies. Our RPCs each have the potential to clean a minimum of 20 tons of contaminated material per hour, depending on the oil contamination percentage in the processed material. Each RPC has the capacity to extract on a 24-hour operation 500 tons or more of contaminated material per day. The amount of extracted hydrocarbon recovered depends on the extent to which the material is contaminated. For example, we estimate that for every 480 tons of contaminated material recovered per day that contains at least 10% oil, we will recover approximately 250 barrels of extracted hydrocarbons, calculated as follows: contaminated material that is 10% oil is comprised of 200 pounds of oil per ton; one gallon of oil weighs 8.44 pounds, resulting in 23.69 gallons of oil per ton of contaminated material (200/8.44); there are 42 gallons per barrel, resulting in 0.56 barrels of oil per ton of contaminated material (23.69/42); 20 tons of contaminated material can typically be processed per hour, resulting in 11.2 barrels of oil per hour (0.56*20); and operations continue 24 hours per day, resulting in 268.8 barrels per day (11.2*24).

We have designed our RPCs to provide an environmentally friendly solution to the remediation of hydrocarbon-contaminated soil, as they do not utilize water. Our RPCs operate by loading contaminated soil onto a feeder and conveyor system that effectively delivers the material into a fully contained, closed-loop system. Physical separation of the hydrocarbons from the contaminated soil does not utilize water or steam and is instead accomplished using a proprietary extraction fluid to dissolve the hydrocarbon components.

The entire extraction process is completed in a series of sealed chambers. The reclaimed extraction fluid is then recycled back into the process, which ensures that no toxic chemicals are released into the soil or the environment. Upon completion of our remediation and separation process, the extracted hydrocarbons are placed into holding tanks to be picked up by our customers, while clean soil is returned to the environment.

We believe our RPCs are significantly more advanced than other oil remediation technologies or offerings presently available on the market. Our RPCs have successfully cleaned contaminated soil containing greater than 7% hydrocarbon content, while, to our knowledge, our competitors are limited to projects containing less than 5% hydrocarbon contamination. We believe our ability to clean soil with more highly concentrated hydrocarbon contamination gives us a distinct advantage that will allow us to operate on a global basis in any location that has suffered from oil spills or naturally occurring oil sands deposits. While our primary focus and mandate will be on the manufacture and deployment of our RPCs, we intend to continue to develop, acquire or license additional clean energy technologies and environmental solutions that will directly enhance and expand our current technologies and service offerings.

Our current focus is on the clean-up of greater than 7% hydrocarbon contaminated soil located in Kuwait as a result of the Iraqi invasion in 1991 and naturally occurring oil sands deposits in Utah. We have deployed two RPC units to date, including one unit to Kuwait (for which operations were temporarily suspended due to COVID-19) and another to Vernal, Utah (which is presently operating). We expect to deploy two additional RPCs to Vernal, Utah and two additional RPCs to Kuwait and believe that there may be an opportunity to deploy additional RPCs in Utah, as well as to Kuwait and the Middle East.

1

In April 2020, we entered into a project charter agreement with solvAQUA Inc. (“solvAQUA”), a Canadian-based clean water technology company, pursuant to which we may purchase certain wastewater removal equipment from solvAQUA. The solvAQUA Wastewater Management System (“WMS”) is a compact solution that continually processes and separates large volumes of wastewater (4,000+ m3/day for each WMS) with an ability to scale to remove any volume of oil, grease and suspended solids from wastewater, in most cases removing 99.99% of waste. The processed water stream can in some cases be discharged or reused without further treatment. In 2021, we took possession of our first order with solvAQUA for WMS equipment and anticipate installation of the equipment in conjunction with the manufacturing and deployment of its third RPC in 2022, with operations to commence shortly thereafter. On July 15, 2020, solvAQUA granted us an exclusive license to either incorporate solvAQUA’s technology platform into our RPCs or to use it independently. This will allow us to service remediation projects that have a combination of wet and dry opportunities. The exclusive license has an initial term of one year, which may be extended to five years upon our successful installation and deployment of the first two WMSs.

Our proprietary metallic separation technology uses a thermal vapor process to extract and process micro particles of precious metals and rare earth minerals, including gold, silver, platinum, palladium and rhodium from soils. After we complete our soil remediation services, we evaluate the post-remediated soil and, if we find that the soil contains more than 1% concentration of these metals, we process it through this technology to extract and concentrate these micro particles of precious metals and rare earth minerals into a concentrated, unrefined flake form.

We have also acquired and/or licensed two separate technologies described below that will enable us to upgrade the hydrocarbons recovered from our remediation process. These processes have been proven in laboratory tests, but we have not yet performed this upgrading in a commercial setting.

We have been granted a worldwide, exclusive, non-transferable license to the intellectual property embodied in cavitation technology developed by B Green, Inc. (“B Green”) to develop, manufacture, have manufactured, use market, import, have imported, offer for sale and sell cavitation devices built from the licensed intellectual property. Third party, independent testing conducted by the University of Utah has shown that this proprietary technology increases the API gravity of hydrocarbons by elongating the hydrocarbon chains without cutting or cracking these chains. API gravity is the measure of how heavy or light petroleum liquid is compared to water and is used in the industry as the standard measure for viscosity. The API of the recovered crude is increased, allowing such crude to have additional uses and usually at higher unit prices.

We have also been granted an exclusive right to use the nano-sponge technology developed by CSS Nanotech, which essentially serves as a micro-upgrader, transforming hydrocarbon product into a more useful product, such as petroleum or gasoline, as an addition to our hydrocarbon extraction technology. The inventor of this technology subsequently joined us as our Chief Scientific Officer. This patented technology allows for hydrocarbon material to be absorbed by a specialized sponge. Low energy microwaves are then introduced into the process and the sponge, which is made of a highly thermally conductive material, absorbs this energy causing an instant thermal effect, which essentially refines the crude by cutting or cracking the carbon chains. We intend to add this system to our process of upgrading the heavy crude recovered by our RPCs.

Most significantly, on December 14, 2021, we, together with our subsidiary, Vivaventures Energy Group, Inc., entered into a Services Agreement (the “Services Agreement”) with Al Dali International Co., a company organized under the laws of Kuwait (“DIC”). The Government of Kuwait and the United Nations, acting through the Kuwait Oil Company (“KOC”) has awarded to Enshaat Al Sayer rights to remediate contaminated soil under the Kuwait Remediation Program pursuant to the South Kuwait Excavation, Transportation and Remediation Project (“KOC Remediation Contract”). To fulfill its role, Enshaat Al Sayer has engaged the Company, through the Company’s agreement with DIC, to perform contaminated soil treatment for the KOC Remediation Contract using the Company’s patented technology for extracting hydrocarbons, through the Company’s Remediation Processing Center (“RPC”) plants. The Services Agreement is subject to DIC and Enshaat Al Sayer entering into a subcontractor agreement and the Company has received a notice letter from such parties, which confirms that such subcontractor agreement has been entered into and is in full force and effect. Such subcontractor agreement is subject to termination upon terms substantially similar to those set forth in the Services Agreement, specifically, providing for a 42-month term with termination upon (i) written consent of both parties; (ii) bankruptcy, dissolution or similar event; (iii) for material breach that is not cured within 60 days’ notice thereof (other than non-payment, which is not subject to a cure period); and (iv) non-approval of total optimized study including the bench scale study and pilot plant commissioning results by KOC.

Pursuant to the Services Agreement, the Company and DIC will work together in performing remediation treatment services as subcontractors to Enshaat Al Sayer for the KOC Remediation Contract. Under the Agreement, the Company will supply one pilot RPC plant already located in Kuwait, one 40-ton per hour RPC plant, and one technical expert to oversee the hydrocarbons contaminated soil treatment service operations pertaining to this contract.

The Company will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC) after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate.

2

Pursuant to the Agreement, we will provide our pilot RPC plant (already in Kuwait) within two to four months after retrofitting, as well as a 40-ton RPC plant within one year. We will bear the cost of the related manufacturing, deployment, break-down and spare parts of the RPCs. The RPC plant remediation services must reduce Total Petroleum Hydrocarbon (TPH) contamination to less than 1%. DIC will provide all other costs for bonds, infrastructure, and operations of the plant.

Corporate Structure

Revenue

Our RPC situated in Vernal, Utah has the capacity to process 480 tons or more of naturally occurring oil sands deposits per day. We estimate that if the extracted material is composed of at least 10% oil, we will recover approximately 250 barrels of extracted hydrocarbons each day, which could then be sold for energy or converted to asphaltic cement and sold for use in roads at higher prices. The above example has been calculated as follows: contaminated material that is 10% oil is comprised of 200 pounds of oil per ton; one gallon of oil weighs 8.44 pounds, resulting in 23.69 gallons of oil per ton of contaminated material (200/8.44); there are 42 gallons per barrel, resulting in 0.56 barrels of oil per ton of contaminated material (23.69/42); 20 tons of contaminated material can typically be processed per hour, resulting in 11.2 barrels of oil per hour (0.56*20); and operations continue 24 hours per day, resulting in 268.8 barrels per day (11.2*24).

3

In Kuwait, pursuant to our agreement with DIC, we will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate.

We market and sell the precious metals we extract from our remediated and waste soils. As we continue our efforts, we anticipate increased opportunities to monetize our precious metals end product. Additionally, we had recently engaged in open market precious metals transactions, utilizing our knowledge and contacts related to this industry, during a time when we could not operate in Kuwait due to COVID-19 restrictions. Although engaging in such open market precious metals transactions is not part of our current plans for business operation, we expect to have the ability to revisit this business in the future should extenuating circumstances occur that adversely impact our remediation business.

Market Opportunity

We believe that the market for remediating oil from both soil and water is significant. According to Grandview Research, the market for environmental clean-up of oil spills will reach $177 billion by 2025. We believe that a large portion of that market will originate from contamination of more than 7% hydrocarbon content and that our technology is currently the only one that can economically remediate these environmental disasters, while allowing for the capture and reuse of the crude.

In addition, we believe that the heavy crude that we have been recovering in Utah is ideal for producing asphaltic cement. The demand for asphaltic cement in the United States is presently estimated to be $116 billion this year according to Global Market Insights. We have provided our material to asphalt companies for testing to determine what modifications, if any, needed to be made to meet general asphalt specifications. We recently received notification that our asphaltic cement now meets the general classification of AC20 asphaltic cement and that it has passed the specifications of several potential clients. We are expecting several orders in the near term and we believe that we will be able to offer our product at very competitive prices and in an environmentally friendly manner.

Competitive Strengths and Growth Strategy

We are focused on the remediation of contaminated soil and water resulting from either man-made spills or naturally occurring deposits of oil. Our primary focus has been the remediation of oil spills resulting from the Iraqi invasion of Kuwait in 1991 and naturally occurring oil sands deposits in the Uinta basin located in Eastern Utah. We plan to expand into other markets, both in Utah and globally, where we believe our technology and services will provide a distinct competitive advantage over our competition.

Competitive Strengths

We believe the following strengths provide us with a distinct competitive advantage and will enable us to effectively compete on a global basis:

•	Proprietary patented and patent-pending technology;

•	Strong relationships with customers and regulatory agencies; and

•	Experienced and highly-skilled management, Board of Directors and Advisory Board.

Proprietary Patented Technology

We presently have two US patents and pending foreign applications related to our RPCs and two issued US patents related to our other remediation technologies.

We believe, based on direct and ongoing conversations with our customers and third-party independent test results, that our technology is the only commercially available technology that can not only clean soil that contains greater than 7% hydrocarbon, but also preserve the hydrocarbons extracted from such soil for future use. We believe that this provides us with a true competitive advantage.

We believe our technology and service offerings will position us well to conduct our business in any geographical region in which soil or water has been contaminated by hydrocarbons.

4

Strong Relationships with Customers and Regulatory Agencies

We have developed close relationships with customers and government agencies, including the Utah School and Institutional Trust Lands Administration (“SITLA”) and the Kuwait Oil Company (“KOC”). Based on our existing relationship with SITLA, arising out of our having successfully completed a clean-up project for SITLA in the past, which the original provider was unable to complete, as well as further conversations with SITLA, we expect that SITLA will award additional projects to us in the future related to oil sands deposits located in Utah from SITLA. Indeed, these relationships have helped give rise to our December 2021 agreement with DIC in Kuwait, which will result in our having a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate. We also anticipate receiving additional contracts from KOC to remediate contaminated properties in Kuwait, based on our existing relationship with KOC and conversations with them.

Experienced and Highly Skilled Management, Board of Directors and Advisory Board

Our management team has started and successfully grown numerous technology-based companies and has utilized this experience to develop a strategic vision for the Company. The implementation of this plan has resulted in the acquisition and in-house development of numerous technologies, which are currently in operation. We have demonstrated the effectiveness of our technologies in both Vernal, Utah and Kuwait, accomplishing the clean-up of contaminated areas while also recovering precious metals through our metallic separation technology.

Our Board of Directors is comprised of accomplished professionals who bring decades of experience to the Company. Our Board of Directors includes a director who has served as a member of the Executive Committee of one of the largest global accounting firms and has served on the Board of Directors of two multi-billion dollar publicly traded companies, a former director of technology investment banking at Goldman Sachs, a successful investor and entrepreneur who has founded and provided initial financing for numerous life science companies, several of which have grown to become multi-billion dollar publicly traded companies, and the mayor of a city in Utah.

In addition, we have an Advisory Board comprised of Dr. Khalid Bin Jabor Al Thani and Ron Chevalier, former senior members of oil and gas companies, both in the United States and in the Middle East. Dr. Khalid Bin Jabor Al Thani, is an accomplished business professional and a member of a royal family based in the Middle East Mr. Chevalier is an experienced health and safety expert operating in the oil and gas industries.

We rely on our Board of Directors and Advisory Board to provide it both high level advice and guidance along with using their contacts to help open various markets. Additionally, the Advisory Board acts as a preliminary informal sounding board for the Board and management for these particular areas in which the Advisory Board members have expertise. We believe the combination of our management team, Board of Directors and Advisory Board provides us with a significant competitive advantage over our competitors due to their breadth of experiences and relationships. Presently, we do not pay compensation to the members of the Advisory Board.

Growth Strategies

We will strive to grow our business by pursuing the following strategies:

•	Expansion of our oil recovery projects in Utah;

•	Expansion of our remediation projects in Kuwait;

•	Expansion into new and complementary markets;

•	Increase of revenue via new service and product offerings;

•	Strategic acquisitions and licenses targeting complementary technologies; and

•	Redeployment of our metallic separation technology.

5

Expansion of our Oil Recovery Projects in Utah

The State of Utah has, according to the U.S. Geological Survey, approximately 14 billion barrels of measured oil in place with an additional estimated 23 to 28 billion barrels of oil contained in contaminated oil sands that are deposited near the ground surface. The majority of these oil sands deposits are located on land owned by SITLA. We believe, based on the number of estimated barrels of oil contained in oil sands deposits located on SITLA property, that there may be an opportunity to deploy as many as 100 RPCs to properties containing oil sands deposits owned by the State of Utah. We will seek to acquire additional properties and mineral rights in the vicinity of Vernal, Utah from individual land owners and the State of Utah with a goal of increasing our hydrocarbon holdings to as much as one billion barrels of contingent resources containing a minimum of 10% hydrocarbon saturation.

Expansion of our Remediation Projects in Kuwait

Our RPC technology was successfully used in our initial project for KOC in Kuwait, where we removed hydrocarbons from soil with more than 7% contamination and, following the process, the hydrocarbon contamination level of the soil was reduced to less than 0.5%, which was lower than the level needed to meet the project specifications. There is still approximately 26 million cubic meters of soil contaminated by oil as a result of the Iraqi invasion of Kuwait.

Pursuant to our recent agreement with DIC, we will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate.

Expansion into New and Complementary Markets

We intend to explore expansion opportunities on a global basis, including in places with extreme contamination such as the Ogoni Lands region of Nigeria, oil spill lakes located in Saudi Arabia and Turkmenistan, and naturally occurring oil sands deposits in Kazakhstan, where we believe our technology and service offerings may provide a distinct competitive advantage. We are currently in discussions with several groups for deploying our RPCs for remediation projects (primarily for oil spills, tank bottom sludge and drill cuttings) in Saudi Arabia, Qatar and Texas. Saudi Arabia has the objective to create a circular carbon economy that will ultimately have zero wasted hydrocarbons. Our technology is able to process tank bottom sludge, drill cuttings, and soils from hydrocarbon spills, returning the sand to less than 0.5% contamination while reclaiming the oil for waste energy use.

Increase of Revenue via New Service and Product Offerings.

To date, we have focused on the remediation of soil contaminated by oil. We are in the process of expanding our services to include the remediation of water and the recovery of hydrocarbons from water through our exclusive license with solvAQUA. We also intend to target other hydrocarbon remediation businesses that focus on, among other things, the cleaning of tank bottom sludge and the cleaning of the water used from drilling oil wells. Oil producers generally pay to dispose of sludge at the bottom of storage tanks and contaminated water produced from the drilling of oil wells. We believe that our technologies could be used to clean these contaminated products, while simultaneously recovering the heavy crude. We believe we will be able to offer these services at a cost that is very competitive with current methods and that our ability to recover the heavy crude for resale will give us a competitive advantage. The patented RPC technology, in conjunction with the enzymatic water remediation technology that we have licensed from solvAQUA, have the potential to eradicate all oil evaporation ponds and landfills in the United States presently utilized for disposal of tank bottom sludge and drill cutting waste. We are currently in early stage discussions relating to some of these remediation projects.

Strategic Acquisitions and Licenses Targeting Complementary Technologies

We intend to seek out opportunities to acquire or license only specific technologies that are either complementary to our existing product offerings or that will allow us to expand into the environmental infrastructure markets. In 2021 we entered into a license for smart sensor technologies for autonomous vehicles that we believe could be embedded directly into the asphaltic cement we intend to produce from the hydrocarbons we extract, providing the basis for smart roads and infrastructure. We believe that these sensors, which are self-powered, could be used to provide information about traffic, road conditions and repair needs as well as allowing the roads to communicate directly with autonomous vehicles enabling these vehicles to sense the road in all weather conditions. By complementing the asphaltic cement we expect to produce with integrated sensors for automated vehicles, we believe that we will be able to offer a smart road technology – moving this company from one of “Waste to Road” to one of “Waste to Smart Road”.

6

Redeployment of our Metallic Separation Technology

Our licensed metallic separation technology has successfully recovered precious metals including, but not limited to, gold, palladium, platinum, rodium and silver. We intend to modify our existing metallic separation equipment to allow us to capture a greater amount of the precious metals, which are typically wasted. We intend to redeploy our metallic separation technology machines in conjunction with our RPC machines to locations where precious metals have been detected in the soil and to standalone locations to process mine tailings and other soils.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common shares. The following, and other risks, are discussed more fully in the “Risk Factors” section of this prospectus:

•	We are an early stage operating company and we are subject to substantial risks inherent in the establishment of a new business venture;

•	We have historically suffered net losses and we may not be able to achieve or sustain future profitability;

•	We will require additional funding beyond this contemplated offering to fund our operations generally and such funding may not be available on acceptable terms or at all;

•	The COVID-19 pandemic has had and may continue to have a negative impact on our business and operations;

•	We rely on the experience and knowledge of our management team, Board of Directors and Advisory Board, and the loss of one or more members of our management team, Board of Directors and/or Advisory Board would adversely impact our business;

•	Our business is subject to extensive legal regulation and unexpected changes to law or increases to fees could have a significant adverse impact on our business;

•	Our primary business is impacted by the oil industry and manufacturing industry, which are subject to uncertain economic conditions;

•	We currently depend and are likely to continue to depend on a limited number of customers for a significant portion of our revenues; and

•	We may not be able to adequately protect our proprietary rights.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. See “Risk Factors — Risks Relating to Our Common Stock and the Offering — We are an ‘emerging growth company’ and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.” These provisions include:

•	being permitted to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure obligations regarding executive compensation arrangements;

•	not being required to hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

7

We have irrevocably elected to opt-out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Notwithstanding the above, we are also currently qualified as a “smaller reporting company” under SEC rules. In the event that we are still considered a smaller reporting company at such time as we cease to be an emerging growth company, the disclosure we will be required to provide in our filings with the SEC will increase, but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of their internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in their annual reports.

Reverse Stock Split

We effected a 1-for-30 reverse split of our outstanding shares of common stock (the “Reverse Stock Split”) via the filing of a certificate of change with the Nevada Secretary of State which was effective at the commencement of trading of our Common Stock on February 14, 2022. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects the Reverse Stock Split.

Corporate History and Information

The Company was originally organized on November 1, 2006 as a limited liability company in the State of Nevada as Genecular Holdings, LLC. Our name was changed to NGI Holdings, LLC on November 3, 2006. On April 30, 2008, we converted to a Nevada corporation and changed our name to Vivakor, Inc. pursuant to Articles of Conversion filed with the Nevada Secretary of State.

We have the following direct and indirect wholly-owned active subsidiaries: VivaVentures Management Company, Inc., a Nevada corporation, VivaSphere, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, and RPC Design and Manufacturing LLC, a Utah limited liability company. We have a 99.95% ownership interest in VivaVentures Energy Group, Inc., a Nevada Corporation; the 0.05% minority interest in VivaVentures Energy Group, Inc. is held by a private investor unaffiliated with the Company. We also have an approximate 49% interest in Vivakor Middle East Limited Liability Company, a Qatar limited liability company.

Our address is 433 Lawndale Drive South Salt Lake City, UT 84115. Our phone number is (949) 281-2606. Our website is: www.vivakor.com. The information on, or that can be accessed through, this website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

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THE OFFERING

Common stock offered by us	1,600,000 shares of common stock, par value $0.001

Public Offering Price	$5.00

Common stock to be outstanding after the offering:	14,811,707 shares. If the underwriter’s over-allotment option is exercised in full, the total number of shares of our common stock outstanding immediately after this offering will be 15,051,707.

Overallotment option:	We have granted the underwriters a 45-day option to purchase up to an additional 240,000 shares of common stock to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

Use of proceeds:	We expect to use the net proceeds from this offering for potential RPC unit expansion, working capital and other general corporate purposes including the potential repayment of outstanding bridge notes. See “Use of Proceeds.”

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 11 before deciding to invest in our securities.

Nasdaq trading symbol:	Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbols “VIVK”.

____________

The number of shares of common stock shown above to be outstanding after this offering is based on 12,378,374 shares outstanding as of February 3, 2022, and excludes the following:

•	14,560 shares of common stock issuable upon the conversion of $50,960 of various convertible notes payable that convert at a range between $3.00 and $3.75 per share;

•

86,173 shares of common stock issuable upon the conversion of $661,808 of certain convertible bridge notes that may be converted into common stock at the lesser of $12.00 or a discount of 20% to the offering price or repaid with the proceeds from this offering;

•	9,132 shares of common stock issuable upon the conversion of $102,500 of certain convertible bridge notes that may, at the option of the Company, be converted into common stock at a discount of 20% to the offering price or repaid with the proceeds from this offering;

•	2,000,000 shares of common stock reserved for future issuance under the new Vivakor Inc. 2021 Equity Incentive Plan (the “Vivakor 2021 Plan”),including 16,666 shares to be issued to a former employee, and options to purchase 166,667 shares to be issued to Matthew Nicosia, our Chief Executive Officer, pursuant to his employment agreement, all in the form of stock options that will be issued under the Vivakor 2021 Plan;

•	Non-statutory options to purchase 466,667 shares of common stock issued for services, including 333,334 options to purchase common stock issued to LBL Professional Consulting, Inc., and 133,333 options to purchase common stock issued to the Board of Directors (Al Ferrara, Trent Staggs, Joseph Spence, and Matthew Balk).

•	Any shares that may be issuable in exchange for convertible notes or LLC units of Viva Wealth Fund I, LLC, Vivaventures Royalty II LLC, and/or Vivaventures Opportunity Fund pursuant to the respective operating agreements of such entities, as described in this prospectus.

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We effected a 1-for-30 reverse split of our outstanding shares of common stock (the “Reverse Stock Split”) via the filing of a certificate of change with the Nevada Secretary of State which was effective at the commencement of trading of our Common Stock on February 14, 2022. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects the Reverse Stock Split.

Unless otherwise stated, all information in this prospectus assumes:

•	the automatic conversion of all outstanding shares of our Series A convertible preferred stock into an aggregate of 833,333 shares of common stock, the conversion of which will occur immediately prior to the consummation of this offering.

•	no exercise of the underwriters’ over-allotment option to purchase additional shares; and

•	no exercise of the warrants to be issued to the representative of the underwriters in connection with this offering as described in the “Underwriting — Representative’s Warrants” section of this prospectus.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the nine months ended September 30, 2021 and 2020 have been derived from our consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited condensed interim consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods. The share and per share information in the following discussion does not reflect the Reverse Stock Split.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2021	2020	2020	2019
	(unaudited)		(audited)
Consolidated Statements of Operations Data:
Revenues	$1,082,757	$1,416,051	$1,457,781	$–
Cost of revenues	1,050,676	1,323,378	1,356,378	–
Gross profit	32,081	92,673	101,403	–
Total operating expenses	5,299,296	2,668,044	4,949,795	2,303,181
Loss from operations	(5,267,215)	(2,575,371)	(4,848,392)	(2,303,181)
Total other income	722,350	210,630	2,443,987	618,177
Loss before provision for income taxes	(4,544,865)	(2,364,741)	(2,404,405)	(1,685,004)
Benefit for income taxes	–	102,492	(466,964)	(589,203)
Consolidated net loss	$(4,544,865)	$(2,262,249)	$(2,871,369)	$(2,274,207)
Net loss attributable to Vivakor, Inc.	$(2,803,342)	$(1,470,296)	$(2,183,697)	$(2,159,242)
Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

	As of September 30, 2021
	Actual	Pro Forma(1)(2)
Selected Balance Sheet Data (end of period):
Cash and marketable securities	$8,624,428	$8,624,428
Total assets	48,926,393	48,926,393
Total debt	14,167,358	14,167,358
Total liabilities	22,107,396	22,107,396
Total stockholders’ equity	26,818,997	26,818,997

(1) Each $0.10 increase (decrease) in the public offering price per share would increase (decrease) each of cash and marketable securities, total assets and total shareholders’ equity by approximately $145,455, assuming that the number of shares we are offering, as set forth on the cover page of this prospectus, remains the same and that the underwriters do not exercise their over-allotment option. Depending on market conditions and other considerations at the time we price this offering, we may sell a greater or lesser number of shares than the number set forth on the cover page of this prospectus. An increase (decrease) of 1,000,000 in the number of shares we are offering would increase (decrease) each of cash and marketable securities, total assets and total shareholders’ equity by approximately $3,760,713, assuming the public offering price per share remains the same.

(2) Pro forma information has been prepared giving the effect of the conversion of preferred stock in conjunction with this Offering. Separate pro forma earnings per share information has been prepared in the statements of operations for the three and nine months ended September 30, 2021 and 2020, giving the effect of the conversion of certain preferred stock in conjunction with this Offering.

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RISK FACTORS

Investing in our common stock involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Relating to our Business

We are at an early operational stage, and our success is subject to the substantial risks inherent in the establishment of a new business venture.

Our business and operations are in an early stage and subject to all of the risks inherent with new business ventures. Our initial operations have been focused on the remediation of soil and the extraction of hydrocarbons, such as oil, from properties contaminated by or laden with heavy crude oil and hydrocarbon-based substances. We intend to, but have not yet, completed the second stage of our operational strategy, selling the asphaltic cement and/or other petroleum-based products we are able to produce from the hydrocarbons we recover.

Our business and operations may not prove to be successful. We have deployed only two RPC units to date, including one unit to Kuwait (for which operations were temporarily suspended due to COVID-19) and another to Vernal, Utah (which is presently operating). We will need to scale our business beyond these two RPCs and demonstrate that our scaled-up recovery and remediation business can be profitable Any future success that we may enjoy will depend on many factors, some of which may be beyond our control, and others which cannot be predicted at this time. Although we began operations in 2008 as a technology acquisition company primarily focused on medical technologies, we have only been operating under our current business plan focused on soil remediation since 2011, and we have not yet proven to be profitable. We have not yet sold any substantial amount of products or services commercially and have not proven that our business model will allow us to identify and develop commercially feasible products or technologies.

We have historically suffered net losses, and we may not be able to sustain profitability.

We had an accumulated deficit of $33,050,530 as of September 30, 2021, and we expect to continue to incur significant development expenses in the foreseeable future related to the completion of the development and commercialization of our products. As a result, we are incurring operating and net losses, and it is possible that we may never be able to sustain the revenue levels necessary to achieve and sustain profitability. If we fail to generate sufficient revenues to operate profitably on a consistent basis, or if we are unable to fund our continuing losses, you could lose all or part of your investment.

We rely upon a few, select key employees who are instrumental in our ability to conduct and grow our business. In the event any of those key employees would no longer be affiliated with the Company, it may have a material detrimental impact as to our ability to successfully operate our business.

Our future success will depend in large part on our ability to attract and retain high-quality management, operations, and other personnel who are in high demand, are often subject to competing employment offers, and are attractive recruiting targets for our competitors. The loss of qualified executives and key employees, or our inability to attract, retain, and motivate high-quality executives and employees required for the planned expansion of our business, may harm our operating results and impair our ability to grow.

We depend on the continued services of our key personnel, including Matthew Nicosia, our Chief Executive Officer, Tyler Nelson, our Chief Financial Officer, and Daniel Hashim, our Chief Scientific Officer. Our work with each of these key personnel are subject to changes and/or termination, and our inability to effectively retain the services of our key management personnel, could materially and adversely affect our operating results and future prospects.

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We may have difficulty raising additional capital, which could deprive us of necessary resources, and you may experience dilution or subordinate stockholder rights, preferences and privileges as a result of our financing efforts.

We expect to continue to devote significant capital resources to fund the continued development of our RPCs and related technologies. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through the sale of public or private debt or equity financing or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technologies by others. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to obtain additional capital during 2021 through financing lease structures for our RPCs or other financing structures related to our RPCs. We also expect that the net proceeds from this offering, along with our current cash position, will enable us to fund our operating expenses and capital expenditure requirements for the next twelve months. Thereafter, unless we can achieve and sustain profitability, we anticipate that we will need to raise additional capital to fund our operations while we implement and execute our business plan.

Any future equity financing may involve substantial dilution to our then existing shareholders. Any future debt financing could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. There can be no assurance that such additional capital will be available, on a timely basis, or on terms acceptable to us. If we are unsuccessful in raising additional capital or the terms of raising such capital are unacceptable, then we may have to modify our business plan and/or curtail our planned activities and other operations.

If we raise additional funds through government or other third-party funding, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

Additionally, we have certain potential dilutive instruments, of which the conversion of these instruments could result in dilution to shareholders: As of February 3, 2022, the maximum potential dilution is 765,073 , and includes convertible notes payable convertible into approximately 115,073 shares of common stock, stock options granted to employees of 183,333 shares of common stock. Stock options granted to Board members or consultants of 466,667 shares of common stock were granted as of February 3, 2022. Additionally, the Series A Preferred Stock will convert into 833,333 shares of common stock at the time of the offering.

The COVID-19 pandemic has had and may continue to have a negative impact on our business and operations.

Our Kuwait operations were suspended to comply with the social distancing measures implemented in Kuwait. Our Utah operations were temporarily suspended from March through May 2020, but have since resumed in full. These suspensions have had a negative impact on our business and there can be no guaranty that we will not need to suspend operations again in the future as a result of the pandemic. We are closely monitoring the COVID-19 pandemic and the directives from federal and local authorities in the United States and in Kuwait affecting not only our workforce, but those of companies with whom we work.

Economic conditions in the current period of disruption and instability could adversely affect our ability to access the capital markets, in both the near and long term, and thus adversely affect our business and liquidity.

The current economic conditions related to the COVID-19 pandemic have had, and likely will continue to have for the foreseeable future a negative impact on the capital markets. Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Failure to effectively manage our expected growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our expected growth could place a strain on our managerial, operational and financial resources. Further, if our subsidiaries’ businesses grow, then we will be required to manage multiple relationships. Any further growth by us or our subsidiaries, or any increase in the number of our strategic relationships, will increase the strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect on our financial condition, business prospects and operations and the value of an investment in our company.

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We will need to achieve commercial acceptance of our products to continue to generate revenues and sustain profitability.

Our goal is to ultimately produce asphaltic cement and/or other petroleum-based products from the hydrocarbons we recover and sell these products to customers; however, we may not be able to successfully commercialize our products, and even if we do, we may not be able to do so on a timely basis. Superior competitive technologies may be introduced, or customer needs may change, which will diminish or extinguish the commercial uses for our applications. We cannot predict when significant commercial market acceptance for our products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If the markets fail to accept our products, then we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and profitability will depend substantially on our ability to manufacture and deploy additional RPCs and produce asphaltic cement to the specifications required by each of our potential customers.

The ownership by our chief executive officer and chairman of Common Stock could limit your ability to influence corporate matters.

Immediately after the offering, Mr. Matthew Nicosia, our chief executive officer, will be the beneficial owner of 4,189,690 shares of Common Stock, which represents approximately 31.71% of the total voting power. As a result, our chief executive officer would have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

We have identified a material weakness in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected. If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We have identified a material weakness in our internal controls related to management not yet having completed a formal assessment of internal controls. Management anticipates completing the formal assessment in 2021. We believe that we will have substantially resolved our previously identified material weakness in our internal controls as a result of implementation of new policies and procedures. There can be no assurances that weakness in our internal controls will not occur in the future.

If we identify new material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting (if and when required), we may be late with the filing of our periodic reports, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. As a result of such failures, we could also become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources from our core business, and would have a material adverse effect on our business, financial condition and results of operations.

A major portion of our business is dependent on the oil industry, which is subject to numerous worldwide variables.

Our prospective customers are concentrated in the oil industry. As a result, we will be subject to the success of the oil industry, which is subject to substantial volatility based on numerous worldwide factors. A decline in the oil industry may have a material adverse effect on our business, financial condition, results of operations and cash flows. The oil and gas industry is competitive in all its phases. Competition in the oil and gas industry is intense. We will compete with other participants in the search for oil sand properties and in the marketing of oil and other hydrocarbon products. Our customers could include competitors such as oil and gas companies that have substantially greater financial resources, staff and facilities than those of our customers and lessees. Competitive factors in the distribution and marketing of oil and other hydrocarbon products include price and methods and reliability of delivery.

Within the oil remediation market, demand for our services will be limited to a specific customer base and highly correlated to the oil industry. The oil industry’s demand for equipment is affected by a number of factors including the volatile nature of the oil industry’s business, increased use of alternative types of energy and technological developments in the oil extraction process. A significant reduction in the target market’s demand for oil would reduce the demand for the equipment, which would have a material adverse effect upon our business, financial condition, results of operations and cash flows.

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Low oil prices may substantially impact our ability to generate revenues.

Low oil prices may negatively impact our ability to operate. The demand for our products and services depend, in part, on the price of oil and the margins oil producers receive on the sale of oil. Oil prices are volatile and can fluctuate widely based upon a number of factors beyond our control. Any decline in the prices of and demand for oil could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We require a variety of permits to operate our business. If we are not successful in obtaining and/or maintaining those permits it will adversely impact our operations.

Our business requires permits to operate. Our inability to obtain permits in a timely manner could result in substantial delays to our business. In addition, our customers may not receive permitting for our equipment’s specific use and we may be unable to adjust our equipment to meet our customer’s permitting needs. The issuance of permits is dependent on the applicable government agencies and is beyond our control and that of our customers. There can be no assurance that we and/or our customers will receive the permits necessary to operate, which could substantially and adversely affect our operations and financial condition.

We are required to pay permit and approval fees to operate in certain business segments and locations. If we are not able to pay those fees it would adversely impact our business.

We are required to pay various types of permit and approval fees to the applicable governmental and quasi-governmental agencies to operate our business. These fees are subject to change at the discretion of the various agencies. Our inability to pay these permit and approval fees could substantially and adversely affect our operations and financial condition.

We, and our customers and prospective customers, are subject to numerous governmental regulations, both domestically and internationally. In order to operate successfully we must be able comply with these regulations.

Current and future government laws, regulations and other legal requirements may increase the costs of doing business or restrict business operations. Laws, regulations and other legal requirements, such as those relating to the protection of the environment and natural resources, health, business and tax have an effect on our cost of operation or those of our customers. Such governmental regulation may result in delays, cause us to incur substantial compliance and other costs and prohibit or severely restrict our business or that of our customers, which could have an adverse effect on our business, financial condition, results of operations and cash flows.

Based on the nature of our business we currently depend and are likely to continue to depend on a limited number of customers for a significant portion of our revenues.

We currently have two customers in Utah and a single customer in Kuwait. The failure to obtain additional customers or the loss of all or a portion of the revenues attributable to any current or future customer as a result of competition, creditworthiness, inability to negotiate extensions or replacement of contracts or otherwise could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If our customers do not enter into, extend or honor their contracts with us, our profitability could be adversely affected. Our ability to receive payment for production depends on the continued solvency and creditworthiness of our customers and prospective customers. If any of our customers’ creditworthiness suffers, we may bear an increased risk with respect to payment defaults. If customers refuse to accept our equipment or make payments for which they have a contractual obligation, our revenues could be adversely affected. In addition, if a substantial portion of our contracts are modified or terminated and we are unable to replace the contracts (or if new contracts are priced at lower levels), our results of operations will be adversely affected.

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Our primary business is impacted by the oil industry and the manufacturing industry, which are subject to uncertain economic conditions.

The global economy is subject to fluctuation and it is unclear how stable the oil industry and the manufacturing industry will be in the future. As a result, there can be no assurance that the business will achieve anticipated cash flow levels. Further, recent world events evolving out of trade disputes, increased terrorist activities and political and military action, and the COVID-19 pandemic, among other events, have created an air of uncertainty concerning the stability of the global economy. Historically, such events have resulted in disturbances in financial markets, and it is impossible to determine the likelihood of future events. Any negative change in the general economic conditions in the United States and globally could adversely affect the financial condition and operating results of the business. We plan to expand our level of operations. Slower economic activity, concerns about inflation or deflation, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns in the general economy and recent international conflicts and terrorist and military activity have resulted in a downturn in worldwide economic conditions, especially in the United States. Political and social turmoil related to international conflicts and terrorist acts may place further pressure on economic conditions in the United States and worldwide. These political, social and economic conditions make it extremely difficult for us to accurately forecast and plan future business activities. If such conditions continue or worsen, then our business, financial condition and results of operations could be materially and adversely affected.

We will continue to be subject to competition in our business.

Our oil remediation equipment utilizes specific technology to extract oil from sand. Oil producers are continually investigating alternative oil production technologies with a view to reduce production costs. In addition, industries that compete with the oil industry, such as the electric power industry, also continue to innovate and create products that compete with the oil industry. There can be no assurance that superior alternative technologies will emerge, which could reduce the demand for and price of our product and services.

The market for our products and services is highly competitive and is becoming more so, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. We expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than we do. As a result, these competitors may be able to:

•	develop and expand their product offerings more rapidly;

•	adapt to new or emerging changes in customer requirements more quickly;

•	take advantage of acquisition and other opportunities more readily; and

•	devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can.

We carry insurance coverage against liabilities for personal injury, death and property damage, but there is no guarantee this coverage will be sufficient to cover us against all claims.

Although, we maintain insurance coverage against liability for personal injury, death and property damage. There can be no assurance that this insurance will be sufficient to cover any such liabilities. We may not be insured or fully insured against the losses or liabilities that could arise from a casualty in the business operations. In addition, there can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical basis or that the current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may incur a significant liability.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness and value of our intellectual property. To protect our proprietary rights, we will rely on a combination of patents, copyrights and trade secrets, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	Issued patents may not provide us with any competitive advantages;

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•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this type of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on our business and our financial results.

Our primary business operations rely on our ability to transport our equipment to different locations. Any impact on the cost, availability and reliability of transportation could adversely affect our business.

The availability and reliability of transportation and fluctuation in transportation costs could negatively impact the business. Transportation logistics play an important role in the sale of our products and services and in the oil industry generally. Delays and interruptions of transportation services because of accidents, failure to complete construction of infrastructure, infrastructure damage, lack of capacity, weather-related problems, governmental regulation, terrorism, strikes, lock-outs, third-party actions or other events could impair the operations of our customers and may also directly impair our ability to commence or complete production or services, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The lands on which we conduct our business operations must be properly zoned for our services. If they aren’t then it could impact our business.

The lands on which we conduct our business operates must comply with applicable zoning regulations. Any unknown or future violations could limit or require us to cease operations.

Data security breaches are increasing worldwide. If we are the victim of such a breach it will materially impact our business.

We will collect and retain certain personal information provided by our employees and investors. We intend to implement certain protocols designed to protect the confidentiality of this information and periodically review and improve our security measures; however, these protocols may not prevent unauthorized access to this information. Technology and safeguards in this area are consistently changing and there is no assurance that we will be able to maintain sufficient protocols to protect confidential information. Any breach of our data security measures and disbursement of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect our business and financial performance.

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We may indemnify our directors and officers against liability to us and holders of our securities, and such indemnification could increase our operating costs.

Our bylaws allow us to indemnify our directors and officers against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable. If our officers and directors file a claim against us for indemnification, the associated expenses could also increase our operating costs.

We may be subject to liability if our equipment does not perform as expected.

We may be exposed to liability in the event our equipment does not perform as expected. We intend to enter into contracts with customers, which will grant certain rights with respect to the condition and use of our products. Certain contractual and legal claims could arise in the event the equipment does not perform as expected and in the event of personal injury, death or property damage as a result of the use of our equipment. There can be no assurance that particular risks are insured or, if insured, will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. We may be liable for any defects in the equipment or its products and services and uninsured or underinsured personal injury, death or property damage claims.

Our business depends on our ability to manufacture various pieces of equipment, many of which are quite large. Any disruption in our manufacturing ability will adversely affect our business and operations.

Our business involves manufacturing and plant operation risks of delay that may be outside of our control. Production or services may be delayed or prevented by factors such as adverse weather, strikes, energy shortages, shortages or increased costs of materials, inflation, environmental conditions, legal matters and other unknown contingencies. Our business also requires certain manufacturing apparatus to manufacture the equipment. If the manufacturing apparatus were to suffer major damage or are destroyed by fire, abnormal wear, flooding, incorrect operation or otherwise, we may be unable to replace or repair such apparatus in a timely manner or at a reasonable cost, which would impact the our ability to stay in production or service. Any significant downtime of the equipment manufacturing could impair our ability to produce for or serve customers and materially and adversely affect our results of operations. In addition, changes in the equipment plans and specifications, delays due to compliance with governmental requirements or impositions of fees or other delays could increase production costs beyond those budgeted for the business. If any cost overruns exceed the funds budgeted for operations, the business would be negatively impacted.

Any accident at our manufacturing facilities could subject us to substantial liability.

The manufacturing and operation of the equipment involves hazards and risks which could disrupt operations, decrease production and increase costs. The occurrence of a significant accident or other event that is not fully insured could adversely affect our business, financial condition, results of operations and cash flows.

If critical components become unavailable or our suppliers delay their production of our key components, our business will be negatively impacted.

Our ability to get key components to build our equipment is crucial to our ability to manufacture our products. These components are supplied by certain third-party manufacturers, and we may be unable to acquire necessary amounts of key components at competitive prices.

If we are successful in our growth, outsourcing the production of certain parts and components would be one way to reduce manufacturing costs. We plan to select these particular manufacturers based on their ability to consistently produce these products according to our requirements in an effort to obtain the best quality product at the most cost-effective price. However, the loss of all or any one of these suppliers or delays in obtaining shipments would have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all. If we get to that stage of growth, such loss of manufacturers could cause us to breach any contracts we have in place at that time and would likely cause us to lose sales.

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Any shortage of skilled labor would have a detrimental impact on our ability to provide our products and services.

The manufacturing and operating of the equipment requires skilled laborers. In the event there is a shortage of labor, including skilled labor, it could have an adverse impact on our productivity and costs and our ability to expand production in the event there is an increase in demand for our product or services.

We rely on third party contractors for some of our operations. If we are unable to find quality contractors, it would severely impact our business.

We outsource certain aspects of our business to third party contractors. We are subject to the risks associated with such contractors’ ability to successfully provide the necessary services to meet the needs of our business. If the contractors are unable to adequately provide the contracted services, and we are unable to find alternative service providers in a timely manner, our ability to operate the business may be disrupted, which may adversely affect our business, financial condition, results of operations and cash flows.

Union activities could adversely impact our business.

While none of our employees are currently members of unions, we may become adversely effected by union activities. We are not subject to any collective bargaining or union agreement; however, it is possible that future employees may join or seek recognition to form a labor union or may be required to become a labor agreement signatory. If some or all of our employees become unionized, it could adversely affect productivity, increase labor costs and increase the risk of work stoppages. If a work stoppage were to occur, it could interfere with the business operations and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Although we do not believe that we are, or will be, an investment company covered by the Investment Company Act of 1940, if we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to engage in strategic transactions.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, (the “Investment Company Act”). Additionally, a company that is not and does hold itself out as being engaged primarily in the business of investing, reinvesting, owning, trading or holding certain types of securities may nevertheless be deemed an investment company under the Investment Company Act if more than 40% of such company’s assets are deemed to be “investment securities.”

We are not in the business of buying and selling securities of other companies. As our strategy had involved the Company investing in other companies, including Scepter Holdings and Odyssey Group International, it is possible that we could be deemed an investment company, although, given the nature and extent of our business operations, we do not believe that we are or will be subject us to the Investment Company Act. Our investments in Scepter Holdings and Odyssey Group International arose from loan agreements that were settled in the form of equity because cash was not available for the borrowers, and we have recently sold, in a private transaction, all of our shares of Odyssey Group International. The Company has not traded or sold any securities of other companies that it has acquired. For those LLCs for which the Company serves as manager, it has been disclosed in the business plan of these LLCs that their primary business is manufacturing heavy machinery or to provide the Company with cash to specifically manufacture or purchase heavy machinery in exchange for a royalty from the production of the heavy machinery. These entities do not engage in activities such as investing, reinvesting, owning, holding or trading “investment securities,” and neither the units of ownership for these entities, nor rights to royalties, have any market and are not traded, and such interests are accounted for at cost.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Presently, our “investment securities,” which include our holdings in Scepter Holdings, as well as certain entities described in our corporate structure, comprise approximately 7% of our total assets, which is below such 40% threshold. As our business continues to develop and production increases, the percentage of our total assets comprised of investment securities is expected to decline substantially; however, in the event that the percentage of our holdings in investment securities increases, we risk exceeding such 40% threshold and being deemed an investment company. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

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In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Risks Relating to our Common Stock and the Offering

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

Because we will not pay dividends on our common stock in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid cash dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

Our share price has been, and will likely continue to be, volatile, and you may be unable to resell your shares at or above the price at which you acquired them.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

•	variations in our revenue and operating expenses;

•	market conditions in our industry and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	developments in the financial markets and worldwide or regional economies;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our common stock or other securities by us or in the open market;

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•	changes in the market valuations of other comparable companies;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk Factors” section.

The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.89 per share, based on the public offering price of $5.00 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

If our common stock is approved for listing on the Nasdaq Capital Market and we subsequently fail to meet any of Nasdaq’s continued listing requirements, our common stock may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Although the shares being offered will not initially be subject to the penny stock rules, if we do not retain a listing on the Nasdaq Capital Market or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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The Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares of common stock that will be outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their common stock and greater difficulty effecting such sales.

Following the Reverse Stock Split the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a common stock price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at a public offering price of $5.00 per share of Common Stock, our existing stockholders will own approximately 83.57% of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at a public offering price of $5.00 per share of Common Stock, there will be 14,811,707 shares of our common stock outstanding. In addition, our articles of incorporation, as amended, will permit the issuance of up to approximately 26,854,960 additional shares of common stock after the completion of this offering. Thus, we will have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of us and our directors and officers, and 90 days from the date of this offering in the case of our stockholders who beneficially own more than 5% of our common stock directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

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Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our articles of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our Second Amended and Restated Articles of Incorporation, which we intend to adopt in connection with this offering, following the approval of our shareholders (“Second Amended and Restated Articles of Incorporation”) and our bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board of Directors to thwart a takeover attempt;

•	provide that vacancies on our Board of Directors, including newly created directorships, may be filled by a majority vote of directors then in office;

Our Second Amended and Restated Articles of Incorporation, which we intend to adopt in connection with this offering, following the approval of our shareholders, provide that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Second Amended and Restated Articles of Incorporation or the bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of these Second Amended and Restated Articles of Incorporation or the bylaws. The Second Amended and Restated Articles of Incorporation further provide that, for the avoidance of doubt, this exclusive forum provision shall not be applicable to any action brought under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article XV of the Second Amended and Restated Articles of Incorporation.

There exists uncertainty, however, as to whether such forum selection provisions of our Second Amended and Restated Articles of Incorporation would be enforced by a court.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that present our current expectations or forecasts of future events. These statements do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products and services, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products and services;

•	increased levels of competition;

•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

•	our relationships with our key customers;

•	adverse conditions in the industries in which our customers operate;

•	our ability to retain and attract senior management and other key employees;

•	our ability to quickly and effectively respond to new technological developments;

•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares that we are offering will be approximately $6,505,713 (or approximately $7,603,713 if the underwriter exercises its option to purchase additional shares of common stock from us in full), based on an a public offering price of $5.00 per share of Common Stock, and after deducting the underwriting discounts and commissions and estimated offering expenses. We anticipate paying approximately $1,046,240 for repayment of debt, $2,500,000 for the potential expansion of RPC units, and $2,959,473 for working capital and general corporate purposes. The repayment of debt of approximately $1,046,240 is comprised of the following outstanding debt: convertible debt of $311,111, which carries an interest rate of 12% per annum and has a maturity date of March 31, 2022, convertible debt of $350,696, which carries an interest rate of 12% per annum and has a maturity of April 13, 2022, and $384,433 of other debt which carries an interest rate of 10% per annum, and has a maturity of April 1, 2022. All of the proceeds of such indebtedness is short-term borrowings used for working capital.

We currently expect to use the net proceeds of this offering primarily for working capital and other general corporate purposes, potential RPC unit expansion, and potential repayment of outstanding bridge notes.

We believe that the net proceeds from this offering together, along with our current cash position, will be sufficient to fund our operations for at least the next 12 months, although we cannot assure you that this will occur.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

The following table sets forth the quarterly high and low closing sales price of our common stock on the OTCPink for the two most recent fiscal years. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. Prices in the tables below have been presented to reflect the Reverse Stock Split.

Period	High	Low
Fiscal Year 2022:
First Quarter (through February 8, 2022)	$10.50	$8.67

Fiscal Year 2021:
First Quarter	$14.10	$9.36
Second Quarter	15.00	9.00
Third Quarter	11.10	6.93
Fourth Quarter	9.00	6.38

Fiscal Year 2020:
First Quarter	$8.10	$3.69
Second Quarter	9.90	6.75
Third Quarter	19.50	9.00
Fourth Quarter	15.60	11.25

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our Board of Directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our Board of Directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2021. Such information is set forth on the following basis:

•	actual basis; and

•	on a pro forma basis after giving effect to the conversion of all of our preferred stock outstanding immediately prior to this offering into 833,333 shares of common stock; and

•	on a pro forma as adjusted basis, giving further effect to the sale by us of 1,600,000 shares of common stock in this offering at a public offering price of $5.00 per share of Common Stock, after deducting underwriting discounts and commissions and estimated offering expenses.

The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus. The share and per share information in the following table does not reflect the Reverse Stock Split.

	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and marketable securities	$8,624,428	$6,505,713	$15,130,141
Total liabilities	22,107,396	–	22,107,396
Stockholders’ Equity
Preferred stock, $0.001 par value; 102,000,000 shares authorized:
Series A, 2,000,000 shares issued and outstanding as of September 30, 2021;	2,000	(2,000)	–
Common stock, $.001 par value; 1,250,000,000 shares authorized; 369,337,713 and 442,337,713 were issued and outstanding as of September 30, 2021 on an actual and pro-forma adjusted basis, respectively	369,338	73,000	442,338
Additional paid in capital	57,260,622	6,434,713	63,695,335
Treasury Stock, at cost	(20,000)	–	(20,000)
Accumulated deficit	(33,050,530)		(33,050,530)
Total Vivakor, Inc. stockholders’ equity	24,561,430	–	31,067,143
Equity attributed to noncontrolling interests	$2,257,567	$–	$2,257,567
Total Stockholders’ equity (deficit)
Total Capitalization	$26,818,997	$–	$33,324,710

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The above discussion and table is based on 13,144,590 outstanding shares of common stock as of September 30, 2021 after taking into account the conversion of all of our preferred stock outstanding immediately prior to this offering into 833,333 shares of common stock, and excludes:

•	14,560 shares of common stock issuable upon the conversion of $50,960 of various convertible notes payable that convert at a range between $3.00 and $3.75;

•	84,407 shares of common stock issuable upon the conversion of $608,577 of certain convertible bridge notes that may be converted into common stock at the lesser of $12.00 or a discount of 20% to the offering price or repaid with the proceeds from this offering;

•	78,249 shares of common stock issuable upon the conversion of $561,517 of certain convertible bridge notes that may, at the option of the Company, be converted into common stock at a discount of 20% to the offering price or repaid with the proceeds from this offering;

•	2,000,000 shares of common stock reserved for future issuance under the new Vivakor Inc. 2021 Equity Incentive Plan (the “Vivakor 2021 Plan”), including 16,666 shares to be issued to a former employee, and options to purchase 166,667 shares to be issued to Matthew Nicosia, our Chief Executive Officer, pursuant to his employment agreement, all in the form of stock options that will be issued under the Vivakor 2021 Plan;

•	Non-statutory options to purchase 466,667 shares of common stock issued for services, including 333,334 options to purchase common stock issued to LBL Professional Consulting, Inc., and 133,333 options to purchase common stock issued to the Board of Directors (Al Ferrara, Trent Staggs, Joseph Spence, and Matthew Balk); and

•	Any shares that may be issuable in exchange for LLC units of Vivaventures Royalty II LLC and/or Vivaventures Opportunity Fund pursuant to the respective operating agreements of such entities, as described in this prospectus.

We effected a 1-for-30 reverse split of our outstanding shares of common stock (the “Reverse Stock Split”) via the filing of a certificate of change with the Nevada Secretary of State which was effective at the commencement of trading of our Common Stock on February 14, 2022. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects the Reverse Stock Split.

Unless otherwise stated, all information in this prospectus assumes:

•	the automatic conversion of all outstanding shares of our Series A convertible preferred stock into an aggregate of 833,333 (as of September 30, 2021) shares of common stock, the conversion of which will have been completed immediately prior to the consummation of this offering.

•	no exercise of the underwriters’ over-allotment option to purchase additional shares; and

•	no exercise of the warrants to be issued to the representative of the underwriters in connection with this offering as described in the “Underwriting — Representative’s Warrants” section of this prospectus.

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DILUTION

If you invest in our securities, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you pay in this offering and the as adjusted net tangible book value per share of common stock immediately following this offering.

Net tangible book value per common share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our net tangible book value as of September 30, 2021 was approximately $9,926,862 or $0.81 per share of common stock, based upon 12,311,257 shares of common stock outstanding.

Our net tangible book value as of September 30, 2021 was approximately $9,926,862, or $0.76 per share of common stock, after giving effect to the conversion of all of our preferred stock outstanding immediately prior to this offering into 833,333 shares of common stock.

After giving effect to the sale of shares of common stock in this offering, at a public offering price of $5.00 per share of common stock, and after deducting the underwriting discount and commission and our estimated offering expenses, our as adjusted net tangible book value as of September 30, 2021 would have been $16,432,575 or $1.11 per share. This represents an immediate increase in net tangible book value (deficit) of $0.35 per share to existing stockholders and an immediate dilution of $3.89 per share to new investors purchasing shares in the offering. If the public offering price is higher or lower than the assumed public offering price, the dilution to new investors will be greater or lower, respectively.

The following table illustrates this per share dilution:

Assumed public offering price per share		$5.00
Net tangible book value per share	$0.81
Decrease per share due to the conversion of all shares of preferred stock	0.05
Pro forma net tangible book value per share as of September 30, 2021	0.76
Increase in net tangible book value per share attributable to new investors	0.37
Pro forma as adjusted net tangible book value per share after this offering		1.11
Dilution in net tangible book value per share to new investors		$3.89

If the underwriter’s overallotment option is exercised in full, the pro forma as adjusted net tangible book value following the offering will be $1.17 per share, and the dilution to new investors in the offering will be $3.83 per share.

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The information above is based on 13,144,590 outstanding shares of common stock as of September 30, 2021, after taking into account the conversion of all of our preferred stock outstanding immediately prior to this offering into 833,333 shares of common stock, and excludes:

•	14,560 shares of common stock issuable upon the conversion of $50,960 of various convertible notes payable that convert at a range between $3.00 and $3.75;

•	84,807 shares of common stock issuable upon the conversion of $608,577 of certain convertible bridge notes that may be converted into common stock at the lesser of $12.00 or a discount of 20% to the offering price or repaid with the proceeds from this offering;

•	78,249 shares of common stock issuable upon the conversion of $561,517 of certain convertible bridge notes that may, at the option of the Company, be converted into common stock at a discount of 20% to the offering price or repaid with the proceeds from this offering;

•	2,000,000 shares of common stock reserved for future issuance under the new Vivakor Inc. 2021 Equity Incentive Plan (the “Vivakor 2021 Plan”),(including 16,666 shares to be issued to a former employee, and options to purchase 166,667 shares to be issued to Matthew Nicosia, our Chief Executive Officer, pursuant to his employment agreement, all in the form of stock options that will be issued under the Vivakor 2021 Plan;

•	Non-statutory options to purchase 466,667 shares of common stock issued for services, including 333,334 options to purchase common stock issued to LBL Professional Consulting, Inc., and 133,333 options to purchase common stock issued to the Board of Directors (Al Ferrara, Trent Staggs, Joseph Spence, and Matthew Balk).

•	Any shares that may be issuable in exchange for LLC units of Vivaventures Royalty II LLC and/or Vivaventures Opportunity Fund pursuant to the respective operating agreements of such entities, as described in this prospectus.

We effected a 1-for-30 reverse split of our outstanding shares of common stock (the “Reverse Stock Split”) via the filing of a certificate of change with the Nevada Secretary of State which was effective at the commencement of trading of our Common Stock on February 14, 2022. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects the Reverse Stock Split.

Unless otherwise stated, all information in this prospectus assumes:

•	the automatic conversion of all outstanding shares of our Series A convertible preferred stock into an aggregate of 833,333 shares of common stock, the conversion of which will have been completed immediately prior to the consummation of this offering.

•	no exercise of the underwriters’ over-allotment option to purchase additional shares; and

•	no exercise of the warrants to be issued to the representative of the underwriters in connection with this offering as described in the “Underwriting — Representative’s Warrants” section of this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the “Summary Statements of Operations Data” and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus particularly on page 11 entitled “Risk Factors”.

The share and per share information in the following discussion does not reflect the Reverse Stock Split.

Overview

Vivakor, Inc. is a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, primarily focused on soil remediation. We specialize in the remediation of soil and the extraction of hydrocarbons, such as oil, from properties contaminated by or laden with heavy crude oil and other hydrocarbon-based substances.

Plan of Operation

We are focused on the remediation of contaminated soil and water resulting from either man-made spills or naturally occurring deposits of oil. Our primary focus has been the remediation of oil spills resulting from the Iraqi invasion of Kuwait and naturally occurring oil sands deposits in the Uinta basin located in Eastern Utah. We plan to expand into other markets, both in Utah and globally, where we believe our technology and services will provide a distinct competitive advantage over our competition.

We have historically suffered net losses, including net losses of approximately $2,803,342 and $1,470,296 for the nine months ended September 30, 2021 and 2020, and $2,183,697 and $2,159,242 for the years ended December 31, 2020 and 2019, respectively. We had an accumulated deficit of $33,050,530 and $30,204,992 as of September 30, 2021 and December 31, 2020.

We will need to raise additional capital in order to scale up production and deployment of our RPCs. We may continue to sell our equity investments that are traded in an active market to raise capital, as well as our precious metal concentrate, assuming there is demand and we are able to negotiate acceptable contract terms. We may need to raise additional capital through loans from current stockholders, public or private equity or debt offerings, grants, or strategic arrangements with third parties. There can be no assurance that additional capital will be available to us on acceptable terms, or at all. If we are not able to obtain additional financing on a timely basis, we may be required to scale down or perhaps even cease the operation of our business. The issuance of additional equity securities could result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to raise additional capital, we will need to adjust our current business plan.

We have no material commitments or contractual purchase obligations for the next twelve months.

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Working Interest Agreements

To assist in the funding for the manufacture of our first two RPCs, between 2015 and 2017, we entered into working interest agreements with Vivaventures UTSI LLC (“VV UTSI”) and Vivaventures Royalty II LLC (“VV RII”), respectively, pursuant to which VV UTSI and VV RII purchased revenue participation rights and working interest payables in exchange for payments to us of $5 million and $8 million, respectively. VV UTSI and VV RII are investment limited liability companies that are pass through entities to individual investors that have purchased Class B Units in these entities. The working interest agreements require us to make quarterly payments to VV UTSI and VV RII equal to 25% of the gross revenues that we generate from our RPCs for such quarter for 20 years after operations commence. The investors in these entities are entitled to receive their pro rata portion of these payments. These agreements also require us to make working interest budget payments to VV UTSI and VV RII, which are accounted for as a working interest payable. The working interest payable is paid down through pass-through expenses or cash according to the contract. The agreements give each of VV UTSI and VV RII a security interest in all of our collateral, including a security interest in 20 million shares of our common stock; the security interest in VV UTS1 has been released. Holders of VV RII Class B Units have the right to exchange their Class B Units for our common stock any time after the one year anniversary of their date of purchase and before the date that is 10 years and six months after the date they purchased their Class B Units. The number of shares of our common stock to be issued upon exchange will be determined by the fair market value of the LLC units and the discount to market ranging from between 5% and 25% depending on the year of exchange. The working interest agreements with VV UTSI and VV RII are accounted for as debt. For further information on these working interest agreements, see Note 16 in the Notes to the Audited Consolidated Financial Statements. In 2016 and 2017, the VV UTSI investors were issued an aggregate of 3,390,000 shares of our Series B-1 Preferred Stock, with a relative fair value of $0.25 per share at the time of issuance as additional consideration for their original investment. The Company also issued 3,185,000 common stock purchase warrants to these investors. The relative fair value of the warrants and the Series B-1 preferred stock in aggregate was $1,488,550, and was recorded as a debt discount, which is amortized to interest expense over the term of the working interest agreements using the effective interest method. The Company issued an additional 768,160 shares of Series C-1 Preferred Stock to these investors in order to compensate them for our first RPC unit having been taken offline in May 2018 to be shipped to Kuwait for remediation services. All Series C-1 Preferred Stock were converted to common stock on May 4, 2021. The Company made its first payment of $7,735 in the second quarter of 2021 and continues its quality control processes. The RPC is estimated to enter scaled up operations in early 2022 and make estimated annual payments of $1,957,551. The Company estimates future payments based on revenue projections for the RPCs.

VV UTSI is a Nevada limited liability company, managed by Vivaventures Management Company, Inc., a Nevada corporation, a wholly owned subsidiary of Vivakor, Inc. (“VVMCI”). VV UTSI is authorized to issue 1,001,000 units, of which 1,000 Units are designated Class A Units, and 1,000,000 Units are designated Class B Units, subject to increase and/or designation of new classes pursuant to the authority of the Manager, as approved by a majority in interest of the holders of Class A Units. VVMCI is the holder of all 1,000 Class A Units. Class B Units have the same economic rights as the Class A Units, but Class B Units do not have voting rights, except as is required pursuant to the Nevada Revised Statutes. Capital accounts are maintained for the members and, subject to certain adjustment provisions VV UTSI’s LLC Agreement, net income, net loss and nonrecourse deductions attributable to operations of VV UTSI will be allocated among members in accordance with their percentage interests. VV UTSI cannot require members to make additional capital contributions. Except as may be provided in VV UTSI’s LLC agreement, no member may withdraw any portion of the capital of the VV UTSI, and no member will be entitled to the return of its contribution to the capital of the VV UTSI except upon dissolution of the VV UTSI in accordance with the dissolution provisions of VV UTSI’s LLC agreement. Subject to certain special allocation provisions of VV UTSI’s LLC agreement, all income, gains, losses, deductions and credits of VV UTSI will be allocated for federal, state and local income tax purposes in accordance with the allocations of net income and net loss, and cash will be distributed by the VV UTSI Manager in accordance with VV UTSI’s LLC agreement to the Members, including for payment of accrued taxes. Assignment or transfer of VV UTSI membership interests is prohibited, except as expressly permitted in VV UTSI’s LLC agreement, including in connection with estate planning. Rights of first refusal are available, first to VV UTSI, and then to VV UTSI’s other membership interests, in the event a VV UTSI member desires to sell VV UTSI Units.

VV RII is a Nevada limited liability company, managed by VVMCI. VV RII is authorized to issue 1,001,000 units, of which 1,000 Units are designated Class A Units, and 1,000,000 Units are designated Class B Units, subject to increase and/or designation of new classes pursuant to the authority of the Manager, as approved by a majority in interest of the holders of Class A Units. VVMCI is the holder of all 1,000 Class A Units. Class B Units have the same economic rights as the Class A Units, but Class B Units do not have voting rights, except as is required pursuant to the Nevada Revised Statutes.

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Upon purchasing Class B Units, such VV RII member was issued a conversion option to purchase shares of Vivakor common stock (the “VV RII Conversion Option”). The VV RII Conversion Option is exercisable at any time during the period beginning on the first anniversary of the date of purchase of the VV RII Class B Units until the date that is five years and six months from the date of purchase of the VV RII Class B Units. Upon exercise of the VV RII Conversion Option, such member will convert all of his remaining value of the revenue participation rights into Vivakor Common Stock, and such member would cancel all of his remaining VV RIII Class B Units. The purchase price of the VV RII Conversion Option shall be the original purchase price of the Class B Units adjusted for the number of years it was held by such member. The twenty-year term of the revenue participation right begins on the date an extraction machine funded by VV RII is placed into production. The amortization of member participation rights will be on a straight-line basis. Pursuant to the VV RII Conversion Option, the exercise price will be based on a discount to market for Vivakor Common Stock based on a minimum conversion price that will not be lower than 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e., The Nasdaq Capital Market or New York Stock Exchange).

Capital accounts are maintained for the members and, subject to certain adjustment provisions VV RII’s LLC Agreement, net income, net loss and nonrecourse deductions attributable to operations of VV RII will be allocated among members in accordance with their percentage interests. VV RII cannot require members to make additional capital contributions. Except as may be provided in VV RII’s LLC agreement, no member may withdraw any portion of the capital of the VV RII, and no member will be entitled to the return of its contribution to the capital of the VV RII except upon dissolution of the VV RII in accordance with the dissolution provisions of VV RII’s LLC agreement. Subject to certain special allocation provisions of VV RII’s LLC agreement, all income, gains, losses, deductions and credits of VV RII will be allocated for federal, state and local income tax purposes in accordance with the allocations of net income and net loss, and cash will be distributed by the VV RII Manager in accordance with VV RII’s LLC agreement to the Members, including for payment of accrued taxes. Assignment or transfer of VV RII membership interests is prohibited, except as expressly permitted in VV RII’s LLC agreement, including in connection with estate planning. Rights of first refusal are available, first to VV RII, and then to VV RII’s other membership interests, in the event a VV RII member desires to sell VV RII Units.

In 2018 we formed RPC Design and Manufacturing LLC (“RDM”) which assisted in the manufacture of our second RPC and will continue to assist in the manufacture of our RPCs going forward. A majority of the LLC units of RDM are owned by Vivaopportunity Fund LLC (“VOF”). VOF is an investment limited liability company that is a pass through entity to individual investors that have purchased Class B Units in this entity. VOF is allocated its portion of cash distributions, net income, and net loss based on its ownership percentage in RDM, which it then passes on to its investors. Holders of Class B Units of VOF have the right to exchange their Class B Units for our common stock following the 10 year anniversary of the date they purchased their Class B Units. The number of shares of our common stock to be issued upon exchange will be determined by the fair market value of the LLC units, and a 20% discount to market. RDM is considered a variable interest entity and is consolidated in our Consolidated Financial Statements.

VOF is a Utah limited liability company, managed by VVMCI. Members have the right to vote on the removal of the VOF Manager as provided in the operating agreement and admission of the Manager or election to continue the business of the Company after the Manager ceases to be the Manager when there is no remaining Manager. Capital accounts are maintained for the members and, subject to certain adjustment provisions VOF’s operating agreement, net income, net loss and nonrecourse deductions attributable to operations of VOF will be allocated among members in accordance with their percentage interests. VOF cannot require members to make additional capital contributions. Except as may be provided in VOF’s LLC agreement, no member may withdraw any portion of the capital of the VOF, and no member will be entitled to the return of its contribution to the capital of the VOF except upon dissolution of the VOF in accordance with the dissolution provisions of VOF’s LLC agreement. Subject to certain special allocation provisions of VOF’s LLC agreement, all income, gains, losses, deductions and credits of VOF will be allocated for federal, state and local income tax purposes in accordance with the allocations of net income and net loss, and cash will be distributed by the VOF Manager in accordance with VOF’s LLC agreement to the Members, including for payment of accrued taxes. Assignment or transfer of VOF membership interests is prohibited, except as expressly permitted in VOF’s LLC agreement, including in connection with estate planning. Rights of first refusal are available, first to VOF, and then to VOF’s other membership interests, in the event a VOF member desires to sell VOF Units.

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In 2029, VOF Members will have the right to convert their Units into shares of common stock of Vivakor, at the price of the Units determined by the VOF Manager to be the fair market value based on the amount that the VOF Members would have received if VOF’s assets were sold on the Conversion Determination Date, all VOF liabilities paid and the remaining amount distributed to the VOF Members and Manager in accordance with the terms of the VOF Operating Agreement. Each VOF Member will have 30 days from receipt of such conversion fair market value to provide written notice to VOF of the Member’s election to exercise such conversion right. Within 15 days after the expiration of the 30-day period described above (the “Conversion Closing Date”), Members who delivered a conversion notice will have their Units converted into shares of Vivakor Common Stock. The number of shares of Vivakor Common Stock to be issued upon conversion of the Units will be based on the 30-day average share price of Vivakor’s Common Stock for the 30-day period immediately preceding the Conversion Closing Date, discounted by 10%. All conversions must comply with all state and federal securities laws and requirements. As of the day following the Conversion Closing Date, Vivakor will have the right to purchase any Units owned by Members who did not exercise their Conversion Right. Within 15 days of the Conversion Closing Date, Vivakor will provide the Members with written notice of its election to exercise the Call Option. The fair market value for the Units will be equal to the Conversion FMV. The purchase of Units to be acquired pursuant to the Call Option must be made within 30 days of the Conversion Closing Date (the “Call Option Closing Date”). At any time following 10 years after December 31, 2021, the Manager will have the right (the “Call Right”), in its sole discretion, to require all of the Members to sell their Units to a third-party purchaser pursuant to a sale, transfer, assignment, exchange or other disposition (a “Call Right Transfer”), which the Manager believes is in the best interest of VOF or to provide or increase certain tax benefits. If the Manager elects to exercise the Call Right, the Manager will send a written notice to each Member specifying the terms of the Call Right Transfer and the date on which the closing is anticipated to occur (the “Call Right Closing”), which date will not be earlier than 10 business days nor later than 60 business days from the date that such notice is delivered to the Members. At the Call Right Closing, upon payment of the purchase price to the Members, each Member will transfer and assign to the purchaser all of its Units free and clear of any encumbrances and execute and deliver any and all documentation reasonably required in order to effectuate the Call Right Transfer of the Units. Each of the Members must grant to the Manager a special power of attorney to take all action as may be necessary or appropriate to transfer or sell such Member’s Units in accordance with the terms of the Operating Agreement.

RDM and Vivakor are party to that certain Venture Agreement (the “Venture Agreement”), pursuant to which it is anticipated that RDM will contribute $7,000,000, the gross proceeds from the offering of equity interests (the “Venture Offering”) in the entity established pursuant to the Venture Agreement (the “Venture”), in exchange for ownership interest in the Venture based on the units of equipment funded by the Venture Offering and the divided by the total number of units of equipment being leased or financed for sale by the Venture, if the maximum Venture Offering amount is raised. The manager of the Venture will be Vivakor or one of its subsidiaries or affiliates as it shall designate in writing, and has the authority to manage and control all aspects of the business of the Venture. Cash from operations from the Venture will be distributed at 25% of gross revenue from the lease or sale of the unit of equipment funded by the Venture Offering and 75% to the Venture’s Manager. The Venture’s Manager and its Affiliates will be reimbursed for all reasonable expenses advanced by the Venture’s Manager or its Affiliates in connection with the Venture Offering and operation of the Venture’s business. A Venture member may not sell, mortgage, hypothecate or assign its membership interest without the prior written consent of the Venture’s Manager. The Venture Agreement may be amended or modified with the written consent of both the Manager of the Venture and RDM. To raise additional capital in the future to expand the Venture’s business and manufacture additional equipment, the Venture intends to issue and sell additional membership interests to other Qualified Opportunity Funds or other investors. In the event additional membership interests are sold to raise additional capital, the book value of the Venture’s assets will be adjusted to their fair market value, and the additional membership interests will be priced correspondingly. As a result, an investor’s ownership interest in the Venture will be diluted. In addition, it is possible that the future investors will become co-managers of the Venture and may have a right to co-manage the Venture.

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In November 2020, the Company assisted in forming a special purpose entity, Viva Wealth Fund I, LLC (“VWFI”), for the purpose of manufacturing, leasing and selling custom equipment to the Company. Wealth Space, LLC, an unaffiliated entity, will manage VWFI and the Company will assist in the day-to-day operations. In November 2020, VWFI commenced a $25,000,000 private placement offering to sell convertible promissory notes, which convert to VWFI LLC units, to accredited investors to raise funds to manufacture equipment that will expand the Company’s second RPC. VWFI has contracted with RDM to assist it in its manufacturing needs for the Company. In the event that VWFI does not raise at least $6,250,000 for an RPC series of equipment by the offering termination date, then the convertible notes and/or units would convert into Vivakor common stock at a minimum conversion price that will not be lower than 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e. The Nasdaq Capital Market or New York Stock Exchange). VWFI unit holders may also sell their units to the Company for their principal investment amount on the 3rd, 4th, and 5th anniversary of the offering termination date. The Company has the option to use cash or common stock to purchase the LLC units if this option is exercised. If the Company chooses to pay in common stock, the number of shares the LLC unit holder will receive will be based on the price that is the greater of $0.45 per share or the 30-day average share price of the Company’s common stock (determined on the 30 days prior to the conversion determination date) discounted by 10%. The Company also has the option to purchase any LLC units where the members did not exercise their conversion option under the same terms and pricing. Any of the Company’s common stock received in any manner related to this offering will carry a trade restriction for a period of two years after the date of sale, in which the holder of the common stock will not, in any 90-day period, sell a greater number of shares than 10% of the 10-day average trading volume at the time of the proposed sale. If the Company undertakes an underwritten public offering of stock, each holder of this restriction will be required to comply with a six-month market stand-off agreement. VWFI has cumulatively raised $8,490,000 as of November 17, 2021 and has released funds to manufacture RPC Series A. VWFI has commenced raising funds for RPC Series B and C.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the COVID-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

Our Kuwait operations were suspended to comply with the social distancing measures implemented in Kuwait. Our Utah operations were temporarily suspended from March through May 2020, but have since resumed in full. These suspensions have had a negative impact on our business and there can be no guaranty that we will not need to suspend operations again in the future as a result of the pandemic.

COVID-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have in the long-term, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. Material changes in our Statement of Operations for the nine months ended September 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019 are discussed below.

Revenue

For the nine months ended September 30, 2021 and 2020 we realized revenues of $1,082,757 and $1,416,051, respectively, representing a decrease of $333,294 or 23.54%. The decrease in revenue is primarily attributed to reopening of our Vernal site for quality control operations for the latter course of 2020 and into 2021, thereby the Company diverted its resources to its primary business of manufacturing an operating RPCs for remediation and preparing our Vernal site for production. All of our revenues were realized from precious metal sales from our business plan of buying and selling precious metal commodities on the open market during the COVID-19 pandemic while our remediation operations were shut down or delayed. These precious metals having been acquired for immediate resale, with the Company acting as intermediary and never keeping an inventory of precious metals.

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For the years ended December 31, 2020 and 2019 we realized revenues of $1,457,781 and none, respectively. We realized precious metal sales from our business plan of buying and selling precious metal commodities on the open market of $1,406,316 for the year ended December 31, 2020. These precious metals having been acquired for immediate resale, with the Company acting as intermediary and never keeping an inventory of precious metals. We also realized revenues of $54,250 for the sale to a related party of our precious metal concentrate produced from our own precious metal extraction operations. We also received a payment of $6,000 pursuant to our Kuwait contract for remediation services as described above, and we also made a sale of $7,735 of extracted test material from our RPCII located in Utah. For the year ended December 31, 2019 we had not yet completed our Kuwait or Utah RPC site infrastructure or implemented our business plan to buy and sell precious metals on the open market and as such there were no precious metal sales during this period.

Cost of Revenue

Our cost of revenues consisted primarily of costs associated with selling our precious metals on the open market and precious metal commodity broker fees.

For the nine months ended September 30, 2021 and 2020 costs of revenue were $1,050,676 and $1,323,378, respectively, representing a decrease of $272,702 or 20.61%. The decrease in the cost of revenue directly relates to costs associated with selling our precious metals on the open market and precious metal commodity broker fees. The Company diverted its resources to its primary business of manufacturing an operating RPCs for remediation and preparing our Vernal site for production. The Company realized costs of revenue from precious metal sales from our business plan of buying and selling precious metal commodities on the open market while our remediation operations were shut down or delayed during the COVID-19 pandemic.

Our costs of revenue increased from none for the year ended December 31, 2019 to $1,356,378 for the year ended December 31, 2020. The increase in the cost of revenue directly relates to costs associated with selling our precious metals on the open market and precious metal commodity broker fees.

Gross Profit and Gross Margin

For the nine months ended September 30, 2021 and 2020 we realized gross profit of $32,081 and $92,673, respectively. The gross profit decreased in proportion to the revenue and costs of revenue related to the purchase and sale of precious metals as described above.

For the year ended December 31, 2020 and 2019 we realized gross profit of $101,403 and $0, respectively. The gross profit increased in proportion to the revenue and costs of revenue related to the purchase and sale of precious metals as described above.

Our gross margin will continue to be affected by a variety of factors that include the market prices of precious metals, the volume hydrocarbons produced by our RPC units, the number of RPC units placed into production, and our ability to raise capital to continue to fund our operations and RPC unit manufacturing.

Operating Expenses

Our operating expenses consist primarily of marketing, general and administrative expenses, bad debt expense, and amortization and depreciation expense. Marketing expenses include marketing fees of company representatives for marketing the business and is products and services as well as investor customer service. General and administrative expenses include professional services and legal fees associated with the costs for services in finance, accounting, administrative activities and the formation and compliance of a public company. Bad debt expense includes the expense associated with assets that management analyses and estimates may be uncollectible. Amortization and depreciation expense uses the useful life of the asset to calculate the amortization or depreciation expense in accordance with accounting principles generally accepted in the United States of America ("GAAP") and management’s judgment.

For the nine months ended September 30, 2021 and 2020, we realized operating expenses of $5,299,296 and $2,668,044, which represents an increase of $2,631,252, or 98.62%. Our operating expenses increased due to significant professional service expenses in regards to audit, tax, and legal expense in relation to our registration statement, its amendments, and in preparing this offering, including our preparations for an uplist of our common stock to a senior stock exchange. We also organized and commenced operations of VWFI in the fourth quarter of 2020, which contributed to the significant professional service expense for startup and management of that entity into 2021.

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Overall operating expenses increased by $2,646,614, or 114.91%, from the year ended December 31, 2019 to the year ended December 31, 2020. Our operating expenses increased in 2020 due to the fact that we were no longer receiving any contribution to our expenses from VV USTI or VV RII under the terms of our Working Interest Agreements as we did in the prior period, we organized and commenced operations of VWFI, and we have added significant professional service expenses in regards to audit, tax, and legal expense in relation to our registration statement, its amendments, and in preparing this offering, including our preparations for an uplist of our common stock to a senior stock exchange.

Loss from Operations

For the nine months ended September 30, 2021 and 2020, we realized a loss from operations of $5,267,215 and $2,575,371, which represents an increase of $2,691,844, or 104.52%. The increase in loss is attributed to the increase in operating expenses discussed above.

Our loss from operations increased from a loss of $2,303,181 for the year ended December 31, 2019 to a loss of $4,848,392 for the year ended December 31, 2020, an increase in loss of $2,545,211, or 110.51%. The increase in loss is attributed to the increase in operating expenses discussed above.

Interest income and expense

For the nine months ended September 30, 2021 and 2020, we realized interest income of $3,312 and $34,101, which represents a decrease of $30,789, or 90.29%. The decrease in interest income is mainly attributed to the conversion of the Odyssey note in September 2020, when we converted $809,578 of our note receivable with Odyssey into 809,578 shares of Odyssey common stock pursuant to the terms of the note. In August 2021, we also converted $81,768 of our note receivable with Scepter into 26,376,882 shares of Scepter common stock pursuant to the terms of the note.

For the nine months ended September 30, 2021 and 2020, we realized interest expense of $716,305 and $43,303, which represents an increase of $673,002, or 1,554.17%. The increase in interest expense is mainly attributable to VWFI’s $25,000,000 private placement offering to sell convertible promissory notes, which convert to VWFI LLC units, to raise funds to manufacture equipment that will expand the Company’s second RPC. VWFI has cumulatively raised $7,730,000 as of September 30, 2021 and has released funds to manufacture RPC Series A and B. VWFI continues to raise funds for RPC Series B.

Interest income was $73,761 for the year ended December 31, 2019 and $35,344 for the year ended December 31, 2020, a decrease of $38,417, or 52.08%. The decrease in interest income is mainly attributed to the conversion of the Odyssey note as described below.

Interest expense was $9,288 for year ended December 31, 2019 and $86,162 for the year ended December 31, 2020, an increase of $76,874, or 827.67%. The increase in interest expense is mainly attributable to our entering into loans and notes payable to cover operating expenses during the COVID-19 pandemic, which temporarily suspended our operations in Utah and continues to suspend our operations in Kuwait.

Gain on extinguished debt

For the year ended December 31, 2019, we recorded a gain on extinguishment of debt in the amount of $607,536. In March 2019 we settled outstanding debt with an aggregate principal and accrued interest balance of $632,850 in exchange for 2,531,400 shares of Odyssey common stock that we owned, and which were accounted for on a cost basis of approximately $25,000.

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Unrealized gain (loss) on marketable securities

For the nine months ended September 30, 2021 and 2020, unrealized gains on marketable securities were $1,253,100 and $345,915, which represents an increase of $907,185, or 262.26%. Our marketable securities in Odyssey Group International, Inc. (Ticker: ODYY, OTC Markets) and Scepter Holdings, Inc. (Ticker: BRZL, OTC Markets) were considered to be traded on an active market and were accounted for at a fair value based on the quoted prices in the active markets resulting in aggregate unrealized gains as noted above. The increase is also attributed to the fact that our marketable securities holdings in Scepter Holdings, Inc. were accounted for under the equity method of accounting until the fourth quarter of 2020 as described further below.

For the year ended December 31, 2020, we recorded an unrealized gain on marketable securities in the amount of $2,614,338. We hold an equity investment in the common stock of Odyssey Group International, Inc. (Ticker: ODYY, OTC Markets), which was accounted for at cost minus impairment for the year ended December 31, 2019 due to the securities not being traded in an active market. In January 2020, the securities were considered to be traded on an active market and were accounted for at a fair value based on the quoted prices in the active markets resulting in the unrealized loss of $56,198 for the year ended December 31, 2020. We also hold an equity investment in the common stock of Scepter Holdings, Inc. (Ticker: BRZL, OTC Markets), which was accounted for as an equity method investment for the year ended December 31, 2019 due to the Company owning holdings of approximately 23% of Scepter on a diluted basis. For the year ended December 31, 2020 the Company was diluted to an approximate 19% holding of Scepter on a diluted basis, and thereby these securities were accounted for at a fair value based on the quoted prices in the active markets resulting in the unrealized gain of $2,670,536 for the year ended December 31, 2020. This exclusive right expired in 2020.

Gain (loss) on conversion of note receivable

For the nine months ended September 30, 2020 and 2021, we recorded a gain (loss) on a conversion of notes receivable in the amount of $87,044 and ($121,428), which represents an increase of $208,472, or 171.68%. In August 2021 we converted $81,768 of our note receivable with Scepter into 26,376,882 shares of Scepter common stock pursuant to the terms of the note at $0.0031 per share. On the date of the conversion, the Scepter price per share on OTC Markets was $0.0062 per share, which resulted in a $87,044 gain on the disposition of the note receivable. In June 2020 we converted $809,578 of our note receivable with Odyssey into 809,578 shares of Odyssey common stock pursuant to the terms of the note at $1.00 per share. On the date of the conversion, the Odyssey price per share on OTC Markets was $0.85 per share, which resulted in a $121,428 loss on the disposition of the note receivable.

For the year ended December 31, 2020, we recorded a loss on a conversion of note receivable in the amount of $121,428. In September 2020 we converted $809,578 of our note receivable with Odyssey into 809,578 shares of Odyssey common stock pursuant to the terms of the note at $1.00 per share. On the date of the conversion, the Odyssey price per share on OTC Markets was $0.85 per share, which resulted in a $121,428 loss on the disposition of the note receivable.

Provision for income tax

The Company recorded an income tax provision of none for the nine months ended September 30, 2021, respectively. The Company is projecting a 6.51% effective tax rate for the year ending December 31, 2021, which is primarily the result of projected benefit from book losses offset by a valuation allowance increase on the projected net operating losses incurred for the year.

The Company recorded income tax provision of $466,964 and $589,203 for the years ended December 31, 2020 and 2019, respectively. The Company’s effective tax rate for 2020 and 2019 was -21.96% and -35.94%, which was the result of the benefit of book losses offset by an additional valuation allowance on the net operating losses.

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Cash flows

The following table sets forth the primary sources and uses of cash and cash equivalents for the nine months ended September 30, 2021 and 2020 as presented below:

	September 30,	September 30,
	2021	2020
Net cash used in operating activities	$(2,553,026)	$(722,194)
Net cash used in investing activities	(2,311,919)	(1,141,873)
Net cash provided by financing activities	7,651,607	1,490,184

Liquidity and Capital Resources

We have historically suffered net losses and cumulative negative cash flows from operations and, as of September 30, 2021 and December 31, 2020, we had an accumulated deficit of approximately $33.1 million and $30.2 million.

As of September 30, 2021 and December 31, 2020, we had cash and cash equivalents of $3,185,566 and $398,904, with $441,683 and $89,500 attributed to variable interest entities, respectively.

To date we have financed our operations primarily through debt financing, private equity offerings and our working interest agreements.

For the nine months ended September 30, 2021 and 2020, our net cash used in operating activities was mainly comprised of net effect of the consolidated net loss of $4,544,865 and $2,262,249, we recognized an decrease in deferred tax liabilities of $19,625 and $64,301 related to our provision for income taxes situation as described above, our depreciation and amortization of $1,092,423 and $1,201,368, common stock options issued for services in relation to a consultant and the Board of Director of $438,001 and none, stock-based compensation employees of $334,584 and $34,585, and an accrued interest on loans and notes payable of $716,305 and $43,303. For the nine months ended September 30, 2021 and 2020, we were also able to issue stock options for services of $1,157,500 and none in lieu of using cash. For the nine months ended September 30, 2021 and 2020 we also had unrealized gains on marketable securities of $1,253,100 and $345,915 as described above.

For the years ended December 31, 2020 and 2019, our net cash used in operating activities was mainly comprised of net effect of the consolidated net loss of $2,871,369 and $2,274,207, we recognized an increase in deferred tax liabilities of $466,164 and $588,403 related to our provision for income taxes as described above, our depreciation and amortization of $1,562,662 and $1,524,274, and an increase in accounts payable of $478,941 and $547,494 related to the building of our second RPC. For the years ended December 31, 2020 and 2019, we were also able to issue stock for services of $281,231 and $219,597 in lieu of using cash. For the year ended December 31, 2020 we also realized a loss of $121,428 on a conversion of a note receivable, issued stock options for services of $555,000 in lieu of using cash, and an unrealized gain on marketable securities of $2,614,338 as described above. For the year ended December 31, 2019 material transactions include a gain on extinguished debt of $607,536. For the year ended December 31, 2019 we also increased other assets by $250,590, which was mainly attributed to our payment of $200,000 for the exclusive right to purchase certain real property commonly known as Asphalt Ridge.

For the nine months ended September 30, 2021 and 2020, our net cash used in investing activities was mainly attributed to our purchase of equipment of $2,260,458 and $1,115,722 related to the manufacturing of our RPCs.

For the years ended December 31, 2020 and 2019, our net cash used in investing activities was mainly attributed to our purchase of equipment of $1,197,922 and $1,861,667 related to the manufacturing of our RPCs.

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Our net cash provided by our financing activities was mainly attributed to the net effect of the following events:

For the nine months ended September 30, 2021 and 2020, we issued none and $624,907 noncontrolling units of RDM, and we also received proceeds of $8,033,407 and $944,673 related to the issuance of convertible bridge notes and other loans. For the nine months ended September 30, 2021, as included in the proceeds above, we obtained Paycheck Protection Program loans for $295,745 that may be forgiven under the CARES Act, if we can demonstrate that the proceeds from the loan were used for eligible expenses.

For the years ended December 31, 2020 and 2019, we issued $624,907 and $1,464,000 noncontrolling units of RDM, we received proceeds of none and $2,418,142 from our working interest agreements with VV UTSI and VV RII, made payments on our working interest agreements with VV UTSI and RII of $116,535 and $2,123,708, and we also received proceeds of $2,231,796 and $89,960 related to the issuance of convertible bridge notes and other loans. For the year ended December 31, 2020, as included in the proceeds above, we obtained Paycheck Protection Program loans for $295,745 that may be forgiven under the CARES Act, if we can demonstrate that the proceeds from the loan were used for eligible expenses. We also obtained a loan from the Small Business Administration in the amount of $299,900 in May 2020, as included in the proceeds above. For the year ended December 31, 2019, investors exercised stock warrants in the amount of $91,982.

Capitalized interest on construction in process was $1,234,801 and $1,136,424 for the nine months ended September 30, 2021 and 2020. Capitalized interest on construction in process was $1,025,852 for the year ended December 31, 2020 and $1,061,215 for the year ended December 31, 2019. There are no further existing firm obligations to make payments in connection with our construction in process; however, construction for each Nanosponge costs approximately $200,000, and we intend to manufacture for and add a Nanosponge to our current and any future RPCs.

Our ability to continue to access capital could be affected adversely by various factors, including general market and other economic conditions, interest rates, the perception of our potential future earnings and cash distributions, any unwillingness on the part of lenders to make loans to us and any deterioration in the financial position of lenders that might make them unable to meet their obligations to us. If we cannot raise capital through public or private debt financings, equity offerings, or other means, our ability to grow our business may be negatively affected. In such case, we may need to suspend machine construction or further acquisitions until market conditions improve.

Contractual Obligations

Our contractual obligations as of September 30, 2021 are for operating lease liabilities for office and warehouse space, which leases end in 2024. Operating lease obligations as of September 30, 2021 are as follows:

2021	$71,211
2022	287,769
2023	299,466
2024	231,174
Total	$889,620

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Interest Rate and Market Risk

Our financing arrangements are not subject to variable interest rates of the prime rate or LIBOR.

Inflation

Inflation generally will cause suppliers to increase their rates. In connection with such rate increases, we may or may not be able to increase our pricing to consumers. Inflation could cause both our investment and cost of revenue to increase, thereby lowering our return on investment and depressing our gross margins.

Off Balance Sheet Arrangements

None.

Critical Accounting Policies & Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our consolidated financial statements included in this report, which have been prepared in accordance with GAAP. For further information on the critical accounting policies see Note 3 of the Notes to the Consolidated Financial Statements. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, and related disclosure of contingent assets and liabilities. Estimates by their nature are based on judgments and available information. Our estimates are made based upon historical factors, current circumstances and the experience and judgment of management. Assumptions and estimates are evaluated on an ongoing basis, and we may employ outside experts to assist in evaluations. Therefore, actual results could materially differ from those estimates under different assumptions and conditions. We believe our critical accounting estimates relate to the following: Recoverability of current and noncurrent assets, revenue recognition, stock-based compensation, income taxes, effective interest rates related to long-term debt, marketable securities, lease assets and liabilities, equity method investments, valuation of stock used to acquire assets, and derivatives.

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BUSINESS

Vivakor, Inc. is a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, primarily focused on soil remediation. We specialize in the remediation of soil and the extraction of hydrocarbons, such as oil, from properties contaminated by or laden with heavy crude oil and other hydrocarbon-based substances. Our patented process allows us to successfully recover the hydrocarbons which we believe could then be used to produce asphaltic cement and/or other petroleum-based products.

We are focused on the remediation of contaminated soil and water resulting from either man-made spills or naturally occurring deposits of oil. Our primary focus has been the remediation of oil spills resulting from the Iraqi invasion of Kuwait and naturally occurring oil sands deposits in the Uinta basin located in Eastern Utah. We plan to expand into other markets, both in Utah and globally, where we believe our technology and services will provide a distinct competitive advantage over our competition.

Our current focus is on the clean-up of greater than 7% hydrocarbon contaminated soil located in Kuwait as a result of the Iraqi invasion, and naturally occurring oil sands deposits in Utah. We have deployed two RPC units to date including one unit to Kuwait (for which operations were temporarily suspended due to COVID-19) and another to Vernal, Utah (which is presently operating). We expect to deploy two additional RCPs to Vernal, Utah with the proceeds from this offering and believe that there may be an opportunity to deploy additional RPCs in Utah as well as to Kuwait and the Middle East.

We effected a 1-for-30 reverse split of our outstanding shares of common stock (the “Reverse Stock Split”) via the filing of a certificate of change with the Nevada Secretary of State which was effective at the commencement of trading of our Common Stock on February 14, 2022. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects the Reverse Stock Split.

Our Technologies

We own and/or license a number of technologies that allow us to effectively operate our remediation and recovery business along with other technologies that provide synergies with our core business. The description of these various technologies follows.

Hydrocarbon Extraction Technology

In 2015, we acquired and improved technology aimed at remediating contaminated soil and recovering usable hydrocarbons, which we refer to as RPCs. We presently have two US patents and pending foreign applications related to our RPCs. Our RPCs each have the potential to clean a minimum of 20 tons of contaminated material per hour, depending on the oil contamination percentage in the processed material. Each RPC has the capacity to extract on a 24-hour operation 500 tons or more of contaminated material per day. The amount of extracted hydrocarbon recovered depends on the extent to which the material is contaminated. For example, we estimate that for every 480 tons of contaminated material processed per day that contains at least 10% oil, we will recover approximately 250 barrels of extracted hydrocarbons. The above example has been calculated as follows: contaminated material that is 10% oil is comprised of 200 pounds of oil per ton; one gallon of oil weighs 8.44 pounds, resulting in 23.69 gallons of oil per ton of contaminated material (200/8.44); there are 42 gallons per barrel, resulting in 0.56 barrels of oil per ton of contaminated material (23.69/42); 20 tons of contaminated material can typically be processed per hour, resulting in 11.2 barrels of oil per hour (0.56*20); and operations continue 24 hours per day, resulting in 268.8 barrels per day (11.2*24).

We believe our RPCs are significantly more advanced than other oil remediation technologies or offerings presently available on the market. Our RPCs have successfully cleaned contaminated soil containing greater than 7% hydrocarbon content, while, to our knowledge, our competitors are limited to projects containing less than 5% hydrocarbon contamination. We believe our ability to clean soil with higher percentages of hydrocarbon contamination is a distinctive advantage that will allow us to operate on a global basis in any location that has suffered from oil spills or naturally occurring oil sands deposits. While our primary focus and mandate will be on the manufacture and deployment of our RPCs, we intend to continue to develop, acquire or license additional clean energy technologies and environmental solutions that will directly enhance and expand our current technologies and service offerings.

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We have designed our RPCs to provide an environmentally friendly solution to the remediation of hydrocarbon-contaminated soil, as they do not utilize water. Our RPCs operate by loading contaminated soil onto a feeder and conveyor system that effectively delivers the material prepares the material into a fully contained, closed-loop system. Physical separation of the hydrocarbons from the contaminated soil does not utilize water or steam and is instead accomplished using a proprietary extraction fluid to dissolve the hydrocarbon components.

In the first stage of the process, hydrocarbon contaminated soil is mixed with our proprietary solvent which forms a slurry of sand, hydrocarbon and extraction fluid. This slurry moves from the mixing chamber into a separation chamber where the sand is separated from the hydrocarbon/extraction fluid mix by gravity. The soil is then dried and transported via a conveyer to a lined pit where extensive testing is performed to ensure the hydrocarbons have been properly removed. Meanwhile, the extracted hydrocarbon and solvent travels to a separate chamber where the hydrocarbons are separated from the extraction solvent. The solvent is then reclaimed.

The entire extraction process is completed in a series of sealed chambers.  The reclaimed extraction fluid is then recycled back into the process, which ensures that no toxic chemicals are released into the soil or the environment.  Upon completion of our remediation and separation process, the extracted hydrocarbons are placed into holding tanks to be picked up by our customers, while clean soil is returned to the environment.

Our RPCs are manufactured in Salt Lake City, Utah.  In the future, we expect to finance our RPCs through special purpose vehicles pursuant to 20-year sale/leaseback arrangements.  In each instance, the special purpose vehicle will finance the RPC through third party investors, and we will act as the manager of such special purpose vehicle and hold a 1% ownership interest. Management believes that utilizing this structure provides significant benefits to our shareholders, as these financings are less dilutive in nature.

Wastewater Management System

In April 2020, we entered into a project charter agreement with solvAQUA, a Canadian-based clean water technology company, pursuant to which we may purchase certain wastewater removal equipment from solvAQUA. The solvAQUA WMS is a compact solution that continually processes and separates large volumes of wastewater (4,000+ m3/day for each WMS) with an ability to scale to remove any volume of oil, grease and suspended solids from wastewater, in most cases removing 99.99% of waste. The processed water stream can in some cases be discharged or reused without further treatment.   We have placed our first order with solvAQUA for WMS equipment and anticipate receipt and installation of the equipment prior to December 31, 2020, with operations to commence shortly thereafter. On July 15, 2020, solvAQUA granted us an exclusive license to either incorporate solvAQUA’s technology platform into our RPCs or to use independently. This will allow us to service remediation projects that have a combination of wet and dry opportunities. The exclusive license has an initial term of one year, which may be extended to five years upon our successful installation and deployment of the first two WMSs.

We believe that the combination of being able to remediate both dry and wet locations could more than double our market opportunity in the future, given the prevalence of remediation locations where oil is mixed with water. Although wastewater remediation is not required for any of our current projects, we believe that this capability will prove valuable to us in the future.

Automation and Machine Learning

The RPC systems we build are automated and controlled by software enabling us to maximize efficiencies.  We believe that these automations may ultimately allow us to operate the RPCs twenty-four hours a day, resulting in continuous feed capabilities that will allow us to manage our systems remotely world-wide.  Each RPC unit is designed with a focus on automation to achieve our Key Performance Indicators (KPIs). We have deployed data analytics and machine learning, to enable operations to be predictive, reduce risk, improve safety, and reduce costs.

Metallic Separation Technology

In 2015, we obtained two metal extraction systems and a perpetual license to use the proprietary technology and machinery for extracting precious metals from sand-based ore materials for $7.6 million from Vivaventures Precious Metals, LLC (“VV Precious Metals”), pursuant to our loan outstanding to VV Precious Metals being extinguished. We also received a 75% ownership interest in the concentrated unrefined flakes of precious metals and rare earth minerals that had already been recovered from soils by VV Precious Metals through a royalty agreement. We divested our 39% interest in VV Precious Metals in July 2020. Such divestiture has had a de minimis impact on our business.

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Our proprietary metallic separation technology uses a thermal vapor process to extract and process micro particles of precious metals and rare earth minerals, including gold, silver, platinum, palladium and rhodium from soils. After we complete our soil remediation services, we evaluate the post-remediated soil and, if we find that the soil contains more than 1% concentration of these metals, we process it through this technology to extract and concentrate these micro particles of precious metals and rare earth minerals into a concentrated, unrefined flake form.

We market and sell the precious metals we extract from contaminated soil. As we continue our efforts, we anticipate increased opportunities to monetize our precious metals end product.

Hydrocarbon Upgrading Technologies

We have acquired and/or licensed two separate technologies described below that will enable us to upgrade the hydrocarbons recovered from our remediation process. These processes have been proven in laboratory tests, but we have not yet performed this upgrading in a commercial setting.

We entered into a letter of intent with B Green, Inc. (“B Green”) in February 2020 providing us with certain rights to use on a trial basis cavitation hydrocarbon technology (CHU) from B Green, Inc. Subsequently, on September 30, 2020, we entered into an Intellectual Property License Agreement with B Green (“B Green License Agreement”), pursuant to which we have been granted a worldwide, exclusive, non-transferable license to the intellectual property embodied in B Green’s cavitation technology to develop, manufacture, have manufactured, use market, import, have imported, offer for sale and sell cavitation devices built from the licensed intellectual property. The B Green License Agreement also grants us the first right of refusal to purchase all devices and all intellectual property associated with the cavitation technology. The B Green License Agreement extends for the lifetime of the Intellectual Property. In 2021 we made an initial payment of $5,000 after delivery of the first simple cavitation device, and thereafter we will be obligated to pay $3,000 in monthly services fees, for any requested engineering support, and 50% of the net profits. Additionally, under the terms of the B Green License Agreement, at such time as we successfully improve and manufacture a cavitation device with a processing rate equal to, or greater than, 30 barrels per hour, we will be required to issue 33,333 shares of our common stock to B Green. Third party, independent testing conducted by the University of Utah has shown that this proprietary technology increases the API gravity of hydrocarbons by elongating the hydrocarbon chains without cutting or cracking these chains. API gravity is the measure of how heavy or light petroleum liquid is compared to water and is used in the industry as the standard measure for viscosity. The API of the recovered crude is increased, allowing such crude to have additional uses and usually at higher unit prices.

In addition, in 2017, we acquired from CSS Nanotech an exclusive right to use their nano-sponge technology, which essentially serves as a micro-upgrader, transforming hydrocarbon product into a more useful product, such as petroleum or gasoline, as an addition to our hydrocarbon extraction technology. The inventor of this technology subsequently joined us as our Chief Scientific Officer. This patented technology allows for hydrocarbon material to be absorbed by a specialized sponge. Low energy microwaves are then introduced into the process and the sponge, which is made of a highly thermally conductive material, absorbs this energy causing an instant thermal effect, which essentially refines the crude by cutting or cracking the carbon chains. We intend to add this system to our process of upgrading the heavy crude recovered by our RPCs.

We believe that each of these technologies has the ability to upgrade the heavy crude that is recovered from our recovery and remediation process based on our needs and demand, and we intend to fully integrate these technologies into our process. For example, if there is a high demand for fuels we would process the extracted crude through the nano-sponge technology to refine and upgrade the product into diesel fuel. If the demand is instead for certain types of asphaltic cement, where the heavy crude is not refined but processed, we would utilize the CHU technology.

Market Opportunity

We believe that the market for remediating oil from both soil and water is significant. According to Grandview Research, the market for environmental clean-up of oil spills will reach $177 billion by 2025. We believe that a large portion of that market will originate from contamination of more than 7% hydrocarbon content and that our technology is currently the only one that can economically remediate these environmental disasters, while allowing for the capture and reuse of the crude.

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In addition, we believe that the heavy crude that we have been recovering in Utah is ideal for producing asphaltic cement. The demand for asphaltic cement in the United States is presently estimated to be $93 billion this year according to Transparency Market Research. We provided our material to asphalt companies for testing to determine what modifications, if any, needed to be made to meet general asphalt specifications. We recently received notification that our asphaltic cement now meets the general classification of AC20 asphaltic cement and that it passed the specifications of several potential clients. We are expecting several orders in the near term and we believe that we will be able to offer our product at very competitive prices and in an environmentally friendly manner.

Revenue

We presently have two projects utilizing our first two manufactured RPCs - our project in Kuwait (which was temporarily suspended due to COVID-19) and our project in Vernal, Utah (which is currently operating).

In Kuwait, pursuant to our agreement with DIC, we will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate.

Our RPC situated in Vernal, Utah has the capacity to process 500 tons or more of naturally occurring oil sands deposits per day. We estimate that if the extracted material is composed of at least 10% oil, we will recover approximately 250 barrels of extracted hydrocarbons each day, which could then be sold for energy or converted to asphaltic cement and sold for use in roads at higher prices.

We also market and sell the precious metals we extract from our remediated and waste soils. As we continue our efforts, we anticipate increased opportunities to monetize our precious metals end product.

Kuwait Project

The United Nations (UN) had allocated up to $14.7 billion for post-Iraq war reparations in order to clean up Kuwait. Kuwait suffered extensive contamination as a result of the 1991 Persian Gulf War. At the close of the Gulf War, Saddam Hussein ordered Kuwaiti oil wells to be blown up, resulting in the destruction of approximately 600 oil wells. The damage resulting from such fires, which burned for seven months, included a layer of hardened “tarcrete,” caused by the sand and gravel on the land's surface combining with oil and soot, forming over almost 5% of the country's area.

We were engaged as a subcontractor by the KOC for two hydrocarbon remediation projects in the country in January 2018 and July 2019: the Sustainable Economic Environmental Development Project (“SEED”) project and the Kuwait Environmental Remediation Program (“KERP”) project. Both projects are managed by the Soils Remediation team at KOC.  Both projects have a range of contaminated soils to be remediated.

Our technology has been successful in reducing the amount of contaminated material in the SEED project from 20% hydrocarbon contamination to just 0.2% hydrocarbon contamination, based on third party independent testing performed by ALS Arabia in March 2020.  We believe we possess the only technology that has been successful at remediating such highly contaminated soil (defined as anything above 20% hydrocarbon contamination), while also returning usable hydrocarbons. KOC has advised us that we are the only company to have submitted third-party testing results regarding our technology that has met KOC’s specifications for remediating oil sands in excess of 7% hydrocarbons. For this reason, we believe that our technology will be selected for future KOC projects to clean contaminated soils containing in excess of 7% hydrocarbons. Our initial contract for the SEED projects was to clean 14,000 metric tons of contaminated soil and is expected to significantly grow in size and scope. The project pays us, based on the specific characteristics of the soil, a flat fee of $70 to $100 per ton of contaminated soil we clean. We then return the remediated soil and the recovered oil to the Kuwaiti government. Accordingly, for this project, the Company does not have any short-term risk relating to volatile oil prices.

The KERP project is anticipated to involve approximately 26 million cubic meters of contaminated oil sands requiring remediation. We expect that as much as 20% of the contaminated soil will contain more than 5% hydrocarbon contamination. We also believe that we will have the opportunity to act as a technology provider to the main KERP project contractors on other projects requiring remediation of sands exhibiting greater than 7% contamination, which we believe could have a market potential of up to $500 million for us.

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The oil recovered from these projects in Kuwait is considered a sovereign asset, so the ability to reclaim this asset also creates a social value for the country. In order to remediate all of the contaminated sand exhibiting greater than 7% contamination in the timeframe required by the UN, the Company expects to expand its contract and deploy 10 RPC units to Kuwait over the next several years.

On December 14, 2021, we, together with our subsidiary, Vivaventures Energy Group, Inc., entered into a Services Agreement (the “Services Agreement”) with Al Dali International Co., a company organized under the laws of Kuwait (“DIC”). The Government of Kuwait and the United Nations, acting through the Kuwait Oil Company (“KOC”) has awarded to Enshaat Al Sayer rights to remediate contaminated soil under the Kuwait Remediation Program pursuant to the South Kuwait Excavation, Transportation and Remediation Project (“KOC Remediation Contract”). To fulfill its role, Enshaat Al Sayer has engaged the Company, through the Company’s agreement with DIC, to perform contaminated soil treatment for the KOC Remediation Contract using the Company’s patented technology for extracting hydrocarbons, through the Company’s Remediation Processing Center (“RPC”) plants. The Services Agreement is subject to DIC and Enshaat Al Sayer entering into a subcontractor agreement and the Company has received a notice letter from such parties, which confirms that such subcontractor agreement has been entered into and is in full force and effect. Such subcontractor agreement is subject to termination upon terms substantially similar to those set forth in the Services Agreement, specifically, providing for a 42-month term with termination upon (i) written consent of both parties; (ii) bankruptcy, dissolution or similar event; (iii) for material breach that is not cured within 60 days’ notice thereof (other than non-payment, which is not subject to a cure period); and (iv) non-approval of total optimized study including the bench scale study and pilot plant commissioning results by KOC.

Pursuant to the Services Agreement, the Company and DIC will work together in performing remediation treatment services as subcontractors to Enshaat Al Sayer for the KOC Remediation Contract. Under the Agreement, the Company will supply one pilot RPC plant already located in Kuwait, one 40-ton per hour RPC plant, and one technical expert to oversee the hydrocarbons contaminated soil treatment service operations pertaining to this contract.

The Company will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate.

Pursuant to the Agreement, we will provide our pilot RPC plant (already in Kuwait) within two to four months after retrofitting, as well as a 40-ton RPC plant within one year. We will bear the cost of the related manufacturing, deployment, break-down and spare parts of the RPCs. The RPC plant remediation services must reduce TPH contamination to less than 1%. DIC will provide all other costs for bonds, infrastructure, and operations of the plant.

Other International Projects

In addition to managing the projects in Kuwait, the UN is overseeing the funds allocated to the remediation and clean-up of the Ogoni Lands in Africa, which is estimated to contain millions of tons of both contaminated soil and water and has allocated significant funding for its cleanup. Taking into consideration this particular environmental disaster, plus other global oil contamination projects involving oversight by the UN, together with our successful performance on the UN-managed SEED Project in Kuwait and our recent agreement with DIC, we believe we will be a contender for significant additional contracts.

Vernal, Utah Project

The State of Utah has, according to the U.S. Geological Survey, approximately 14 billion barrels of measured oil in place with an additional estimated 23 to 28 billion barrels of oil contained in contaminated oil sands that are deposited near the ground surface. We believe that the crude from these oil sands can be turned into asphaltic cement for making roads, or upgraded for polymers or fuel. In 2019, we acquired an option to acquire surface rights and the approvals to operate on an oil sands parcel of land located in Vernal, Utah, which has since expired. Vernal is the county seat, and largest city in Uintah County, located in northeastern Utah, approximately 175 miles east of Salt Lake City, and 20 miles west of the Colorado border. On June 23, 2021, we entered into an agreement with the owner of such parcel of land that permits us to continue to operate on the land for a period of 60 days, and, upon conclusion of such initial term, such license will continue on a month-to-month basis, subject to the landowner’s right to terminate in 60 days upon 14 days’ written notice. As we are continuing to operate on this land, we are engaging in discussions regarding purchase of the land and/or arrangements for an extended occupancy period. Nevertheless, we are also engaged in discussions with other landowners in the region regarding alternative sites.

The Vernal property contains approximately 300 million cubic yards of oil sand material available for processing. The property is located on approximately 600 acres. If acquired, we believe that we could ultimately recover as much as 40 million barrels of oil from this property if we are able to economically scale our operations. Each upgraded RPC unit, such as the RPC unit in Vernal, Utah, has the ability to process, at a minimum, 20 tons of contaminated material per hour depending on the oil contamination percentage in the processed material. We believe, based on the number of estimated barrels of oil contained in oil sands deposits located on SITLA property, that there may be an opportunity to deploy as many as 100 RPCs to properties containing oil sands deposits owned by the State of Utah.

Material extracted from our Vernal, Utah project can be sold for energy or converted into asphaltic cement, which we believe is less affected by daily changes in oil prices. With our one RPC unit, assuming full utilization, we anticipate producing approximately 50 tons of asphaltic cement per day. We anticipate that we will be able to sell our asphaltic cement for, referencing present pricing, approximately $50 per ton.

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Competitive Strengths and Growth Strategy

We are focused on the remediation of contaminated soil and water resulting from either man-made spills or naturally occurring deposits of oil. Our primary focus has been the remediation of oil spills resulting from the Iraqi invasion of Kuwait and naturally occurring oil sands deposits in the Uinta basin located in Eastern Utah. We plan to expand into other markets, both in Utah and globally, where we believe our technology and services will provide a distinct competitive advantage over our competition.

Competitive Strengths

We believe the following strengths provide us with a distinct competitive advantage and will enable us to effectively compete on a global basis:

•	Proprietary patented technology;

•	Environmental advantages;

•	Strong relationships with customers and regulatory agencies; and

•	Experienced and highly-skilled management, Board of Directors and Advisory Board.

Proprietary Patented Technology

In total, we, together with our subsidiaries, have intellectual property that is in the form of both proprietary knowledge and patents. Our patent portfolio consists of four issued U.S. patents, one pending international patent application filed through the Paris Cooperation Treaty (PCT), and one pending patent application in Kuwait. In addition, we have licensed from our partners the right to use additional patented technologies.

We presently have two US patent and pending foreign applications related to our RPCs and two issued US patents related to our other remediation technologies.

We believe, based on direct and ongoing conversations with our customers and third-party independent test results, that our technology is the only commercially available technology that can not only clean soil that contains greater than 7% hydrocarbon, but also preserves the hydrocarbons extracted from such soil for future use. We believe that this provides us with a true competitive advantage.

Our main technology has been tested and validated for all of its claims by multiple separate independent expert firms both in the United States and the Middle East, whose reports confirm that we have reclamation technology, which has been tested and reviewed, that possesses the ability to clean soil with more than 7% hydrocarbon contamination and still leave the recovered hydrocarbons in a usable state.

We are also expanding our remediation services and offerings to include the solvAQUA technology, which will enable us to remove hydrocarbons from water (as opposed to soil), while preserving the hydrocarbons for future usage. We expect delivery of our first solvAQUA WMS machine by the end of the calendar year, with operations to commence shortly thereafter. The solvAQUA WMS machines can operate either in conjunction with, or independently of, the RPCs.

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Environmental Advantages

Among our key corporate objectives is to be at the forefront of social responsibility for its technological impact. We strive for all of our systems to ultimately become closed loop systems, to minimize adverse impacts on air quality and reduce the need for use of clean water. Our ability to turn waste into value is in line with this core objective. Our remediation projects in Kuwait are expected to reduce emissions from vaporization of the oil spilled in the soil. The ability to clean produced water from oil production can eliminate the need for evaporation ponds, improving air quality and saving on the use of clean water.

We believe our technology and service offerings will position us well to conduct our business in any geographical region in which soil or water has been contaminated by hydrocarbons.

Strong Relationships with Customers and Regulatory Agencies

We have developed close relationships with customers and government agencies, including SITLA and the KOC. We anticipate receiving access to additional oil sands deposits located in Utah from SITLA, based on our existing relationship with SITLA and our conversations with them. Indeed, these relationships have helped give rise to our December 2021 agreement with DIC in Kuwait, which will result in our having a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate. We also anticipate receiving additional contracts from KOC to remediate contaminated properties in Kuwait, based on our existing relationship with KOC and conversations with them.

Experienced and Highly Skilled Management, Board of Directors and Advisory Board

Our management team has started and successfully grown numerous technology-based companies and has utilized this experience to develop a strategic vision for the Company. The implementation of this plan has resulted in the acquisition and in-house development of numerous technologies, which are currently in operation. We have demonstrated the effectiveness of our technologies in both Vernal, Utah and Kuwait, accomplishing the clean-up of contaminated areas while also recovering precious metals through our metallic separation technology.

Our Board of Directors is comprised of accomplished professionals who bring decades of experience to the Company. Our Board of Directors includes a director who has served as a member of the Executive Committee of one of the largest global accounting firms and has served on the Board of Directors of two multi-billion dollar publicly traded companies, a former director of technology investment banking at Goldman Sachs, a successful investor and entrepreneur who has founded and provided initial financing for numerous life science companies, several of which have grown to multi-billion dollar publicly traded companies, and the mayor of a city in Utah.

In addition, we have an Advisory Board comprised of former senior members of oil and gas companies, both in the United States and in the Middle East. Our Advisory Board is led by one member who is an accomplished business professional and a member of a royal family based in the Middle East and another member who is an experienced health and safety expert operating in the oil and gas industries.

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We rely on our Board of Directors and Advisory Board to provide it both high level advice and guidance along with using their contacts to help open various markets. Additionally, the Advisory Board acts as a preliminary informal sounding board for the Board and management for these particular areas in which the Advisory Board members have expertise. We believe the combination of our management team, Board of Directors and Advisory Board provides us with a significant competitive advantage over our competitors due to their breadth of experiences and relationships.

Growth Strategies

We will strive to grow our business by pursuing the following strategies:

•	Expansion of our oil recovery projects in Utah;

•	Expansion of our remediation projects in Kuwait;

•	Expansion into new and complementary markets;

•	Increase of revenue via new service and product offerings;

•	Strategic acquisitions and licenses targeting complementary technologies; and

•	Redeployment of the metallic separation technologies.

Expansion of our Oil Recovery Projects in Utah

The State of Utah has, according to the U.S. Geological Survey, approximately 14 billion barrels of measured oil in place with an additional estimated 23 to 28 billion barrels of oil contained in contaminated oil sands that are deposited near the ground surface. The majority of these oil sands deposits are located on land owned by SITLA. While our current project in Vernal, Utah is not located on SITLA land and we do not yet have a definitive agreement, SITLA has expressed an interest in providing us leased access to these lands in exchange for a royalty to be paid by us in an amount equal to 8% of all revenue generated from any hydrocarbon-based products produced by us from hydrocarbons extracted from these lands. All royalty payments to SITLA would result in direct funding to the State’s school system. We believe, based on the number of estimated barrels of oil contained in oil sands deposits located on SITLA property, that there may be an opportunity to deploy as many as 100 RPCs to oil sands deposits located on land owned by the State of Utah. We will seek to acquire additional properties and mineral rights in the vicinity of Vernal, Utah from individual land owners and the State of Utah with a goal of increasing our hydrocarbon holdings to as much as one billion barrels of contingent resources containing a minimum of 10% hydrocarbon saturation.

Expansion of our Remediation Projects in Kuwait

Our RPC technology was successfully used in our initial project for KOC in Kuwait, where we removed hydrocarbons from soil with more than 7% contamination and, following the process, the hydrocarbon contamination level of the soil was reduced to less than 0.5%, which was lower than the level needed to meet the project specifications. There is still approximately 26 million cubic meters of soil contaminated by oil from the Iraqi invasion of Kuwait. Pursuant to our recent agreement with DIC, we will receive $50,000 for the successful remediation of the first 100 tons ($500 per ton) under its subcontractor services for the KOC Remediation Contract. In addition, the Company will receive $20 per treated ton of soil after the initial 100 tons. The treatment process using the RPC plants is anticipated to generate a bitumen sub-product. The Company and DIC have agreed to sell this sub-product and share the net profits equally (50% to the Company and 50% to DIC), after allocating 30% of the net profits to DIC in the form of a sales and marketing payment, which will be invoiced on a monthly basis, in accordance with the Agreement. Pursuant to the Agreement, we will have a stockpile of at least 444,311 tons with at least 5% oil contamination for us to remediate. Other technologies may also be used for the less contaminated soils.

Expansion into New and Complementary Markets

We intend to explore expansion opportunities on a global basis, including in places with extreme contamination such as the Ogoni Lands region of Nigeria, oil spill lakes located in Saudi Arabia and Turkmenistan, and naturally occurring oil sands deposits in Kazakhstan, where we believe our technology and service offerings may provide a distinct competitive advantage. We are currently in discussions with several groups for deploying our RPCs for remediation projects (primarily for oil spills, tank bottom sludge and drill cuttings) in Saudi Arabia, Qatar and Texas. Saudi Arabia has the objective to create a circular carbon economy that will ultimately have zero wasted hydrocarbons. Our technology is able to process tank bottom sludge, drill cuttings, and soils form hydrocarbon spills, returning the sand to less than 0.5% contamination while reclaiming the oil for waste energy use.

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Increase of Revenue via New Service and Product Offerings.

To date, we have focused on the remediation of soil contaminated by oil. We are in the process of expanding our services to include the remediation of water and the recovery of hydrocarbons from water through our exclusive license with solvAQUA. We also intend to target other hydrocarbon remediation businesses that focus on, among other things, the cleaning of tank bottom sludge, and the cleaning of the water used from drilling oil wells. Oil producers generally pay to dispose of sludge at the bottom of storage tanks and contaminated water produced from the drilling of oil wells. We believe that our technologies could be used to clean the contaminated water produced from drilling, while simultaneously recovering the heavy crude. We believe we will be able to offer these services at a cost that is very competitive with current methods and that our ability to recover the heavy crude for resale will give us a competitive advantage. The patented RPC technology, in conjunction with the enzymatic water remediation technology that we have licensed from solvAQUA, have the potential to eradicate all oil evaporation ponds and landfills in the United States presently utilized for disposal of tank bottom sludge and drill cutting waste. We are currently in early stage discussions relating to some of these remediation projects.

Strategic Acquisitions and Licenses Targeting Complementary Technologies

We intend to seek out opportunities to acquire or license only specific technologies that are either complementary to our existing product offerings or that will allow us to expand into the environmental infrastructure markets. We recently entered into a worldwide, exclusive license agreement with TBT Group, Inc. to license piezo electric and energy harvesting technologies for creating self-powered sensors for making smart roadways, which we believe could be embedded directly into the asphaltic cement we intend to produce from the hydrocarbons we extract, providing the basis for smart roads and infrastructure. We believe that these sensors, which are self-powered, could be used to provide information about traffic, road conditions and repair needs as well as allowing the roads to communicate directly with autonomous vehicles enabling these vehicles to sense the road in all weather conditions. By complementing the asphaltic cement we expect to produce with integrated sensors for automated vehicles, we believe that we will be able to offer a smart road – moving this company from one of “Waste to Road” to one of “Waste to Smart Road”.

Redeployment of the Metallic Separation Technology

Our licensed metallic separation technology has successfully recovered precious metals including, but not limited to, gold, palladium, platinum, rodium and silver. We intend to modify our existing metallic separation equipment to allow us to capture more precious metals. We intend to redeploy our metallic separation technology machines in conjunction with our RPC machines to locations where precious metals have been detected in the soil and to standalone locations to process mine tailings and other soils.

Other Holdings

Historically, as part of our strategy to find and invest in technologies that might develop synergies with our existing businesses, we have invested in other companies and/or entities. Not all of our investments to date have developed into complementary technologies and/or businesses, but with our management’s assistance, many of them have still become successful and accretive to our Company’s value. Over time, we intend to divest our ownership of companies that are not synergistic with our business.

Scepter Holdings

In 2012, we provided secured loan financing and assistance to Vivaceuticals, Inc. (“Vivaceuticals”) for the development and commercialization of two bioactive beverages and one weight loss beverage. In 2018, Scepter Holdings, Inc. (OTCMarkets: BRZL), a company that manages the sales and development of consumer-packaged goods, purchased certain assets of Vivaceuticals, and in 2019, we received 800,000 shares of preferred stock in Scepter Holdings, Inc. In 2019 we entered into a Convertible Master Revolving Note with Scepter and over the course of approximately two years lent them $71,000, which accrued 7% interest per annum. In August 2021 we exercised our conversion rights in the note and converted the principal balance and all accrued interest in 26,376,882 shares of common stock of Scepter, which represents holdings of 826,376,882 shares of Scepter and a market value of approximately $2,892,319 as of February 2, 2022.

Odyssey Group International

In 2014, we acquired a minority interest in Odyssey Group International, Inc. (“Odyssey”) (OTCQB: ODYY), a trans-disciplinary product development enterprise involved in the discovery, development and commercialization of a broad range of products applied to targeted segments of the health care industry. We also have provided a $750,000 secured loan Odyssey, which they used to acquire a license to use and develop a new technology called CardioMap®, which is an advanced technology for early non-invasive testing for heart disease. The loan is secured by Odyssey’s assets, and we are entitled to receive a percentage of Odyssey’s total gross sales until the loan has been repaid in full. During June 2020, we converted the outstanding secured loan into 809,578 shares of Odyssey common stock. We owned 3,309,578 shares of Odyssey common stock through December 2021 at which time we sold such 3,309,578 shares of Odyssey in a private transaction for a purchase price of $860,491, reflecting the market price as of such time. Such purchase price was paid in the form of $10,000 cash delivered at signing and a note issued in favor of Vivakor in the amount of $850,491 accruing interest at 3% per annum, with payments due quarterly over a five year term.

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Future Products; Research and Acquisition

We intend to identify, develop or acquire, and bring to market products primarily in the Clean Tech sector with a primary focus on the petroleum, mining and minerals, and alternative energy industries, as well opportunities that may arise in the natural and formulary products industry. Our general approach is to select products or processes that are at or near commercial viability, or that we believe can be substantially developed for commercialization. We then negotiate agreements to either acquire or to provide secured loan financing to these companies to complete their development, testing and product launches in exchange for control of, or a significant ownership interest in, the products or companies.

History

The Company was originally organized on November 1, 2006 as a limited liability company in the State of Nevada as Genecular Holdings, LLC. The Company’s name was changed to NGI Holdings, LLC on November 3, 2006. On April 30, 2008, the Company was converted to a Nevada corporation and changed its name to Vivakor, Inc. pursuant to Articles of Conversion filed with the Nevada Secretary of State.

We have the following direct and indirect wholly-owned active subsidiaries:  VivaVentures Management Company, Inc., a Nevada corporation, VivaSphere, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, and RPC Design and Manufacturing LLC, a Utah limited liability company. We have a 99.95% ownership interest in VivaVentures Energy Group, Inc., a Nevada Corporation; the 0.05% minority interest in VivaVentures Energy Group, Inc. is held by a private investor unaffiliated with the Company. We also have an approximate 49% ownership interest in Vivakor Middle-East Limited Liability Company, a Qatar limited liability company.

Regulations Affecting our Business

The Company’s business is subject to federal, state and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Exploration and exploitation activities are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment. Environmental and other legal standards imposed by federal, state or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for noncompliance. Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Unknown environmental hazards may exist on our mining claims, or we may acquire properties in the future that have unknown environmental issues caused by previous owners or operators, or that may have occurred naturally.

Failure to comply with applicable federal, state, local or foreign laws or regulations could subject our company to enforcement action, including product seizures, recalls, withdrawal of marketing clearances and civil and criminal penalties, any one or more of which could have a material adverse effect on our company’s businesses. We believe that our company is in substantial compliance with such governmental regulations. However, federal, state, local and foreign laws and regulations regarding the manufacture and sale of medical devices are subject to future changes. There can be no assurance that such changes would not have a material adverse effect on our company.

Intellectual Property

We own four issued US patents and two pending international PCT patent application covering our propriety technology, specifically:

•	US Patent 7,282,167 for methods for producing nano-scale particles by vaporizing raw material and then cooling the vaporized raw material using a cooling gas, granted October 16, 2007 and expiring July 23, 2025;

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•	US Patent 9,272,920 for methods for producing ammonia by mixing a first catalyst including a millimeter-sized, granular, ferrous material and a promoter and a second catalyst including discrete nano-sized ferrous catalyst particles that comprise a metallic core with an oxide shell and then reacting hydrogen and nitrogen in the presence of the mixture, granted March 1, 2016 and expiring November 7, 2028; and

•	US Patent 10,913,903 for SYSTEM AND METHOD FOR USING A FLASH EVAPORATOR TO SEPARATE BITUMEN AND HYDROCARBON CONDENSATE granted February 9, 2021 and expiring August 28, 2039;

•	US Patent 7,282,167 for US Patent 10,947,456 for SYSTEMS FOR THE EXTRACTION OF BITUMEN FROM OIL SAND MATERIAL granted on March 16, 2021 to expire on December 3, 2038;

•	Pending US Patent Series Nos. 16/177,210 and 16/554,158, International PCT Application No. PCT Application No. PCT/US2019/048587, and pending Kuwait application KW/P/2020/000111 relating to systems and processes for extracting bitumen from oil sands material which employ a centrifuge and a flash evaporator.

Employees

As of the date of this prospectus, we have 25 full-time or contracted employees, consisting of our CEO, CFO, and additional administrative and direct operations personnel. None of these employees are represented by a labor union or subject to a collective bargaining agreement. We have never experienced a work stoppage and our management believes that our relations with employees are satisfactory.

Properties

We do not own real property. We currently lease executive office space in Salt Lake City, Utah, and Irvine, California. The Company also leases warehouses in Salt Lake City, UT and have paid to be on a land site in Vernal, UT. We believe these facilities are in good condition but that we may need to expand our leased space and warehouses as business increases.

Legal Proceedings

From time to time, we may become involved in various legal actions that arise in the normal course of business. We are not currently involved in any material disputes and do not have any material litigation matters pending.

Change in Accountants

Effective January 1, 2021, Hall & Company CPAs (“Hall”), the independent registered public accounting firm for the Company, combined with Macias Gini & O’Connell LLP (“MGO”). As a result of this transaction, on January 1, 2021, Hall resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s Board of Directors approved the engagement of MGO as the new independent registered public accounting firm for the Company.

The audit report of Hall on the Company’s financial statements for the year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the most recent fiscal year ended December 31, 2020 and through the subsequent interim period preceding Hall’s resignation, there were no disagreements between the Company and Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hall would have caused them to make reference thereto in their report on the Company’s financial statements for such year.

During the most recent fiscal year ended December 31, 2020 and through the subsequent interim period preceding Hall’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that the Company’s internal control over financial reporting was not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting. We have identified a material weakness in our internal controls related to management not yet having completed a formal assessment of internal controls. Management anticipates completing the formal assessment in 2021.We believe that we will have substantially resolved our previously identified material weakness in our internal controls as a result of implementation of new policies and procedures. There can be no assurances that weakness in our internal controls will not occur in the future.

During the most recent fiscal year ended December 31, 2020 and through the subsequent interim period preceding MGO’s engagement, the Company did not consult with MGO on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and MGO did not provide either a written report or oral advice to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

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MANAGEMENT

As of the date of this prospectus, our directors, executive officers and significant employees are as follows:

Name	Age	Position(s)
Matthew Nicosia	47	Chief Executive Officer (Principal Executive Officer) and Director
Tyler Nelson	41	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dr. Daniel Hashim	38	Chief Scientific Officer
Al Ferrara	70	Director
Joseph Spence	47	Director
Matthew Balk	61	Director
Trent Staggs	47	Director

Background of Officers and Directors

Matthew Nicosia joined Vivakor as Chief Executive Officer and Chairman of the Board in 2011. Prior to joining the Company, Mr. Nicosia co-founded Dermacia Inc. in 1999, a dermatology product development Company. From December 2012 through December 2015, concurrent with his time serving as Chairman and Chief Executive Officer of Vivakor, Mr. Nicosia served as the interim Chief Executive Officer of Vivaceuticals, d/b/a Regeneca Worldwide. In February 2019, Mr. Nicosia joined Ridepair Inc., a software development company focused on the transportation market, as Chairman of the Board. Mr. Nicosia joined the Board of Directors of NarcX Solutions Inc., a developer of onsite drug destruction technologies in June 2019. During 2018, Mr. Nicosia co-founded and has since served as co-Chairman of the Board of Prosperity Utah, a non-profit economic think tank focused on the State of Utah. From April 2018 until March 2021, Mr. Nicosia has served on the Board of Directors of CannapharmaRx Inc., a public company which trades on the OTC Markets. Mr. Nicosia received his Bachelor of Arts degree from Brigham Young University and a MBA from Pepperdine University. Mr. Nicosia is qualified to serve on our Board of Directors based on his in depth knowledge of the Company as Chief Executive Officer and because of his extensive experience with thermal vaporization technologies, business development in the Middle East and U.S. capital markets experience.

On November 16, 2015, the Consumer Protection Branch of the Department of Justice of the United States of America initiated an action, on behalf of the Food and Drug Administration, against Vivaceuticals, d/b/a Regeneca Worldwide, and Mr. Nicosia alleging various violations of the Federal Food, Drug, and Cosmetic Act in relation to the manufacturing, labeling and distribution of adulterated dietary supplements. The complaint sought a permanent injunction against Regeneca Worldwide for unlawfully distributing unapproved new drugs, and adulterated and misbranded dietary supplements. A consent decree of permanent injunction was filed on February 8, 2017. The consent decree prohibits Regeneca from marketing unapproved new drugs, and adulterated and misbranded dietary supplements. The consent decree also provides that before Regeneca can resume operations, it must, among other things, hire good manufacturing practice and labeling experts, implement procedures to comply with good manufacturing practice and labeling requirements and receive written permission from the FDA to resume operations, and Mr. Nicosia is required to notify the FDA and accept their inspections if he works in the pharmaceutical industry. Regeneca was also required to destroy all remaining products. Vivaceuticals sold its assets to Scepter Holdings, Inc. in 2018 and is no longer in operation.

Tyler Nelson joined Vivakor on a part-time basis as Chief Financial Officer in 2014 and has served as full-time Chief Financial Officer since September 2020. Mr. Nelson is a CPA who worked from 2006 to 2011 in Audit and Enterprise Risk Services at Deloitte LLP (USA) and later at Withum+Brown, PC. He worked with clients with assets of more than $100 billion and annual revenues of more than $15 billion, which are considered some of the most respected financial institutions in the world. In 2011, Mr. Nelson began working for LBL Professional Consulting, Inc. where he provided merger and acquisition, initial public offering, and interim chief financial officer services to clients. Mr. Nelson continues to sit on the Board of Directors and remains an officer of LBL Professional Consulting, Inc. Mr. Nelson earned a Master’s Degree in Accountancy from the University of Illinois- Urbana-Champaign, and a Bachelor’s Degree in Economics with a minor in Business Management from Brigham Young University.

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Dr. Daniel Hashim joined Vivakor as Chief Scientific Officer in 2017. Dr. Hashim has extensive experience in the areas of nanoscience research, advanced materials synthesis, characterization, application, innovation and technological entrepreneurship. In addition to leading scientific efforts for Vivakor and its related companies, Dr. Hashim has served as the Founder, Chairman and CEO of CSS Nanotech, Inc. (“CSS”) since 2014. CSS is a nonmaterials research and development company that designs and commercializes useful structural nanomaterials that exhibit “safe-to-handle” nanofunctionality on a macro-scale, to include carbon filtration media, water purification, oil spill remediation, structural composite materials, electrode materials, petrochemical refining and thermal management systems. Mr. Hashim holds a Bachelor’s Degree in Materials Science Engineering from Rensselaer Polytechnic Institute, with a PhD from Rice University in the field of Materials Science and NanoEngineering.

Al Ferrara joined Vivakor as a director on September 21, 2020. Mr. Ferrara retired as the National Director of Retail & Consumer Products at BDO USA, LLP in 2016. Mr. Ferrara is a CPA, who worked at BDO USA, LLP in a variety of positions beginning in 1991, and was a member of its board of directors from 2003 to 2010. Mr. Ferrara served as the Northeast Regional Managing Partner at BDO USA, LLP from 2000 to 2003. Mr. Ferrara was also a director representative at Trenwith Capital, Inc. (now BDO Capital Advisors, LLC) from 2000 to 2015 and a member of the retail advisory board at Hilco Retail Consulting from 2013 to 2015. Mr. Ferrara was previously on the Board of Directors for Barnes & Noble, Inc., from August 2016 until the company was sold in August 2019, where he served on its audit committee and compensation committee, and in July 2019, he joined the Board of Directors of Steven Madden, Ltd., where he serves as Chairman of its audit committee and a member of its governance committee. Mr. Ferrara is qualified to serve on our Board of Directors because of his extensive experience in auditing public companies and serving as a director of large public companies.

Joseph Spence joined Vivakor as a director on September 21, 2020. Mr. Spence previously spent the past two years as an investor, advisor, executive and philanthropist specializing in catalyzing high tech and tech infused real estate to create smart, sustainable cities that work for everyone, with ASPIRE Center for Electrified Transportation, We Are Makers Social Impact Initiative and IconIQ Talks. Previously, from 2014 through 2018, he was an executive director at Goldman Sachs leading teams in the Technology, Media and Telecom; Real Estate, Gaming and Lodging; and Structured Finance sectors for the Americas and EMEA regions. From 2007 to 2014, he was an associate director at Standard & Poor’s covering approximately $144 billion in debt, and, from 2006 to 2007, he was an assistant treasurer at Bank of NY Mellon. He started his career as an engineer at the NASA Academy at Goddard Space Flight Center. Mr. Spence holds an MBA from Columbia University and BS in Electrical Engineering Howard University (Magna Cum Laude). Mr. Spence also holds a Master’s degree in Nano & Biotechnology from Harvard University. Mr. Spence is qualified to serve on our Board of Directors because of his extensive experience in raising capital and financing companies through all stages of growth.

Matthew Balk joined Vivakor as a director on September 21, 2020. Mr. Balk previously spent more than 25 years as an investment banker specializing in technology and biotechnology where he raised billions of dollars for both public and private companies and dozens of mergers and acquisitions. In 2011, he left investment banking to start his family office. He has since co-founded several companies including AzurX (Nasdaq: AZRX) and VerifyH20 and invested in a number of other technology companies. Mr. Balk also works as a consultant to a small number of companies in the areas of Biotech and technology in general. Mr. Balk received his MBA from New York University Stern School of Business. Mr. Balk is qualified to serve on our Board of Directors because of his extensive experience acting as an investment banker supporting large public companies.

Trent Staggs joined Vivakor as a director on September 21, 2020. Mr. Staggs brings a 20-year track record of developing and executing on business strategy, teams and relationships. Prior to advising the Vivakor team, he was on the corporate leadership team of Unicity International, Inc., a global direct sales company that operates in over 35 markets, providing strategic direction and leadership of global integrated systems, software and IT infrastructure. Mr. Staggs has also been directly responsible for financial transactions in excess of 2 billion dollars as a VP at Morgan Stanley and also running his own nationwide financial company. Mr. Staggs served as a consultant for RDM from January 2019 through March 2020, advising with respect to obtaining required permitting from State agencies and other regulatory matters. Mr. Staggs received his Bachelor of Arts degree from the University of Utah and received an MBA from the Marriott School of Management at Brigham Young University. Mr. Staggs is also the Mayor of Riverton, Utah and serves on many boards, providing needed political guidance and consultation to Vivakor and its related companies. Mr. Staggs is qualified to serve on our Board of Directors because of his extensive experience in capital markets and his understanding of Utah regulatory requirements.

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Family Relationships

There are no family relationships between any of our directors and executive officers.

Board Composition and Director Independence

Upon the completion of this offering, our common stock is expected to be listed on the Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), a majority of a listed company’s board of directors must be comprised of “independent” directors, as defined in Rule 5605. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees must be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board of Directors consists of five members. The directors are elected at each annual meeting to hold office until the next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in the Nasdaq rules.

In making the determination of whether a member of the board is independent, our board considers, in addition to Nasdaq rules, among other things, and, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Related Party Transactions.” The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our Board of Directors affirmatively determined that Al Ferrara, Joseph Spence, Matthew Balk and Trent Staggs are qualified as independent and do not have any material relationships with us that might interfere with his exercise of independent judgment.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has its own charter, which is available on our website at www.vivakor.com. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is currently comprised of Al Ferrara, Matthew Balk and Trent Staggs, each of whom qualify as an independent director under applicable Nasdaq and SEC rules, and “financially literate” under applicable Nasdaq rules. Our board has determined that Al Ferrara, Matthew Balk and Trent Staggs each qualify as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Al Ferrara serves as chairman of the Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and oversee the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of this committee include, but are not limited to:

•	selecting and recommending to our Board of Directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

•	approving the fees to be paid to the independent registered public accounting firm;

•	helping to ensure the independence of the independent registered public accounting firm;

•	overseeing the integrity of our financial statements;

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•	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•	resolving any disagreements between management and the auditors regarding financial reporting;

•	reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

•	reviewing and approving all related-party transactions; and

•	overseeing compliance with legal and regulatory requirements.

The Audit Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Compensation Committee

Our Compensation Committee is currently comprised of Trent Staggs, Al Ferrara and Matthew Balk, each of whom qualify as an independent director under applicable Nasdaq rules. Trent Staggs serves as chairman of the Compensation Committee.

Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers.

The responsibilities of this committee include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;

•	determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or Board of Directors;

•	providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

•	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our Board of Directors as needed, and exercising all the authority of our Board of Directors with respect to the administration of such plans;

•	reviewing and recommending to our Board of Directors the compensation of independent directors, including incentive and equity-based compensation; and

•	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Compensation Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised of Trent Staggs, Matthew Balk and Al Ferrara, each of whom qualify as an independent director under applicable Nasdaq rules. Trent Staggs serves as chairman of the Nominating and Corporate Governance Committee.

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The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board of Directors nominees for election as directors and persons to be elected to fill any vacancies on the Board of Directors, develop and recommend a set of corporate governance principles and oversee the performance of the Board of Directors.

The responsibilities of this committee include, but are not limited to:

•	recommending to the Board of Directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;

•	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

•	overseeing the administration of the Company’s code of business conduct and ethics;

•	reviewing with the entire Board of Directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;

•	the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•	recommending to the Board of Directors on an annual basis the directors to be appointed to each committee of the Board of Directors;

•	overseeing an annual self-evaluation of the Board of Directors and its committees to determine whether it and its committees are functioning effectively; and

•	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.vivakor.com. We expect that any amendments to such code, or any waivers of its requirements, will be disclosed on our website.

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EXECUTIVE COMPENSATION

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our principal executive officer. No other executive officer received compensation greater than $100,000 in the last two fiscal years.

Name and Principal Position	Year	Salary	Total
Matthew Nicosia,	2021	$50,000	$50,000
Chief Executive Officer and Chairman	2020	$50,000	$50,000
Tyler Nelson	2021	$49,920	$49,920
Chief Financial Officer	2020	$11,520	$11,520

Employment Agreements

Matthew Nicosia

On September 24, 2020, we entered into an Employment Agreement with Matthew Nicosia to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $50,000 (the “Nicosia Base Salary”). The Nicosia Base Salary will increase as follows: (i) upon the Company earning a total of at least $3,000,000 in Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) during any calendar year, the Nicosia Base Salary will increase to $100,000 for all calendar years thereafter until if and when further increased pursuant to this Section 4.1; and (ii) for every $1,500,000 increase in EBITDA earned by the Company during any calendar year, the Nicosia Base Salary will increase an additional $50,000 up to a maximum base salary of $350,000. Any increase to the Nicosia Base Salary will be effective the first pay period of the Company after the Company reaches a particular EBITDA amount is achieved that triggers the increase. For example purposes only and not by way of limitation: (i) if on October 31, 2021 the Company reaches $3,000,000 in EBITDA earned during the 2021 calendar year, the Nicosia Base Salary would increase to $100,000 commencing the Company’s first pay period after October 31, 2021; and (ii) if on November 15, 2022 the Company reaches $4,500,000 in EBITDA earned during the 2022 calendar year, the Nicosia Base Salary would increase to $150,000 commencing the Company’s first pay period after November 15, 2022.

The Employment Agreement has a term of three years and automatically extends for successive one-year periods unless terminated by the Company or Mr. Nicosia, with three months advance written notice required. The agreement provides for incremental increases upon the Company’s achievement of specific performance metrics. The Employment Agreement provides for a grant of a stock option to Mr. Nicosia to purchase up to 166,667 shares of the Company’s common stock at an exercise price equal to 110% of the fair market value of the Company’s common stock on the date of grant. The stock option will vest after five years of continuous employment, subject to acceleration if Mr. Nicosia is terminated without cause or resigns for good reason. The agreement also provides for an annual bonus of up to 100% of Mr. Nicosia’s then base salary based upon the achievement of certain performance goals established and approved by the Board of Directors; provided, that at any time Mr. Nicosia’s base salary is $200,000 or more, the Company will pay Mr. Nicosia a minimum annual bonus of $200,000 within ninety days after the end of each calendar year. The agreement entitles Mr. Nicosia to receive various employee benefits generally made available to other officers and senior managers of the Company.

Upon termination of Mr. Nicosia’s employment by Mr. Nicosia for good reason, by the Company without cause, by the Company because of disability, or upon the Company’s or Mr. Nicosia’s decision not to renew Mr. Nicosia’s employment in accordance with the automatic successive one-year extensions, the Company will pay or provide Mr. Nicosia (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) amounts payable under any Company bonus plans in which Mr. Nicosia is eligible to participate as of the date of the termination of his employment on a pro-rated basis; (iii) for a period of 12 months, Mr. Nicosia’s then current monthly base salary multiplied by 2 (but not to exceed $150,000); (iv) outplacement services for Mr. Nicosia for a period of 12 months with an outplacement firm selected by Mr. Nicosia; (v) at Mr. Nicosia’s election to continue health insurance coverage under COBRA, Mr. Nicosia’s monthly premium until (a) the close of the severance period, as defined therein, (b) the expiration of Mr. Nicosia’s continuation of coverage under COBRA, or (c) the date when Mr. Nicosia becomes eligible for substantially equivalent health insurance coverage in connection with new employment; and (vi) the Company will amend each option agreement then in effect by and between the Company and Mr. Nicosia (a) to make 100% of the then unvested shares subject to each option agreement fully vested and fully exercisable, (b) to terminate any rights the Company may have to repurchase unvested shares and (c) to permit Mr. Nicosia to exercise the options provided by each option agreement for a period of ten (10) years following the termination of Mr. Nicosia’s employment. Upon the termination of Mr. Nicosia’s employment because of death, Mr. Nicosia’s estate will be entitled to receive (i) Mr. Nicosia’s then current base salary through the end of the month in which his death occurs, (ii) all accrued and unpaid compensation (including any accrued and unused vacation time) and earned but unpaid bonus payments. Upon the termination of Mr. Nicosia’s employment by the Company for cause or by Mr. Nicosia without good reason, the Company will pay Mr. Nicosia (i) a pro rata amount of Mr. Nicosia’s then current base salary through the date his employment is terminated and (ii) all unpaid bonuses and accrued and unpaid compensation (including any accrued and unused vacation).

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Tyler Nelson

On September 24, 2020, we entered into an Employment Agreement with Tyler Nelson to serve as our Chief Financial Officer. The agreement provides for an annual salary of $50,000 (the “Nelson Base Salary”). The Nelson Base Salary is payable in equal installments and will be paid every two weeks. The Nelson Base Salary will increase as follows: (i) upon the Company earning a total of at least $3,000,000 in Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) during any calendar year, the Nelson Base Salary will increase to $100,000 for all calendar years thereafter until if and when further increased pursuant to this Section 4.1; and (ii) for every $1,500,000 increase in EBITDA earned by the Company during any calendar year, the Nelson Base Salary will increase an additional $50,000 up to a maximum base salary of $350,000. Any increase to the Nelson Base Salary will be effective the first pay period of the Company after the Company reaches a particular EBITDA amount is achieved that triggers the increase. For example purposes only and not by way of limitation: (i) if on October 31, 2021 the Company reaches $3,000,000 in EBITDA earned during the 2021 calendar year, the Nelson Base Salary would increase to $100,000 commencing the Company’s first pay period after October 31, 2021; and (ii) if on November 15, 2022 the Company reaches $4,500,000 in EBITDA earned during the 2022 calendar year, the Nelson Base Salary would increase to $150,000 commencing the Company’s first pay period after November 15, 2022.

The Employment Agreement has a term of three years and automatically extends for successive one-year periods unless terminated by the Company or Mr. Nelson, with three months written notice required. The agreement provides for incremental increases upon the Company’s achievement of specific performance metrics. The agreement also provides for an annual bonus of up to 100% of Mr. Nelson’s then base salary upon the achievement of certain performance goals established and approved by the Board of Directors; provided, that at any time Mr. Nelson’s base salary is $200,000 or more, the Company will pay Mr. Nelson a minimum annual bonus of $200,000 within ninety days after the end of each calendar year. The agreement entitles Mr. Nelson to receive various employee benefits generally made available to other officers and senior managers of the Company.

Upon termination Mr. Nelson’s employment by Mr. Nelson for good reason, by the Company without cause, by the Company because of disability, or upon the Company’s or Mr. Nelson’s decision not to renew Mr. Nelson’s employment in accordance with the automatic successive one-year extensions, the Company will pay or provide Mr. Nelson (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) amounts payable under any Company bonus plans in which Mr. Nelson is eligible to participate as of the date of the termination of his employment on a pro-rated basis; (iii) for a period of 12 months, Mr. Nelson’s then current monthly base salary multiplied by 2 (but not to exceed $150,000); (iv) outplacement services for Mr. Nelson for a period of 12 months with an outplacement firm selected by Mr. Nelson; and (v) at Mr. Nelson’s election to continue health insurance coverage under COBRA, Mr. Nelson’s monthly premium until (a) the close of the severance period, as defined therein, (b) the expiration of Mr. Nelson’s continuation of coverage under COBRA, or (c) the date when Mr. Nelson becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Upon the termination of Mr. Nelson’s employment because of death, Mr. Nelson’s estate will be entitled to receive (i) Mr. Nelson’s then current base salary through the end of the month in which his death occurs, (ii) all accrued and unpaid compensation (including any accrued and unused vacation time) and earned but unpaid bonus payments. Upon the termination Mr. Nelson’s employment by the Company for cause or by Mr. Nelson without good reason, the Company will pay Mr. Nelson (i) a pro rata amount of Mr. Nelson’s then current base salary through the date his employment is terminated and (ii) all unpaid bonuses and accrued and unpaid compensations (including any accrued and unused vacation).

Stock Incentive Plan

2021 Equity Incentive Plan

We adopted a new equity incentive plan prior to the offering, which authorizes the issuance of up to 2,000,000 shares of common stock through the grant of stock options (including incentive stock options qualifying under section 422 of the Code and nonstatutory stock options), restricted stock awards, stock appreciation rights, restricted stock units, performance awards, other stock-based awards or any combination of the foregoing.

Outstanding Equity Awards at December 31, 2021

As of December 31, 2021 there were granted to Matthew Nicosia non-qualified options to purchase up to 166,667 shares of the Company’s common stock at an exercise price equal to 110% of the fair market value of the Company’s Common Stock on the date of grant. There are no other outstanding equity awards held by our executive officers.

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As of December 31, 2021, the Company granted stock-based non-qualified compensation to employees, including a 16,667 share stock award, which vests at the end of four years and a 166,667 stock options that cliff vests at the end of five years. For the year ended December 31, 2021, stock-based compensation was $446,112. For the year ended December 31, 2020, stock-based compensation was $146,114.

For the year ended December 31, 2020, the Company also granted non-statutory stock options, including 133,333 stock options to members of the Board of Directors, which vest over one year, and a 333, 334 stock option to a consultant, which vests over four years. Non-statutory stock-based compensation was $1,585,000 for the year ended December 31, 2021. Non-statutory stock-based compensation was $555,000 for the year ended December 31, 2020.

Employee Pension, Profit Sharing or other Retirement Plan

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director Compensation

The table below shows the compensation awarded to, earned by, or paid to our directors during the years ended December 31, 2021 and 2020. Matthew Nicosia was not compensated for acting as a director during fiscal year 2021 or 2020. Each of Al Ferrara, Trent Staggs, Matthew Balk and Joseph Spence were appointed to the Board of Directors after January 1, 2020.

Name	Year	Fees Earned or Paid in Cash	Stock Compensation	Total
Trent Staggs(1)	2021	$20,000	$–	$20,000
	2020	$3,333	$40,000	$43,333
Al Ferrara	2021	$20,000	$–	$20,000
	2020	$3,333	$40,000	$43,333
Joseph Spence	2021	$12,000	$–	$12,000
	2020	$3,333	$40,000	$43,333
Matthew Balk	2021	$20,000	$–	$20,000
	2020	$3,333	$40,000	$43,333

_________________

(1)	Trent Staggs also received $48,605 and $84,704 from the Company as payment for consulting services rendered in 2020 and 2019.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding our voting shares beneficially owned as of February 8, 2022 by (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding shares of the particular class of voting stock, (ii) each executive officer, (iii) each director, and (iv) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options, warrants and/or other convertible securities. Unless otherwise indicated, voting and investment power relating to the shares shown in the tables for each beneficial owner is exercised solely by the beneficial owner.

For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of February 8, 2022 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The percentage of beneficial ownership of our common stock before this offering is based on an aggregate of 13,211,707 shares outstanding, consisting of (i) 12,378,374 Common Stock outstanding as of the date of this prospectus and (ii) 833,333 shares of common stock into which all of our preferred stock outstanding as of the date of this prospectus will be converted immediately prior to this offering. The percentage of beneficial ownership of our common stock after the offering is based on shares of common stock outstanding after the offering, which includes the common stock to be sold by us in the offering, assuming no exercise of the over-allotment option by the underwriter.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Vivakor, Inc., 433 Lawndale Drive, South Salt Lake City, UT 84115.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned
Matt Nicosia, Chief Executive Officer and Director (1)(2)(3)	3,356,357	25.40%	66,667	100.00%
Tyler Nelson, Chief Financial Officer	0	*
Daniel Hashim, Chief Scientific Officer (3)	166,667	1.26%
Al Ferrara, Director	3,334	*
Trent Staggs, Director (4)	336,667	2.55%
Matthew Balk, Director	3,334	*
Joseph Spence, Director	3,334	*
All Officers and Directors as a group (seven persons)	3,869,693	29.21%	66,667	100%

5% Beneficial Stockholders
AKMN Irrevocable Trust (2)	3,356,357	25.40%	66,667	100%
Sustainable Fuels, Inc. (5)	666,667	5.04%
Everett Monroe (6)
Daniel O. Ritt Trust (7)
Peter D'Arruda (8)
STRATA Trust Company, Custodian FBO: Donna Hansen IRA (9)
STRATA Trust Company, Custodian FBO: Bella Manansala IRA (10)
Provident Trust Group, Custodian FBO: Wilfredo E. Rivera IRA (11))
STRATA Trust Company, Custodian FBO: Susan J. Lim(12)
Thumai T. Tran(13)

(continued)

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Name and Address of Beneficial Owner	Value of Class B Units of VV RII Beneficially Owned	Percentage of VV RII Class B Units Beneficially Owned	Percentage of VV RII Class B Units Beneficially Owned After the Offering	Value of Units of VWFI Beneficially Owned	Percentage of VWFI Units Beneficially Owned	Percentage of VWFI Units Beneficially Owned After the Offering	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Common Stock Beneficially Owned After the Offering
Matt Nicosia, Chief Executive Officer and Director (1)(2)(3)	–	–	–	–	–	–	4,189,690	28.29%
Tyler Nelson, Chief Financial Officer
Daniel Hashim, Chief Scientific Officer (3)							166,667	1.13%
Al Ferrara, Director							3,334
Trent Staggs, Director (4)							336,667	2.27%
Matthew Balk, Director							3,334
Joseph Spence, Director							3,334
All Officers and Directors as a group (seven persons)							4,703,026	31.75%

5% Beneficial Stockholders
AKMN Irrevocable Trust (2)							4,189,428	28.29%
Sustainable Fuels, Inc. (5)							666,667	4.50%
Everett Monroe (6)	$90,000	7.88%	7.88%
Daniel O. Ritt Trust (7)	$65,000	5.69%	5.69%
Peter D'Arruda (8)	$60,000	5.25%	5.25%
STRATA Trust Company, Custodian FBO: Donna Hansen IRA (9)				$525,000	5.99%
STRATA Trust Company, Custodian FBO: Bella Manansala IRA (10)				$525,000	5.99%
Provident Trust Group, Custodian FBO: Wilfredo E. Rivera IRA (11)				$515,000	5.88%
STRATA Trust Company, Custodian FBO: Susan J. Lim(12)				$500,000	5.70%
Thumai T. Tran(13)				$480,000	5.48%

______________________

*	Less than 1%
(1)	The address for these stockholders is: c/o Vivakor, Inc., 433 Lawndale Drive, South Salt Lake City, Utah 84115.
(2)	The shares of common stock beneficially owned by Matthew Nicosia includes 3,356,095 shares of common stock held by AKMN Irrevocable Trust and 262 shares of common stock held by Nicosia Family Trust. Matthew Nicosia is the trustee of the AKMN Irrevocable Trust, of which Jonathan Nicosia, Matthew Nicosia’s son, a minor, is the beneficiary. AKMN Irrevocable Trust also holds 66,667 shares of Series A preferred stock and has agreed to convert these shares into 833,333 shares of our common stock immediately prior to the closing of this offering. Does not include options to purchase 166,667 shares of common stock.
(3)	The 166,667 shares of common stock beneficially owned by Dr. Hashim are directly held by CSS Nanotech Ltd. Dr. Hashim is the Chief Executive Officer of CSS Nanotech Ltd.

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(4)	The 336,667 shares of common stock beneficially owned by Trent Staggs are held by TABBS Irrevocable Trust. Trent Staggs is the trustee of TABBS Irrevocable Trust, of which Brennan Trent Staggs and Brecklyn Staggs, Trent Staggs’s children, are the beneficiaries.
(5)	Sustainable Fuels, Inc. is owned by Debbie Carpenter, who may be deemed the beneficial owner of these shares. The address for Sustainable Fuels, Inc. is 10124 Marchant Avenue Tustin, CA 92872.
(6)	Everett Monroe’s address is 5813 114th Street, Lubbock TX 79424.
(7)	Daniel O. Ritt Trust’s address is 168 Dover Pkwy, Stewart Manor, NY 11530.
(8)	Peter D’Arruda’s address is 124 Poppleford Place, Cary, NC 27518.
(9)	Strata Trust Company’s address is 7901 Woodway Dr., Ste 200, Waco, TX, 76712.
(10)	Strata Trust Company’s address is 7901 Woodway Dr., Ste 200, Waco, TX, 76712.
(11)	Provident Trust Group’s address is 8880 W. Sunset Rd., Las Vegas, NV, 89148.
(12)	Strata Trust Company’s address is 7901 Woodway Dr., Ste 200, Waco, TX, 76712.
(13)	Thumai T. Tran’s address is 6540 Stockton Blvd, Ste 1C, Sacramento, CA, 95823.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Our current policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock.

We provided secured loan financing and assistance to Vivaceuticals for the development and commercialization of two bioactive beverages and one weight loss beverage. Our Chief Executive Officer, at the time we made the loan, Matthew Nicosia was an officer and director of Vivaceuticals. Vivaceuticals sold its assets to Scepter Holdings, Inc. in 2018. In 2019, we received 800,000 shares of preferred stock in Scepter Holdings, Inc. to extinguish the loan encumbering the assets. We have converted these preferred shares into 800,000,000 shares of Common Stock of Scepter Holdings, Inc., which is traded on the OTC Markets (ticker: BRZL). In 2019 we entered into a Convertible Master Revolving Note with Scepter and over the course of approximately two years lent Scepter $71,000, which accrued 7% interest per annum.

In September 2020, we entered into a consulting contract with LBL Professional Consulting, Inc. (“LBL”), of which Tyler Nelson is a common officer, which remains in effect. For the years ended December 31, 2020 and 2019, we paid LBL $191,295 and $231,199, respectively, for a team of consultants serving us. For the nine months ended September 30, 2021 and 2020, LBL provided services in the amount of $154,250 and $134,970. On December 17, 2020 the granted non-statutory stock options to LBL to purchase 333,334 shares of common stock. The stock options vest over four years. The stock option is exercisable up to ten years from the grant date. Mr. Nelson is not the beneficiary of the Company and is not be permitted to participate in any discussion, including LBL’s board meetings, regarding any Company stock that LBL may own at any time.

We have an existing note payable issued to Triple T, which is owned by Dr. Khalid Bin Jabor Al Thani, the 51% majority-owner of Vivakor Middle East LLC The note is interest free, has no fixed maturity date and will be repaid from revenues generated by Vivakor Middle East LLC. As of September 30, 2021 the balance owed was $376,972, respectively.

In July 2020, the Company entered into an agreement with International Metals Exchange, LLC (“IME”), giving IME the option to purchase approximately 1,331 ounces of our precious metal concentrate for approximately $2,800,000. VVMCI, a wholly-owned subsidiary of Vivakor, Inc. owns all of the Class A Units of IME, which have sole voting power for all material matters except for removal of the manager, and VVMCI serves as a manager of IME. As of December 31, 2020, the Company has sold $54,250 of the precious metal concentrate through this option. As of September 30, 2021 this option to purchase precious metals as expired and is being renegotiated.

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On January 20, 2021, the Company entered into a worldwide, exclusive license agreement with TBT Group, Inc. (of which an independent Vivakor Board member is a 7% shareholder) to license piezo electric and energy harvesting technologies for creating self-powered sensors for making smart roadways. The Company is required to pay $25,000 and 16,667 shares of restricted common stock within upon signing. Upon the earlier of (i) 120 days or (ii) the effectiveness of the Company's Registration Statement and receipt of public offering proceeds, the Company will pay licensor $225,000 and 16,667 shares of restricted common stock. When the licensor delivers to the Company data showing that the sensor performs based on mutually defined specifications and all designs for the sensor are completed, Company shall pay an additional $250,000 and 16,667 shares of restricted common stock. Upon the delivery of a mutually agreed working prototype, Company will pay licensor $250,000 and 16,667 shares of restricted common stock. Upon commercialization of the product, the Company will pay licensor $250,000 and 33,333 shares of restricted common stock. TBT shall have the option, at its sole discretion, to convert the license to a non-exclusive license if the Company fails to pay $500,000 to TBT for sensor inventory per year, which will commence after the second anniversary of product commercialization. The Company shall share in the development costs of the sensor technology to the time of commercialization. Total costs attributed to the Company are estimated to be $125,000. On May 10, 2021, the parties amended the license agreement to extend the terms of the first milestone payment at 120 days to 180 days with a prepayment of $15,000 of the $225,000 to be paid in 180 days.

Policy on Future Related-Party Transactions

Following this offering, all future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct and Ethics and our Related-Party Transaction Policies and Procedures.

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DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation (including the amended and restated articles of incorporation we intend to adopt in connection with this offering, following the approval of our shareholders), bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our articles of incorporation and our bylaws. You should read the provisions of our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Current Amended and Restated Articles of Incorporation

Authorized Capital Stock

We are currently authorized to issue up to 56,666,667 shares of capital stock consisting of: 41,666,667 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value of $0.001 per share. As of February 8, 2022, there were 12,378,374 shares of common stock that were issued and outstanding and held of record by 568 stockholders. As of February 8, 2022, there were 66,667 shares of preferred stock outstanding, which is convertible into 833,333 shares of common stock immediately prior to this offering.

Common Stock

Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available (subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends) and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities (subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to distributions). Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

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Preferred Stock

We are authorized to issue 15,000,000 shares of preferred stock, of which 11,666,667 shares have been designated as follows: (i) 66,667 shares of Series A preferred stock, of which all 66,667 are outstanding as of February 8, 2022; (ii) 3,266,666 shares of Series B preferred stock, of which zero are outstanding as of February 8, 2022; (iii) 1,666,667 shares of Series B-1 preferred stock, of which zero are outstanding as of February 8, 2022; (iv) 3,333,333 shares of Series C preferred stock, of which zero are outstanding as of February 8, 2022; and (v) 3,333,333 shares of Series C-1 preferred stock, of which zero shares are outstanding as of February 8, 2022.

An additional 166,667 shares may be designated from time to time in one or more series as may be determined by our Board of Directors, subject to the protective rights of any classes of preferred stock then outstanding, with the voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each such series of undesignated shares to be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.

The Series A Preferred Stock provides holders the right to convert each share into shares of common stock at a conversion price of $0.60 per share, subject to adjustment. Holders of the Series A preferred stock are not entitled to receive dividends. Holders of Series A preferred stock have the right to 25 votes for each share of common stock into which such shares of Series A Preferred Stock may then be converted. Holders of Series A preferred stock are entitled to receive liquidation preference, prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, or any other series of preferred stock. Immediately prior to the closing of this offering, the outstanding shares of Series A preferred stock will be converted into 833,333 shares of common stock.

There are currently no shares of Series B preferred stock outstanding. The Series B Preferred Stock provides holders the right to convert, at any time on or after the date that is one (1) year after the date of issuance of such share, at a conversion price that is the lesser of (i) the Original Series B Issue Price and (ii) ninety percent (90%) of the Market Price (as defined in the Company’s Articles of Incorporation, as amended); provided, however, upon the earlier to occur of a Qualified Public Offering (as defined in the Company’s Articles of Incorporation, as amended) or May 1, 2021, each share of Series B Preferred Stock is convertible into one share of common stock. Holders of Series B preferred stock are entitled to receive dividends at the rate of $0.75 per share per annum. Each Holder of Series B is entitled to vote upon matters presented to the Company’s shareholders on an as converted basis. Holders of Series B preferred stock are entitled to receive liquidation preference, prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A preferred stock or any other series of preferred stock.

There are currently no shares of Series B-1 preferred stock outstanding. The Series B-1 Preferred Stock provides holders the right to convert at any time on or after the date that is one (1) year after the date of issuance of such share, at a conversion price that is the lesser of (i) the Original Series B-1 Issue Price and (ii) ninety percent (90%) of the Market Price; provided, however, upon the earlier to occur of a Qualified Public Offering or May 1, 2021, each share of Series B-1 Preferred Stock is convertible into one share of common stock. Holders of Series B-1 preferred stock are not entitled to receive dividends. Holders of Series B-1 preferred stock are not entitled to vote on matters presented to the shareholders of the Company. Holders of Series B-1 preferred stock are entitled to receive liquidation preference, pari passu with the holders of Series B preferred stock and prior to and in preference to any distribution of any of the assets of the Company to holders of common stock, Series A preferred stock, Series C preferred stock, Series C-1 preferred stock, or any other class of preferred stock.

There are currently no shares of Series C preferred stock outstanding. Holders of the Series C preferred stock would have the right to convert each share into common stock in the number of fully paid and nonassessable shares of common stock at a conversion price of the lesser of (i) $10.50 per share and (ii) ninety percent (90%) Market Price (as defined in the Company’s Articles of Incorporation, as amended); provided, however, upon the earlier to occur of a Qualified Public Offering (as defined in the Company’s Articles of Incorporation, as amended) or May 4, 2021, each share of Series B Preferred Stock is convertible into one share of common stock. Holders of Series C preferred stock would be entitled to receive dividends at the rate of $1.3125 per share per annum. Holders of Series C preferred stock would be entitled to vote upon matter presented to the Company’s shareholders on an as converted basis. Holders of Series C preferred stock are entitled to receive liquidation preference, prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A Preferred Stock or any other series of preferred stock.

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There are currently no shares of Series C-1 preferred stock outstanding, as shares of Series C-1 Preferred Stock were converted to common stock on May 4, 2021. The Series C-1 Preferred Stock provides holders the right to convert each share into one share of common stock. All Series C-1 Preferred Stock is auto converted to common stock on May 4, 2021. Holders of Series C-1 preferred stock are not entitled to receive dividends. Holders of Series C-1 preferred stock shall be entitled to vote on all matters submitted to the shareholders of the Company on an as-converted basis. Holders of Series C-1 Preferred Stock are entitled to receive liquidation preference, pari passu with the holders of Series C Preferred Stock and prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A preferred stock or any other series of preferred stock.

Second Amended and Restated Articles to be Adopted in Connection with this Offering

In connection with this offering, following the approval of our shareholders, we intend to amend and restate our amended and restated articles of incorporation, to, among other things, restate the effectuation the Reverse Stock Split, to eliminate the current provisions related to our preferred stock that is no longer outstanding, and to clarify provisions related to forum selection (“Second Amended and Restated Articles of Incorporation”).

The following is a summary of our capital stock and provisions of our Second Amended and Restated Articles of Incorporation. For more detailed information, please see the form of Second Amended and Restated Articles of Incorporation and the bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. The descriptions of our common stock and preferred stock reflect changes to our capital structure that will occur upon the closing of this offering.

Upon completion of this offering, we will be authorized to issue 41,666,667 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.001 par value per share, and there will be 14,666,252 shares of common stock and no shares of preferred stock outstanding. Upon the completion of this offering, we will have 26,854,960 shares of common stock, $0.001 par value per share, available for future issuance.

Common Stock

Pursuant to the terms of the Second Amended and Restated Articles of Incorporation we intend to adopt in connection with this offering, following the approval of our shareholders, the holders of common stock will be entitled to one vote per share on all matters to be voted upon by the shareholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See “Dividend Policy.” In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of the Second Amended and Restated Articles of Incorporation we intend to adopt in connection with this offering, following the approval of our shareholders, our board of directors will have the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

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The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Forum for Litigation

Our Second Amended and Restated Articles of Incorporation, which we intend to adopt in connection with this offering, following the approval of our shareholders, provide that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Second Amended and Restated Articles of Incorporation or the bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Second Amended and Restated Articles of Incorporation or the bylaws. The Second Amended and Restated Articles of Incorporation further provide that, for the avoidance of doubt, this exclusive forum provision shall not be applicable to any action brought under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article XV of the Second Amended and Restated Articles of Incorporation.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. There exists uncertainty, however, as to whether such forum selection provisions of our Second Amended and Restated Articles of Incorporation would be enforced by a court.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer with an address at 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Listing

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “VIVK”.

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UNDERWRITING

We have entered into an underwriting agreement, dated February 11, 2022, with EF Hutton, division of Benchmark Investments, LLC, acting as the representative of the several underwriters named below, with respect to the shares of common stock and accompanying purchase warrants. Subject to certain conditions, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, the shares of common stock and accompanying purchase warrants, provided below opposite their respective names.

Underwriter	Number of shares of common stock
EF Hutton, division of Benchmark Investments, LLC	1,600,000

The underwriters are committed to purchase all the shares of common stock offered by us, if any are purchased, other than those covered by the option to purchase additional shares as described in the “Over-allotment Option” section below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discounts, Commissions and Expenses

The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock and/or warrants.

	Per Share and accompanying Purchase Warrants	Total without Exercise of Over-allotment option	Total with Exercise of Over-allotment option
Public offering price	$5.00	$8,000,000	$9,200,000
Underwriting discounts and commissions (8.5%)	$0.425	$680,000	$782,000
Proceeds, before expenses, to us	$4.575	$7,320,000	$8,418,000

The underwriters propose to offer the securities to the public at the initial public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less a concession of $ per share. If all of the securities offered by us are not sold at the initial public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay all expenses relating to the offering, including: (a) all filing fees and expenses relating to the registration of the Common Stock and warrants; (b) all fees and expenses relating to the listing of the Common Stock on Nasdaq; (c) all fees, expenses and disbursements relating to the registration or qualification of the Common Stock and warrants under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Common Stock and warrants under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents; (f) stock transfer and/or stamp taxes, if any; (g) the fees and expenses of the Company’s accountants; (h) a maximum of $150,000 for fees and expenses including “road show,” diligence and reasonable legal fees and disbursements for the Representative’s counsel; (i) all filing fees associated with the review of the offering by FINRA; and (j) the fees and expenses of the Company’s legal counsel and other agents and representatives. We will also pay to the underwriter by deduction from the net proceeds of this offering, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the Common Stock and warrants, exclusive of any Common Stock and/or warrants that may be issued pursuant to exercise of the underwriters’ over-allotment option.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $814,287.

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Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the closing of this offering to purchase up to an additional 240,000 shares of common stock (equal to 15% of the number of shares of common stock sold in this offering), solely to cover overallotments, if any, at the public offering price set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Right of First Refusal

Provided this offering is completed, for a period of twelve (12) months from the closing date of this offering, we have granted the representative of the underwriters a right of first refusal to act as our sole investment banker, sole book-runner, sole financial advisor, sole underwriter and/or sole placement agent, as applicable, in the event we decide to pursue an offering of public and private equity and debt securities during such period.

Lock-up Agreements

Our directors, executive officers, and holders of 5% or more of our common stock (measured as of the effectiveness of the registration statement of which this prospectus forms a part) have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending one hundred eighty (180) days after the date of this prospectus, without first obtaining the written consent of the representative of the underwriters. Specifically, these individuals have agreed, in part, not to:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

•	file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

•	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, for a period of ninety (90) days from the date of this prospectus, with certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital, whether any such transaction described in clause (i) or (ii); or (iii) except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible into or exercisable or exchangeable for shares or any other of our securities; or (iv) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending ninety (90) days after the closing date of the offering.

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Representative’s Warrants

We have also agreed to issue to the representative warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the shares of common stock sold in this offering (including any shares sold for over-allotments). The warrants will have an exercise price equal to 115% of the initial public offering price of the shares of common stock sold in this offering and may be exercised on a cashless basis. The warrants will expire on the fifth anniversary of the effective date of this offering. The warrants provide for one demand registration of the shares of common stock underlying the warrants at our expense commencing 180 days after the effective date of this offering and for a period of no more than five years from the effective date of this offering or the commencement of sales of shares in this offering. In addition, the warrants provide for “piggyback” registration rights at our expense with respect to the underlying shares of common stock for a period of two years from the effective date of the of the offering or the commencement of sales of shares in this offering. The warrants will provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction. The warrants and the underlying shares of common stock have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the warrants nor any shares of our common stock issued upon exercise of the warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the warrants are being issued, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by either an underwriter or a related person do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In accordance with FINRA Rule 5110(f)(2)(G), the warrants may not contain certain terms.

Discretionary Accounts

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of Common Stock and Warrants offered by them.

Restriction on Continuous Offerings

We have agreed not to directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company in any “at-the-market” or continuous equity transaction for a period of 12 months after the date of this prospectus without the prior written consent of the Representative.

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Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Listing

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “VIVK”.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing common stock in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common stock to close out the short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase common stock through exercise of the over-allotment option. If the underwriters sell more shares of common stock than could be covered by exercise of the over-allotment option, and, therefore, have a naked short position, the position can be closed out only by buying common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

73

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which services they may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

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Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

75

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements), and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales, and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

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Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007, and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

77

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales, and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

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United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain attorneys of Lucosky Brookman LLP may be issued restricted shares of our Common Stock at the completion of this offering in an aggregate amount that is less than 1% of our shares of Common Stock outstanding.

EXPERTS

The consolidated balance sheets of Vivakor, Inc. for the years ended December 31, 2020 and December 31, 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, have been audited by Macias Gini & O’Connell, LLP and Hall & Company CPAs and Consultants, Inc., independent registered public accounting firms, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

The SEC maintains a website, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website. We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

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VIVAKOR, INC.

F-1

VIVAKOR, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020	Pro Forma*
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,743,883	$309,404	$9,249,596
Cash and cash equivalents attributed to variable interest entity	441,683	89,500	441,683
Accounts Receivable, less allowances of $33,000 and $33,000, respectively	845	7,735	845
Marketable securities, trading	5,438,862	4,016,951	5,438,862
Inventories	525,744	525,744	525,744
Precious metal concentrate	1,166,709	1,166,709	1,166,709
Other assets	73,245	87,052	73,245
Total current assets	10,390,971	6,203,095	16,896,684

Other investments	4,000	4,000	4,000
Notes receivable	–	78,455	–
Property and equipment, net	21,639,287	18,152,699	21,639,287
Rights of use assets- operating leases	718,989	881,804	718,989
License agreement, net	2,179,356	2,013,810	2,179,356
Intellectual property, net	13,993,790	14,966,627	13,993,790
Total assets	$48,926,393	$42,300,490	$55,432,106

LIABILITIES AND STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY
Current liabilities:
Accounts payable and accrued expenses	$971,979	$1,350,808	$971,979
Operating lease liabilities, current	284,844	276,699	284,844
Loans and notes payable, current	1,846,511	1,196,037	1,846,511
Loans and notes payable, current attributed to variable interest entity	5,186,438	735,000	5,186,438
Long-term debt, current	4,763	1,020	4,763
Total current liabilities	8,294,535	3,559,564	8,294,535

Operating lease liabilities, long term	494,935	618,696	494,935
Loans and notes payable, long term	944,519	914,661	944,519
Long-term debt	6,185,127	4,950,640	6,185,127
Deferred income tax liabilities	6,188,280	6,207,905	6,188,280
Total liabilities	22,107,396	16,251,466	22,107,396

Redeemable, convertible preferred stock, $.001 par value; 348,000,000 shares authorized;
Series B- 12.5%, cumulative, none and 6,507,492 issued and outstanding as of September 30, 2021 and December 31,2020	–	1,301,500	–
Series B-1- none and 14,031,834 issued and outstanding as of September 30, 2021 and December 31, 2020	–	3,507,981	–
Series C-1- none and 7,658,680 issued and outstanding as of September 30, 2021 and December 31, 2020	–	4,550,977	–
Total temporary equity	–	9,360,458	–

Stockholders' equity:

Convertible, preferred stock, $.001 par value; 102,000,000 shares authorized; Series A- 2,000,000 issued and outstanding	2,000	2,000	–
Common stock, $.001 par value; 1,250,000,000 shares authorized; 369,337,713 and 337,679,020 were issued and outstanding as of September 30, 2021 and December 31, 2020	369,338	337,679	437,974
Additional paid-in capital	57,260,622	45,294,790	63,699,699
Treasury stock, at cost	(20,000)	(20,000)	(20,000)
Accumulated deficit	(33,050,530)	(30,204,992)	(33,050,530)
Total Vivakor, Inc. stockholders' equity	24,561,430	15,409,477	31,067,143
Noncontrolling interest	2,257,567	1,279,089	2,257,567
Total stockholders' equity	26,818,997	16,688,566	33,324,710
Total liabilities and stockholders’ equity and temporary equity	$48,926,393	$42,300,490	$55,432,106

See accompanying notes to consolidated financial statements

F-2

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenues	$965,757	$392,707	$1,082,757	$1,416,051
Cost of revenues	938,226	338,437	1,050,676	1,323,378
Gross profit	27,531	54,270	32,081	92,673
Operating expenses:
Sales and marketing	11,329	55,380	839,769	304,469
General and administrative	1,057,710	538,374	3,367,104	1,151,562
Bad debt expense	–	3,000	–	10,645
Amortization and depreciation	364,509	378,013	1,092,423	1,201,368
Total operating expenses	1,433,548	974,767	5,299,296	2,668,044
Loss from operations	(1,406,017)	(920,497)	(5,267,215)	(2,575,371)
Other income:
Equity investment gain (loss)	–	763	–	(37,665)
Gain (loss) on disposition of asset	–	–	87,044	(121,428)
Unrealized gain (loss) on marketable securities	(2,481,175)	(1,869,912)	1,253,100	345,915
Interest income	827	1,242	3,312	34,101
Interest expense	(320,836)	(32,008)	(716,305)	(43,303)
Other income (expense)	88,359	(7,000)	95,199	33,010
Total other income (expense)	(2,712,825)	(1,906,915)	722,350	210,630
Loss before provision for income taxes	(4,118,842)	(2,827,412)	(4,544,865)	(2,364,741)
Benefit from income taxes	723,911	94,321	–	102,492
Consolidated net loss	(3,394,931)	(2,733,091)	(4,544,865)	(2,262,249)
Less: Net loss attributable to noncontrolling interests	(485,679)	(364,837)	(1,741,523)	(791,953)
Net loss attributable to Vivakor, Inc.	$(2,909,252)	$(2,368,254)	$(2,803,342)	$(1,470,296)

Net loss attributable to common shareholders	$(2,909,252)	$(2,368,254)	$(2,803,342)	$(1,470,296)
Dividend on preferred stock	–	108,047	42,196	172,795
	$(2,909,252)	$(2,476,301)	$(2,845,538)	$(1,643,091)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$0.02

Basic weighted average common shares outstanding	369,117,734	315,554,429	355,918,289	304,262,964

Pro forma basic and diluted loss per share*	$(0.01)	$(0.01)	$(0.01)	$(0.00)
Pro forma basic weighted average common shares outstanding*	437,754,084	425,288,432	424,554,639	413,996,967

* See Note 3 of the consolidated financial statements for further details in the preparation our pro forma financial information.

See accompanying notes to consolidated financial statements

F-3

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIT)

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Non-controlling Interest	Total Stockholders' Equity
June 30, 2021	2,000,000	$2,000	368,742,475	$368,742	$56,612,188	$(20,000)	$(30,141,278)	$758,245	$27,579,897
Common Stock issued for services	–	–	–	–	–	–	–	–	–
Common Stock issued for a reduction of liabilities	–	–	595,238	596	109,406	–	–	–	110,002
Common Stock issued for the purchase of a license			–	–	–	–	–	–	–
Conversion of temporary equity Series B, B-1, and C-1 Preferred Stock to Common Stock	–	–	–	–	–	–	–	–	–
Stock options issued for services	–	–	–	–	427,500	–	–	–	427,500
Stock based compensation	–	–	–	–	111,528	–	–	–	111,528
Issuance of noncontrolling interest for a reduction of debt	–	–	–	–	–	–	–	1,985,001	1,985,001
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	–	–	–	–	–
Net income (loss)	–	–	–	–	–	–	(2,909,252)	(485,679)	(3,394,931)
September 30, 2021 (unaudited)	2,000,000	$2,000	369,337,713	$369,338	$57,260,622	$(20,000)	$(33,050,530)	$2,257,567	$26,818,997

F-4

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIT) (continued)

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Non-controlling Interest	Total Stockholders' Equity
December 31, 2020	2,000,000	$2,000	337,679,020	$337,679	$45,294,790	$(20,000)	$(30,204,992)	1,279,089	$16,688,566
Common Stock issued for services	–	–	1,010,000	1,010	436,991	–	–	–	438,001
Common Stock issued for a reduction of liabilities	–	–	1,470,290	1,471	373,331	–	–	–	374,802
Common Stock issued for the purchase of a license			500,000	500	224,500	–	–	–	225,000
Conversion of temporary equity Series B, B-1, and C-1 Preferred Stock to Common Stock	–	–	28,678,403	28,678	9,438,926	–	–	–	9,467,604
Stock options issued for services	–	–	–	–	1,157,500	–	–	–	1,157,500
Stock based compensation	–	–	–	–	334,584	–	–	–	334,584
Issuance of noncontrolling interest for a reduction of debt	–	–	–	–	–	–	–	2,720,001	2,720,001
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	–	–	(42,196)	–	(42,196)
Net income (loss)	–	–	–	–	–	–	(2,803,342)	(1,741,523)	(4,544,865)
September 30, 2021 (unaudited)	2,000,000	$2,000	369,337,713	$369,338	$57,260,622	$(20,000)	$(33,050,530)	$2,257,567	$26,818,997

F-5

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIT) (continued)

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Non-controlling Interest	Total Stockholders' Equity (Deficit)
June 30, 2020	2,000,000	$2,000	315,463,190	$315,463	$38,401,838	$(20,000)	$(27,015,290)	$1,469,645	$13,153,656
Common Stock issued for reduction in stock payable	–	–	–	–	–	–	–	–	–
Common Stock issued for cash	–	–	–	–	–	–	–	–	–
Conversion of temporary equity Series B, B-1, and C-1 Preferred Stock to Common Stock	–	–	8,393,974	8,394	1,982,366	–	–	–	1,990,760
Stock based compensation	–	–	–	–	11,528	–	–	–	11,528
Issuance of noncontrolling interest	–	–	–	–	–	–	–	–	–
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	–	–	(108,047)	–	(108,047)
Net income (loss)	–	–	–	–	–	–	(2,368,254)	(364,837)	(2,733,091)
September 30, 2020 (unaudited)	2,000,000	$2,000	323,857,164	$323,857	$40,395,732	$(20,000)	$(29,491,591)	$1,104,808	$12,314,806

F-6

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIT) (continued)

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Non-controlling Interest	Total Stockholders' Equity (Deficit)
December 31, 2019	2,000,000	$2,000	285,343,964	$285,344	$24,793,943	$(20,000)	$(27,848,500)	1,341,854	$(1,445,359)
Common Stock issued for reduction in stock payable			20,000,000	20,000	11,780,000	–	–	–	11,800,000
Common Stock issued for cash	–	–	228,000	228	40,800	–	–	–	41,028
Conversion of temporary equity Series B, B-1, and C-1 Preferred Stock to Common Stock	–	–	18,285,200	18,285	3,746,404	–	–	–	3,764,689
Stock based compensation	–	–	–	–	34,585	–	–	–	34,585
Issuance of noncontrolling interest	–	–	–	–	–	–	–	624,907	624,907
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	–	–	(172,795)	–	(172,795)
Net income (loss)	–	–	–	–	–	–	(1,470,296)	(791,953)	(2,262,249)
September 30, 2020 (unaudited)	2,000,000	$2,000	323,857,164	$323,857	$40,395,732	$(20,000)	$(29,491,591)	$1,174,808	$12,384,806

See accompanying notes to consolidated financial statements

F-7

VIVAKOR, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Consolidated net loss	$(4,544,865)	$(2,262,249)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,092,423	1,201,368
Bad debt expense	–	10,645
Forgiveness of notes payable	(90,711)
Equity investment loss	–	37,665
Loss (gain) on disposition of asset	(87,044)	121,428
Common stock options issued for services	1,157,500	–
Common stock issued for services	438,001	–
Unrealized gain- marketable securities	(1,253,100)	(345,915)
Deferred income taxes	(19,625)	(64,301)
Stock-based compensation	334,584	34,585
Changes in operating assets and liabilities:
Accounts receivable	6,890	(9,000)
Inventory	–	–
Other assets	13,807	16,519
Precious metal concentrate	–	(27,549)
Right of use assets	162,815	212,715
Operating lease activities	(162,815)	(212,715)
Accounts payable	(313,879)	555,408
Accrued interest on notes receivable	(3,312)	(34,101)
Accrued interest on notes payable	716,305	43,303
Net cash used in operating activities	(2,553,026)	(722,194)

INVESTING ACTIVITIES:
Issuance of notes receivable	–	(9,443)
Payment on costs of patents	(11,461)	(16,708)
Purchase of a technology license	(40,000)	–
Purchase of equipment	(2,260,458)	(1,115,722)
Net cash used in investing activities	(2,311,919)	(1,141,873)

FINANCING ACTIVITIES:
Proceeds from long-term debt	–	–
Payment of long-term debt	(7,735)	(116,535)
Proceeds from loans and notes payable	8,033,407	944,673
Proceeds from sale of common stock	–	41,028
Payment of notes payable	(374,065)	(3,889)
Issuance of noncontrolling interest	–	624,907
Net cash provided by financing activities	7,651,607	1,490,184

Net increase (decrease) in cash and cash equivalents	2,786,662	(373,883)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	398,904	604,903
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,185,566	$231,020

SUPPLEMENTAL CASHFLOW INFORMATION:
Cash paid during the year for:
Interest	204,713	–
Income taxes	–	–

Noncash transactions:
Conversion of Series B, B-1, and C-1 Preferred Stock to Common Stock	$9,467,604	$3,764,689
Common stock issued for a reduction in liabilities	$374,802	$11,800,000
Conversion of note receivable to equity investment	$81,768	$809,578
noncontrolling interest issued for a reduction in liabilities	$2,720,001	$–
Preferred stock Series C-1 issued for a reduction in liabilities	$64,950	$–
Common stock issued for the purchase of a license	$225,000	$–
Capitalized interest on construction in process	$1,234,801	$1,136,424
Dividend paid in Series B-1 Preferred Stock	$42,196	$172,795

See accompanying notes to consolidated financial statements

F-8

VIVAKOR, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1. Organization and Basis of Presentation

Vivakor, Inc. (collectively “we”, “us,” “our,” “Vivakor” or the “Company”) is a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, which is currently focused on soil remediation in the United States and Kuwait, and we have corporate offices in Utah, California, and in Qatar. We specialize in the remediation of soil from properties contaminated by or laden with heavy crude oil and other substances. The Company was originally organized on November 1, 2006 as a limited liability company in the State of Nevada as Genecular Holdings, LLC. The Company’s name was changed to NGI Holdings, LLC on November 3, 2006. On April 30, 2008, the Company was converted to a C-corporation and changed its name to Vivakor, Inc. pursuant to Articles of Conversion filed with the Nevada Secretary of State.

On December 18, 2020, our Board of Directors and stockholders holding a majority of our outstanding voting shares, authorized a reverse stock split of each of the outstanding shares of the Corporation’s common stock, $0.001 par value per share, as well as each of the outstanding shares of the Corporation’s preferred stock, at a ratio to be determined by the Board of within a range of a minimum of a one-for-twelve (1-for-12) to a maximum of one-for-forty (1-for-40) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. The Board of Directors has not approved a stock split ratio as of the date of this report.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the COVID-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

COVID-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations. In March 2020 we temporarily suspended operations in Kuwait and Utah due to COVID-19 government restrictions and as of the date of this report we have not resumed operations in Kuwait.

Note 2. Liquidity

We have historically suffered net losses and cumulative negative cash flows from operations, and as of September 30, 2021, we had an accumulated deficit of approximately $33.1 million. As of September 30, 2021 we had cash of $3,185,566. To date we have financed our operations primarily through debt financing, private equity offerings and our working interest agreements. For the nine months ended September 30, 2021 and the year ended December 31, 2020, we issued none and $624,907 noncontrolling units of RDM, respectively, made payments on our working interest agreement with RII of $7,735 and $116,535, respectively, and we also received proceeds of $8,033,407 and $2,231,796 related to the issuance of convertible bridge notes and other loans. For the nine months ended September 30, 2021 and for the year ended December 31, 2020, as included in the proceeds above, we obtained two Paycheck Protection Program loans for $295,745 and $295,745 that may be forgiven under the CARES Act, if we can demonstrate that the proceeds from the loan were used for eligible expenses. We also obtained loans from the Small Business Administration in the amount of $299,900 in May 2020, as included in the proceeds above. In addition, for the nine months ended September 30, 2021 and for the year ended December 31, 2021, the Company received debt financing of $6,995,000 and $735,000 through the operations of Viva Wealth Fund I, LLC, which debt converts into Viva Wealth Fund I units at the earlier of 6 months or the minimum raise of $6,250,000 to build a RPC system. As of September 30, 2021, $2,720,000 of this debt financing has converted to noncontrolling units in Viva Wealth Fund I, LLC. We believe we have other liquid assets that may be used to assist in financing the operations of the Company if needed, including marketable securities in Odyssey and Scepter, which hold a fair value of $5,438,862 and $4,016,951as of September 30, 2021 and December 31, 2020 and have been deposited for trading. Subsequent to September 30, 2021, the Company has also obtained further financing of approximately $760,000 through the operations of Viva Wealth Fund I, LLC. We believe the liquid assets from the Company’s available for sale investments and funding provided from subsequent fundraising activities of the Company give it adequate working capital to finance our day-to-day operations for at least twelve months through November 2022.

F-9

Note 3. Summary of Significant Accounting Policies

Interim Financial Information

The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Accordingly, these consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes for the year ended December 31, 2020. The accompanying interim consolidated balance sheet as of September 30, 2021, the consolidated interim statements of operations for the three and nine months ended September 30, 2021 and 2020, the consolidated interim statements of changes in stockholders’ equity for the nine months ended September 30, 2021 and 2020, and the consolidated statements of cash flows for the nine months ended September 30, 2021 and 2020, are unaudited. The unaudited interim consolidated financial statements have been prepared on a basis consistent with that used to prepare the audited annual consolidated financial statements and include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the consolidated financial statements. The operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results expected for the full year ending December 31, 2021. Separate pro forma earnings per share information has been prepared in the statements of operations for the three and nine months ended September 30, 2021 and 2020, giving effect to the proceeds of a firm commitment underwritten offering of the Company’s common stock and the conversion of certain preferred stock in conjunction with such offering.

Principles of Consolidation

The consolidated financial statements include the accounts of Vivakor, Inc., its wholly owned and majority-owned active subsidiaries, or joint ventures (collectively, the “Company”). Intercompany balances and transactions between consolidated entities are eliminated. Inactive entities have no value, assets or liabilities. Vivakor has the following wholly and majority-owned subsidiaries: Vivaventures Management Company, Inc., Vivaventures Energy Group, Inc. (99%), Vivaventures Oil Sands, Inc., Vivasphere, Inc., Vivasight, Inc. (inactive), and Vivathermic, Inc. (inactive). Vivakor maintains an interest in the following entities: Health America, Inc. (39%, inactive), VVPM 100, LLC (inactive), which is managed by Vivakor, VPM VII, LLC (inactive), which is managed by Vivakor, Vivakor Middle East, LLC (49%, consolidated), VivaRRT, LLC (50%, inactive). The Company withdrew from VivaVentures Precious Metal, LLC (39%, equity method investment) in July 2020. Vivakor manages and consolidates RPC Design and Manufacturing LLC, which includes a noncontrolling interest investment from Vivaopportunity Fund, LLC, which is also managed by Vivaventures Management Company, Inc. Vivakor has common officers with and consolidates Viva Wealth Fund I, LLC.

The Company follows ASC 810-10-15 guidance with respect to accounting for Variable Interest Entities (“VIE”). A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties, or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of the entity’s expected residual returns. Variable interests are contractual, ownership, or other pecuniary interests that change with changes in the fair value of the entity’s net assets. A party is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provides the party with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and losses/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in facts and circumstances. For the nine months ended September 30, 2021 and for the year ended December 31, 2020 the following entities are considered to be a VIE and are consolidated in our consolidated financial statements: Viva Wealth Fund I, LLC (organized in 2020) and RPC Design and Manufacturing, LLC. For the nine months ended September 30, 2021 and year ended December 31, 2020 the following entities were considered to be a VIE, but were not consolidated in our consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion: Vivaventures UTS I, LLC, Vivaventures Royalty II, LLC, Vivaopportunity Fund, LLC, and International Metals Exchange, LLC. For the nine months ended September 30, 2021 and for the year ended December 31, 2020 the unaudited financial information for the unconsolidated VIEs is as follows: Vivaventures UTSI, LLC held assets of $3,835,363 and $3,113,292 (where the primary asset represents a receivable from the Company), and liabilities of $43,431 and $41,894. Vivaventures Royalty II, LLC held assets of $2,621,291 and $2,117,066 (where the primary asset represents a receivable from the Company), and liabilities of $300. Vivaopportunity Fund LLC held assets of $2,120,972 (where the primary asset represents a noncontrolling interest in units of a consolidated entity of the Company) and no liabilities. International Metals Exchange, LLC held assets of $30,681 and $82,711 and liabilities of $1,900.

F-10

RPC Design and Manufacturing, LLC: The Company established RPC Design and Manufacturing, LLC (“RDM”) in December 2018 with a business purpose of manufacturing custom machinery and selling or leasing the manufactured equipment in long term contracts with financing or leasing activities to the Company. We own 100% of the voting rights in RDM. We, as the sole general partner of RDM, have the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of RDM and take certain actions necessary to maintain RDM in good standing without the consent of the limited partners. RDM has entered into a license agreement with the Company indicating that while RDM builds custom machinery incorporating the Company’s hydrocarbon extraction technology, RDM will pay the Company a license fee of $500,000 per Remediation Processing Center manufactured. Creditors of RDM have no recourse to the general credit of the Company. For the nine months ended September 30, 2021 and for the year ended December 31, 2020, investors in RDM have a noncontrolling interest of $2,110,000, respectively. As of September 30, 2021 and December 31, 2020, the cash and cash equivalents of this VIE are not restricted and can be used to settle the obligations of the reporting entity. As of September 30, 2021 and December 31, 2020 this VIE has an outstanding note payable to the reporting entity in the amount of $271,879 and $335,208, which is eliminated upon consolidation. We have the primary risk (expense) exposure in financing and operating the assets and are responsible for 100% of the operation, maintenance and any unfunded capital expenditures, which ultimately could be 100% of a custom machine, and the decisions related to those expenditures including budgeting, financing and dispatch of power. Based on all these facts, it was determined that we are the primary beneficiary of RDM. Therefore, RDM has been consolidated by the Company. Any intercompany revenue and expense associated with RDM and its license agreement with the Company has been eliminated in consolidation.

Viva Wealth Fund I, LLC: The Company assisted in designing and organizing Viva Wealth Fund I, LLC (“VWFI”) in November 2020, as a special purpose entity, for the purpose of manufacturing, leasing and selling custom equipment solely to the Company. The Company commenced co-managing VWFI with Wealth Space, LLC, an unaffiliated entity, but as of the date of this report Wealth Space, LLC is the sole manager. The Company has been retained by the manager and continues to have common officers with VWFI, including our CEO and CFO, who will assist in the day-to-day operations. VWFI has also retained the Company to act as its sole plant manager, and we will manage and direct all of the manufacturing, leasing and selling of custom equipment in behalf of VWFI to the Company. In November 2020, VWFI commenced a $25,000,000 private placement offering to sell convertible promissory notes, which convert to VWFI LLC units, to accredited investors to raise funds to manufacture equipment that will expand the Company’s second RPC. As of September 30, 2021 and December 31, 2020, the cash and cash equivalents of this VIE are restricted solely for the use of proceeds of this offering (to manufacture RPCs) and cannot be used to settle the obligations of the reporting entity. As of September 30, 2021 and December 31, 2020, the Company has cash attributed to variable interest entities of $441,683 and $89,500. As of September 30, 2021, VWFI has reached $6,250,000 in funding and has released the funding for construction of RPC Series A. VWFI has commenced fundraising for RPC Series B and C. In the event that VWFI does not raise at least $6,250,000 for these RPC Series by the offering termination date (November 13, 2021, which date may be extended until November 13, 2022 in the sole discretion of the Company), then the convertible notes and/or units would convert into Vivakor common stock where the minimum conversion price will not be higher of than $0.45 or a 10% discount to market per share or in the event of a public offering, 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e. The Nasdaq Capital Market or New York Stock Exchange). As of November 1, 2021, VWFI has raised approximately $1,875,000 for RPC Series B and C. VWFI unit holders may also sell their units to the Company for their principal investment amount on the 3rd, 4th, and 5th anniversary of the offering termination date. The Company also has the option to purchase any LLC units where the members did not exercise their conversion option under the same terms and pricing. VWFI has entered into a license agreement with the Company indicating that VWFI will pay the Company a license fee of $1,000,000 per series of equipment manufactured with the Company’s proprietary technology. All of the operations of VWFI relate to private placement offering to fund and manufacture proprietary equipment for the Company, as intended in VWFI’s design and organization by the Company, so that the Company controls VWFI in its business purpose, use of proceeds, and selling and leasing of its equipment solely to the Company. Creditors of VWFI have no recourse to the general credit of the Company. We have the primary risk (expense) exposure in financing and operating the assets and are responsible for 100% of the operation, and any unfunded capital expenditures, and the expense to the unit holders in conversion to common stock if series of equipment cannot be fully funded, which ultimately could be 100% of any custom machine. We are responsible for the decisions related to the expenditures of VWFI proceeds including budgeting, financing and dispatch of power surrounding the series of equipment. Based on all these facts, it was determined that we are the primary beneficiary of VWFI. Therefore, VWFI has been consolidated by the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents. As of September 30, 2021 and December 31, 2020, the Company does not have any cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2021 and December 31, 2020, the Company had bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company annually evaluates the rating of the financial institutions in which it holds deposits. As of September 30, 2021 and December 31, 2020, the Company has cash attributed to variable interest entities of $441,683 and $89,500.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimated allowance for doubtful accounts, if deemed necessary by management, and based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts, if any, by identifying troubled accounts and by using historical experience applied to an aging of accounts. An allowance for doubtful accounts was considered necessary by management as of September 30, 2021 and December 31, 2020 in the amount of $33,000, respectively.

F-11

Equity Method Investments

Consolidated net income includes the Company’s proportionate net income or loss of equity investments. The carrying value of the Company’s equity method investments is increased and decreased by the Company’s proportionate share of the net income or loss of the investee. The carrying value of our equity method investment is also decreased by dividends the Company receives from the investee. The Company did not have any equity method investments as of September 30, 2021. As of December 31, 2020 the equity method investments consisted of the following:

In 2019 the Company had an investment of $800,000 or 800,000,000 shares of common stock, or a diluted 23% equity holding in Scepter Holdings, Inc. (ticker: BRZL, OTC Markets). For the nine months ended September 30, 2020, the Company was attributed a loss on this equity investment in the amount of $37,665. There were no distributions to the Company in 2020 from Scepter Holdings, Inc. As of September 30, 2020 the net value of equity investment was $689,464. In the fourth quarter of 2020, the Company was diluted to a 19% equity holding in Scepter Holdings, Inc., and was no longer deemed to have significant influence and ceased to be an equity investment, and as the stock is traded on an active market, the Company has classified the investment as trading securities for the year ended December 31, 2020 with the change in unrealized gains and losses on the investment included in the statement of operations (see Note 5). For the year ended December 31, 2020, the Company was attributed a loss on this equity investment in the amount of $37,665. There were no distributions to the Company in 2020 from Scepter Holdings, Inc. As of September 30, 2021 and December 31, 2020, the Company’s Chief Executive Officer has an immediate family member who is sits on the board of directors of Scepter Holdings, Inc. The Company’s 826,376,882 shares of common stock of Scepter Holdings, Inc. have a market value of approximately $4,131,884 as of November 17, 2021 based on the quoted market price.

As of December 31, 2019, the Company held a 39% interest in Vivaventures Precious Metals, LLC for which the fair value of this investment was none. In July 2020, the Company withdrew from this LLC.

Cost Method Investments

Investments in marketable securities consist of equity securities recorded at fair value. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. We analyze our marketable securities in accordance with Accounting Standard Codification 321 (“ASC 321”). Valuations for marketable securities are based on quoted prices for identical assets in active markets. Where marketable securities were found not be part of an actively traded market, we made a measurement alternative election and estimate the fair value at cost of the investment minus impairment.

As of September 30, 2021 and December 31, 2020, the Company owns 1,000 Class A LLC Units in each of the following entities, which are not consolidated: Vivaopportunity Fund LLC, Vivaventures UTSI, LLC, Vivaventures Royalty II, LLC, and International Metals Exchange, LLC. In aggregate these units amount to $4,000 as of September 30, 2021 and December 31, 2020. These Class A Units give the Company’s management control of the entities but lack the necessary economics criterion, where the Company lacks the obligation to absorb losses of these entities, as well as the right to receive benefits from the LLCs.

Convertible Instruments

The Company reviews the terms of convertible debt and preferred stock for indications requiring bifurcation, and separate accounting for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company or the number of shares is variable are bifurcated and accounted for as derivative financial instruments. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires the allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the host instrument. The resulting discount to the debt instrument or the redemption value of convertible preferred securities is accreted through periodic charges to interest expense over the term of the agreements or to dividends over the period to the earliest conversion date using the effective interest rate method, respectively.

Derivative Financial Instruments

The Company does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants to purchase the Company’s common stock and the embedded conversion features of debt and preferred instruments that are not considered indexed to the Company’s common stock are classified as liabilities when either (a) the holder possesses rights to net-cash settlement, (b) physical or net share settlement is not within the control of the Company, or (c) based on its anti-dilutive provisions. In such instances, net-cash settlement is assumed for financial accounting and reporting. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Fair value for embedded conversion features and option-based derivative financial instruments is determined using the Monte Carlo Simulation or the Black-Scholes Option Pricing Model, respectively.

F-12

Other convertible instruments that are not derivative financial instruments are accounted for by recording the intrinsic value of the embedded conversion feature as a discount from the initial value of the instrument and accreting it back to face value over the period to the earliest conversion date using the effective interest rate method.

Leases

The Company follows Accounting Standards Codification 842, Leases ("ASC 842"). We determine if an arrangement contains a lease at inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances.

We are the lessee in a lease contract when we obtain the right to control the asset. Operating lease right-of-use ("ROU") assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on our consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of operations. We determine the lease term by assuming the exercise of renewal options that are reasonably certain. As most of our leases do not provide an implicit interest rate, we use our local incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. As of September 30, 2021 and December 31, 2020, we recorded right-of-use assets of $718,989 and $881,804 and lease obligations of $779,779 and $895,395.

Long Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the fair value of the related asset. No impairment charges were incurred during the three months ended September 30, 2021 and 2020, as the Company was still in the early phases of our business plan and operating losses were expected in our early phases. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Property and equipment, net

Property and equipment are stated at cost or fair value when acquired. Depreciation is computed by the straight-line method and is charged to the statement of operations over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the term of the related lease. Impairment losses are recognized for long-lived assets, including definite-lived intangibles, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. Impairment losses are measured by comparing the fair value of the assets to their carrying amount.

Interest on long-term debt for the development or manufacturing of Company assets is capitalized to the asset until the asset enters production or use, and thereafter all interest is charged to expense as incurred. Maintenance and repairs are charged to expense as incurred. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the term of the related lease.

The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1-5 years
Machinery and equipment	3-5 years
Vehicles	5 years
Furniture and fixtures	5 – 10 years
Precious metal extraction machinery (heavy extraction equipment)	10 years
Remediation Processing Centers (heavy extraction and remediation equipment) (“RPC”)	20 years
Leasehold improvements	Lesser of the lease term or estimated useful life

F-13

Equipment that is currently being manufactured is considered construction in process and is not depreciated until the equipment is placed into service.

Intangible Assets:

We account for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other” (“ASC 350”). Intangible asset amounts represent the acquisition date fair values of identifiable intangible assets acquired. The fair values of the intangible assets were determined by using the income approach, discounting projected future cash flows based on management’s expectations of the current and future operating environment. The rates used to discount projected future cash flows reflected a weighted average cost of capital based on our industry, capital structure and risk premiums including those reflected in the current market capitalization. Definite-lived intangible assets are amortized over their useful lives, which have historically ranged from 10 to 20 years. The carrying amounts of our definite-lived intangible assets are evaluated for recoverability whenever events or changes in circumstances indicate that the entity may be unable to recover the asset’s carrying amount.

We assess our intangible assets in accordance with ASC 360 “Property, Plant, and Equipment” (“ASC 360”). Impairment testing is required when events occur that indicate an asset group may not be recoverable (“triggering events”). As detailed in ASC 360-10-35-21, the following are examples of such events or changes in circumstances (sometimes referred to as impairment indicators or triggers): (a) A significant decrease in the market price of a long-lived asset (asset group) (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition. (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group) (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group) (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The term more likely than not refers to a level of likelihood that is more than 50 percent. We have evaluated our intangible assets and found that certain losses and a delay in our business plan does not constitute a triggering event for our intangible assets, and we have assessed that there to be no impairment for the nine months ended September 30, 2021 and 2020.

Share-Based Compensation

Share-based compensation is accounted for based on the requirements of ASC 718, “Compensation-Stock Compensation’ (“ASC 718”) which requires recognition in the financial statements of the cost of employee, consultant, or director services received in exchange for an award of equity instruments over the period the employee, consultant, or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee, consultant, or director services received in exchange for an award based on the grant-date fair value of the award.

Income tax

Deferred income taxes are provided on the asset and liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Our annual effective tax rate is based on our income and the tax laws in the various jurisdictions in which we operate. Judgment is required in determining our annual tax expense and in evaluating our tax positions. We establish reserves to remove some or all of the tax benefit of any of our tax positions at the time we determine that the position becomes uncertain based upon one of the following conditions: (1) the tax position is not "more likely than not" to be sustained; (2) the tax position is "more likely than not" to be sustained, but for a lesser amount; or (3) the tax position is "more likely than not" to be sustained, but not in the financial period in which the tax position was originally taken. For purposes of evaluating whether or not a tax position is uncertain, (1) we presume the tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information; (2) the technical merits of a tax position are derived from authorities such as legislation and statutes, legislative intent, regulations, rulings and case law and their applicability to the facts and circumstances of the tax position; and (3) each tax position is evaluated without considerations of the possibility of offset or aggregation with other tax positions taken. We adjust these reserves, including any impact on the related interest and penalties, in light of changing facts and circumstances, such as the progress of a tax audit. See Note 20 for further information on income tax.

F-14

Revenue Recognition

We adopted Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"). For the nine months ended September 30, 2021, all of our sales consist of the sale of precious metals with a commitment to deliver precious metals to the customer, and revenue is recognized on the settlement date, which is defined as the date on which: (1) the quantity, price, and specific items being purchased have been established, (2) metals have been shipped to the customer, and (3) payment has been received or is covered by the customer’s established credit limit with the Company.

The revenue standard contains a five-step approach that entities will apply to determine the measurement of revenue and timing of when it is recognized, including (i) identifying the contract(s) with a customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to separate performance obligations, and (v) recognizing revenue when (or as) each performance obligation is satisfied. The new standard requires a number of disclosures intended to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue, and the related cash flows. The disclosures include qualitative and quantitative information about contracts with customers, significant judgments made in applying the revenue guidance, and assets recognized from the costs to obtain or fulfill a contract.

In order to ensure the revenue recognition in the proper period, we review material sales contracts for proper cut-off based upon the business practices and legal requirements of each country.

Our performance obligation generally consists of the promise to sell products or complete services to our customers. Control of the products is transferred upon shipment to our customers' locations, as determined by the specific terms of the contract. Upon transfer of control to the customer, which completes our performance obligation, revenue is recognized. Services are completed upon the terms of each contract, specifically in regard to remediation, when the tonnage of contaminated soil is completed and tested our performance obligation is completed and revenue is recognized. After completion of our performance obligation, we have an unconditional right to consideration as outlined in the contract. Historically, we have not accepted returns so there are no sales allowances. Due to the nature of the product we do accept returns. Our receivables will generally be collected in less than nine months, in accordance with the underlying payment terms.

Advertising Expense

Advertising costs are expensed as incurred. The Company did not incur advertising expense for the three and nine months ended September 30, 2021 and 2020.

Recent Accounting Pronouncements

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have irrevocably elected to opt-out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

In December 2019, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2019-12, Simplifying the Accounting for Income Taxes, which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating taxes during the quarters and the recognition of deferred tax liabilities for outside basis differences. This guidance also simplifies aspects of the accounting for franchise taxes and changes in tax laws or rates, as well as clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for the Company beginning January 1, 2021.

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which improves Convertible Instruments and Contracts in an Entity’s Own Equity and is expected to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas.

F-15

In May 2021, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2021-04 Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40), provides a “principles-based framework to determine whether an issuer should recognize the modification or exchange as an adjustment to equity or an expense.”

Net Income/Loss Per Share

Basic net income (loss) per share is calculated by subtracting any preferred interest distributions from net income (loss), all divided by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net income (loss) per common share is computed by dividing the net income (loss) by the weighted-average number of common share equivalents outstanding for the period determined using the treasury stock method if their effect is dilutive. Potential dilutive instruments as of September 30, 2021 and 2020 include the following: convertible notes payable convertible into approximately 5,328,497 and 1,072,954 shares of common stock, convertible Series A preferred stock convertible into 20,000,000 shares of common stock (in the event of a public offering of the Company’s common stock this will convert to 25,000,000 shares), convertible Series B preferred stock convertible into approximately none and 9,594,496 shares of common stock, convertible Series B-1 preferred stock convertible into approximately none and 18,787,319 shares of common stock, convertible Series C-1 preferred stock convertible into approximately none and 12,715,821 shares of common stock, stock options granted to employees of 5,500,000 and 500,000 shares of common stock. Stock options granted to Board members or consultants of 14,000,000 shares of common stock were granted as of September 30, 2021. Warrants of none and 1,060,000 shares of common stock were outstanding as of September 30, 2021 and 2020.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We believe our critical accounting estimates relate to the following: Recoverability of current and noncurrent Assets, revenue recognition, stock-based compensation, income taxes, effective interest rates related to long-term debt, marketable securities, cost basis and equity method investments, lease assets and liabilities, equity method investments, valuation of stock used to acquire assets, and derivatives.

While our estimates and assumptions are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions.

Fair Value of Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2: Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-16

Level 3: Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the consolidated balance sheets for marketable securities are classified as Level 1 assets due to observable quoted prices for identical assets in active markets. The carrying amounts reported in the consolidated balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their estimated fair market values based on the short-term maturity of these instruments. The recorded values of notes payable approximate their current fair values because of their nature, rates, and respective maturity dates or durations.

Note 4. Prepaid Expenses and Other Assets

As of September 30, 2021 and December 31, 2020, our other assets consist of various deposits with vendors, professional service agents, or security deposits on office and warehouse leases. As of September 30, 2021 and December 31, 2020 we had deposits in the amount of $73,245 and $87,052.

The Company entered into an Option Agreement in July 2019 for the exclusive right to purchase certain real property commonly known as Asphalt Ridge. The right to purchase the land was purchased for $200,000, which would be applied as a payment on the land if the option is exercised to purchase the land. The agreement gives the Company 12 months for due diligence and to operate on the land. The agreement grants the Company the option to extend the option for an additional 6 months for a cost of $200,000. The Company capitalized the cost of legal expense for this option in the amount of $2,096 bringing the gross value of the option to $202,096. The Company amortized the prepaid over the life of the agreement, 12 months, and the option was completed amortized as of December 31, 2019. For the three months ended September 30, 2020 amortization expense was $16,841. For the nine months ended September 30, 2020 amortization expense was $117,891. As the Company negotiates extending the option, it is continuing to operate on the land, pursuant to an arrangement with the landowner.

Note 5. Marketable Securities

Investments in marketable securities consist of equity securities recorded at fair value. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. We analyze our marketable securities in accordance with Accounting Standard Codification 321 (“ASC 321”). Valuations for marketable securities are based on quoted prices for identical assets in active markets. Where marketable securities were found not be part of an actively traded market, we made a measurement alternative election and estimate the fair value at cost of the investment minus impairment.

As of September 30, 2021 and December 31, 2020, the Company owned 3,309,758 shares of common stock in Odyssey Group International, Inc. (“Odyssey”) ticker: ODYY, OTC Markets. The Company owned 2,500,000 shares of Odyssey common stock until June 2020, when the Company converted the outstanding balance of $809,578 of its note receivable with Odyssey into 809,578 shares of Odyssey common stock according to the terms of the note receivable. As of December 31, 2020, these marketable securities are classified as trading securities. The Company accounted for such securities based on the quoted price from the OTC Markets where the stock is traded which resulted in the Company recording an unrealized loss on these marketable securities of $1,092,161 and $1,869,912 for the three months ended September 30, 2021 and 2020 compared to an unrealized gain of $402,115 and $345,915 for the nine months ended September 30, 2021 and 2020. As of September 30, 2021 and December 31, 2020 our Odyssey marketable securities were valued at $1,059,065 and $656,951.

In 2019 the Company had an investment of $800,000 or 800,000,000 shares of common stock, or a diluted 23% equity holding in Scepter Holdings, Inc. (“Scepter”), ticker: BRZL, OTC Markets. In the fourth quarter of 2020, the Company was diluted to a 19% equity holding in Scepter, and was no longer deemed to have significant influence and ceased to be an equity investment, and as the stock is traded on an active market, the Company has classified the investment as trading securities with the change in unrealized gains and losses on the investment included in the statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020. In August 2021 we converted $81,768 of our note receivable with Scepter into 26,376,882 shares of Scepter common stock pursuant to the terms of the note at $0.0031 per share. On the date of the conversion, the Scepter price per share on OTC Markets was $0.0062 per share, which resulted in a $87,044 gain on the disposition of the note receivable. The Company accounted for such securities based on the quoted price from the OTC Markets where the stock is traded which resulted in the Company recording an unrealized loss on marketable securities of $1,389,014 and none for the three months ended September 30, 2021 and 2020 compared to an unrealized gain of $850,985 and none for the nine months ended September 30, 2021 and 2020. As of September 30, 2021 and December 31, 2020, the Company’s Chief Executive Officer has an immediate family member who sits on the board of directors of Scepter Holdings, Inc. As of September 30, 2021 and December 31, 2020 our Scepter marketable securities were valued at $4,379,797 and $3,360,000.

F-17

As of September 30, 2021 and December 31, 2020, marketable securities were $5,438,862 and $4,016,951. For the three months ended September 30, 2021 and 2020, the Company recorded a total unrealized loss on marketable securities in the statement of operations of $2,481,175 and $1,869,912 compared to an unrealized gain of $1,253,100 and $345,915 for the nine months ended September 30, 2021 and 2020.

Note 6. Inventories

Inventories consist primarily of raw materials (including tar-sand stockpiles) and finished goods (which includes Fenix iron). Inventories are valued at the lower of cost or market (net realizable value). The tar-sand stockpiles consist of 400,000 tons of tar sand stockpile and are anticipated to be used as test material for our extraction remediation units. The stockpiles were acquired at a cost of approximately $0.83 per ton or $333,744. The nano Fenix Iron are finished goods that have a 20-year shelf life and were acquired at cost for $192,000.

Note 7. Precious Metal Concentrate

Precious metal concentrate includes metal concentrates located at the Company’s facilities. Concentrates consist of gold, silver, platinum, palladium, and rhodium. Precious metal concentrate was acquired from our funding agreements for extraction operations with Vivaventures Precious Metals LLC from 2013 through 2016. Our precious metal concentrate requires further refining to be sold as a finished product and is valued at the lower of cost or market (net realizable value).

As of September 30, 2021 and December 31, 2020, the Company carried a refining reserve of $1,166,709 against its precious metal concentrate asset based on estimates that the Company received if it were to sell the precious metal concentrate in its current concentrated form to processing refineries. The Company intends to sell our precious metal concentrate in its current state or refine it into dore bars for sale or monetization and investment purposes. In July 2020, the Company entered into an agreement with International Metals Exchange, LLC (“IME”, a related party) giving IME the option to purchase approximately 1,331 ounces of our precious metal concentrate for approximately $2,800,000. For the year ended December 31, 2020, the Company sold $54,250 of the precious metal concentrate through this option. As of September 30, 2021 this option to purchase precious metals as expired and is being renegotiated.

As of September 30, 2021 and December 31, 2020 the net realizable value of our precious metal concentrate is $1,166,709.

Note 8. Notes Receivable

As of September 30, 2021 and December 31, 2020, our notes receivable were none and $78,455, and consisted of a Master Revolving Note with Scepter Holdings, Inc. (ticker: BRZL, OTC Markets), which the Company entered into in January 2019 to lend up to $70,000 to the holder. The note accrued interest at a rate of 7% per annum and accrues monthly on the outstanding principal. In August 2021 we converted the note receivable with Scepter into 26,376,882 shares of Scepter common stock pursuant to the terms of the note at $0.0031 per share. On the date of the conversion, the Scepter price per share on OTC Markets was $0.0062 per share, which resulted in a $87,044 gain on the disposition of the note receivable.

Note 9. Property and Equipment

The following table sets forth the components of the Company’s property and equipment at September 30, 2021 and December 31, 2020:

	September 30, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Depreciation	Net Book Value	Gross Carrying Amount	Accumulated Depreciation	Net Book Value

Office furniture and equipment	$14,998	$3,522	$11,476	$14,998	$2088	$12,910
Vehicles	48,248	23,894	24,354	48,248	16,657	31,591
Precious metal extraction machine- 1 ton	2,280,000	228,000	2,052,000	2,280,000	228,000	2,052,000
Precious metal extraction machine- 10 ton	5,320,000	532,000	4,788,000	5,320,000	532,000	4,788,000

Construction in process:
Bioreactors	1,440,000	–	1,440,000	1,440,000	–	1,440,000
Nanosponge/Cavitation device	22,103	–	22,103	22,103	–	22,103
Remediation Processing Unit 1	6,293,273	–	6,293,273	5,558,949	–	5,558,949
Remediation Processing Unit 2	5,138,329	–	5,138,329	4,149,793	–	4,149,793
Remediation Processing Unit System A	934,876	–	934,876	97,353	–	97,353
Remediation Processing Unit System B	934,876	–	934,876	–	–	–
Total fixed assets	$22,426,703	$787,416	$21,639,287	$18,931,444	$778,745	$18,152,699

F-18

For the nine months ended September 30, 2021 the Company paid $64,950 with 162,375 shares of Series C-1 Preferred Stock for equipment, which has been valued based on similar cash purchases of the Series C-1 Preferred Stock at $0.40 per share. For the nine months ended September 30, 2021 and 2020 depreciation expense was $8,671 and $8,560. For the nine months ended September 30, 2021 and 2020 capitalized interest to equipment from debt financing was $1,234,801 and $1,136,424. Equipment that is currently being manufactured is considered construction in process and is not depreciated until the equipment is placed into service. Equipment that is temporarily not in service is not depreciated until placed into service.

Note 10. License Agreements

On August 17, 2017, the Company purchased rights to an exclusive license for the applications and implementations involving the Nanosponge Technology and to use and develop the Nanosponge as we see fit at our sole discretion. The Nanosponge contribution in the Company’s processes is to facilitate a cracking process whereby remediated or extracted oil may be further refined from a crude product to a diesel fuel. The license was valued at $2,416,572 and is amortized over its useful life of 20 years. As of September 30, 2021 and December 31, 2020 the accumulated amortization of the license was $493,383 and $402,762. For the nine months ended September 30, 2021 and 2020 amortization expense of the license was $90,621. Amortization expense for the years 2022 through 2026 is $120,829 in each respective year. As of September 30, 2021 and December 31, 2020 the net value of the license is $1,923,189 and $2,013,810.

On January 20, 2021, the Company entered into a worldwide, exclusive license agreement with TBT Group, Inc. (of which an independent Vivakor Board member is a 7% shareholder) to license piezo electric and energy harvesting technologies for creating self-powered sensors for making smart roadways. The Company is required to pay $25,000 and 500,000 shares of restricted common stock upon signing. Upon the earlier of (i) 120 days or (ii) the effectiveness of the Company's Registration Statement and receipt of public offering proceeds, the Company will pay licensor $225,000. When the licensor delivers to the Company data showing that the sensor performs based on mutually defined specifications and all designs for the sensor are completed, Company shall pay an additional $250,000 and 500,000 shares of restricted common stock. Upon the delivery of a mutually agreed working prototype, Company will pay licensor $250,000 and 500,000 shares of restricted common stock. Upon commercialization of the product, the Company will pay licensor $250,000 and 1,000,000 shares of restricted common stock. TBT shall have the option, at its sole discretion, to convert the license to a non-exclusive license if the Company fails to pay $500,000 to TBT for sensor inventory per year, which will commence after the second anniversary of product commercialization. The Company shall share in the development costs of the sensor technology to the time of commercialization. Total costs attributed to the Company are estimated to be $125,000. On May 10, 2021, the parties amended the license agreement to extend the terms of the first milestone payment at 120 days to 180 days with a prepayment of $15,000 of the $225,000 to be paid in 180 days.

As of September 30, 2021, the license is valued at $265,000 (or the initial required payment of $25,000, $15,000 prepayment, and 500,000 shares of restricted common stock, valued at $225,000 upon signing) and is amortized over its useful life of 20 years. As of September 30, 2021 the accumulated amortization of the license was $8,834. For the nine months ended September 30, 2021 amortization expense of the license was $8,834. Amortization expense for the years 2022 through 2026 is $13,250 in each respective year. As of September 30, 2021 the net value of the license is $256,167.

Note 11. Intellectual Property, Net

The Company entered into a Contribution Agreement dated January 5, 2015, where proprietary information and intellectual property related to certain petroleum extraction technology (also known as hydrocarbon extraction technology) suitable to extract petroleum (or hydrocarbons) from tar sands and other sand-based ore bodies, and all related concepts and conceptualizations thereof (the “Extraction Technology”) was contributed to VivaVentures Energy Group, Inc., a 99% majority-owned subsidiary of Vivakor, and was assessed a fair market value of $16,385,157, which consists of the consideration of $11,800,000 and the Company assuming a deferred tax liability in the amount of $4,585,157. All ownership in the Extraction Technology (including all future enhancements, improvements, modifications, supplements, or additions to the Extraction Technology) was assigned to the Company and is currently being applied to the Company Remediation Processing Centers, which are the units that remediate material. The Extraction Technology is amortized over a 20-year life. For the nine months ended September 30, 2021 and 2020 the amortization expense of the technology was $614,443. Amortization expense for the years 2022 through 2026 is $819,258 in each respective year. As of September 30, 2021 and December 31, 2020 the net value of the Extraction Technology is $10,923,438 and $11,537,881.

In 2019, the Company began the process of patenting the Extraction Technology and all of its developments and additions since the acquisition, and we have filed a series of patents and capitalized the costs of these patents. As of September 30, 2021 and December 31, 2020, the capitalized costs of these patents are $111,524 and $100,064. The patents were placed in service in 2021, and will be begin amortizing the cost in 2021 over the patent useful life.

F-19

The Company entered into an asset purchase agreement dated September 5, 2017, where two patents (US patent number 7282167- Method and apparatus for forming nano-particles and US patent number 9272920- System and method for ammonia synthesis) were purchased and attributed a fair market value of $4,931,380, which consists of the consideration of $3,887,982 and the Company assuming a deferred tax liability in the amount of $1,043,398. The patents grant the Company ownership of a nano catalyst technology that facilitates chemical manufacturing, with a focus on the production of ammonia, specifically for the gas phase condensation process used to create the iron catalyst. The nano catalyst accelerators make the Haber-Bosch process more efficient by increasing the active surface area of standard commercial iron catalysts, thereby lowering the reaction temperature and pressure required for the Haber-Bosch process to occur. As a result, less energy is needed to complete the reaction and create ammonia. The patents are amortized over their useful life of 10 years. For the nine months ended September 30, 2021 and 2020 the amortization expense of the patents was $369,854. Amortization expense for the years 2022 through 2026 is $493,138 in each respective year. As of September 30, 2021 and December 31, 2020 the net value of the patents was $2,958,828 and $3,328,682.

The following table sets forth the components of the Company’s intellectual property at September 30, 2021 and December 31, 2020:

	September 30, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value

Extraction Technology patents	$111,524	$–	$111,524	$100,064	$–	$100,064
Extraction Technology	16,385,157	5,461,719	10,923,438	16,385,157	4,847,276	11,537,881
Ammonia synthesis patents	4,931,380	1,972,552	2,958,828	4,931,380	1,602,698	3,328,682
Total Intellectual property	$21,428,061	$7,434,271	$13,993,790	$21,416,601	$6,449,974	$14,966,627

Note 12. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	September 30,	December 31,
	2021	2020
Accounts payable	$558,635	$1,003,953
Office access deposits	290	705
Accrued compensation	166,305	101,920
Accrued tax penalties and interest	246,749	244,230
Accounts payable and accrued expenses	$971,979	$1,350,808

Note 13. Stock Payable

As of December 31, 2019, the Company had an outstanding payable of $11,800,000 payable in common stock to Sustainable Fuels, Inc. (“SFI”) for the Extraction Technology (See Note 11). Before the Common Stock was issued, the owner of SFI died and the matters and affairs of his estate were passed to the executor of his estate. We attempted to contact SFI and the executor of the estate multiple times to issue and send the common stock to the company or appropriate successor of the estate to no avail. As of December 31, 2020, the Company was able to make contact with the new owner of SFI and has issued 20,000,000 shares of Common Stock to SFI per the terms of the agreement.

F-20

Note 14. Loans and Notes Payable

Loans and Notes payable (including accrued interest) consist of the following:

	September 30,	December 31,
	2021	2020
Various promissory notes and convertible notes (a)	$50,960	$50,960
Novus Capital Group LLC Note (b)	388,339	363,231
Triple T Notes (c)	376,972	295,543
National Buick GMC (d)	21,291	25,643
Various Convertible Bridge Notes (e)	1,137,728	774,522
Blue Ridge Bank (f)	410,200	205,100
Small Business Administration (g)	314,895	305,054
JP Morgan Chase Bank (h)	90,645	90,645
Various Promissory Notes (i)	5,186,438	735,000
Total Notes Payable	$7,977,468	$2,845,698

Loans and notes payable, current	$1,846,511	$1,196,037
Loans and notes payable, current attributed to variable interest entity	5,186,438	735,000
Loans and notes payable, long term	$944,519	$914,661

 _____________

2021	$4,847,741
2022	2,210,026
2023	428,791
2024	51,819
2025	51,819
Thereafter	387,272
Total	$7,977,468

(a) From 2013 through 2018 the Company issued a series of promissory notes and convertible notes with various interest rates ranging up to 12% per annum. The convertible notes convert at the holder’s option after 1 year of issuance and may be converted into shares of common stock. The conversion price is generally equal to the specified per share conversion rate as noted in the note agreements.

(b) On September 5, 2017, the Company acquired patents in the amount of $4,931,380 in which the Company also agreed to assume the encumbering debt on asset in the amount of $334,775 due in December 2019 with no interest accruing until 2020 and a deferred tax liability of $1,043,398. As of January 1, 2020 the note was amended to accrue interest at 7% per annum commencing January 1, 2020 through July 1, 2020, and 10% per annum commencing July 2, 2020 and thereafter. In November 2021, the lender agreed to extend the maturity of the note to April 1, 2022.

(c) The balance of this note is due to related parties, specifically the 51% owner of Vivakor Middle East LLC, in which the Company owns 49% and consolidates this entity in its consolidated financial statements. The loan was granted to Vivakor Middle East LLC by the majority owner for operational use with only the agreement of repayment from the net proceeds of such entity’s operations once it commences scaled up operations. No interest accrues on the loans, and no specific maturity date had been agreed upon. On March 10, 2021, the Company entered into a master revolving note with Triple T Trading Company LLC to set forth the relationship of the parties to retain the previous terms of the note payable to Triple T Trading Company LLC, to include a note maturity of March 20, 2023, and maximum lending amount of 1,481,482 QAR or approximately $400,000, valued at an exchange rate of approximately $0.27 per QAR on March 10, 2021.

(d) In May 2019, the Company purchased a vehicle for $36,432 and financed $34,932 over six years with an interest rate of 6.24% per annum. Monthly payments of $485 are required and commenced in July 2019.

F-21

(e) In 2020 the Company entered into various convertible promissory notes as follows:

Throughout 2021 and 2020 the Company entered into convertible promissory notes with an aggregate principal of $525,000. The notes accrue interest at 10% per annum and have a maturity of the earlier of 12 months or the consummation of the Company listing its Common Stock on a senior stock exchange. The notes are convertible at the Company’s option into shares of the Company’s common stock at a price equal to 80% of the opening price of the Company’s common stock on the national exchange or the offering price paid by the investors in the financing in connection with the uplist, whichever is lower, or (ii) repaid in cash in an amount equal to the indebtedness being repaid plus a premium payment equal to 15% of the amount being repaid. If an event of default has occurred and the Company does not convert the amounts due under the Note into the Company’s common stock, then the Company will have the option to convert the outstanding indebtedness into shares of the Company’s common stock at a price equal to 80% of the weighted average trading price of the Company’s common stock on the OTC Markets, or be repaid in cash in an amount equal to all principal and interest due under the Note.

On October 13, 2020, the Company entered into a convertible promissory note in an amount of $280,500 having an interest rate of 12% per annum. The note bears a 10% Original Issue Discount. The loan shall mature in 1 year and may be convertible at the lower of $0.40 or 80% of the lowest median daily traded price over ten trading days prior to conversion, but in the event of a Qualified Uplist the note may be converted at a 30% discount to market. The Company also issued 100,000 restricted shares with no registration rights in conjunction with this note, which was recorded as a debt discount in the amount of $44,000, which is amortized to interest expense over the term of the agreements using the effective interest method. On March 28, 2021 the parties amended this agreement to state that in no event shall the conversion price be lower than $0.10 per share. Subsequent to September 30, 2021 the parties agreed to extend the maturity of this loan to April 13, 2022 in exchange for an increase in principal owed of $30,000.

On February 4, 2021, the Company entered into a convertible promissory note in an amount of $277,778 having an interest rate of 12% per annum. The note bears a 10% Original Issue Discount. The loan shall mature in 1 year and may be convertible at the lower of $0.40 or 80% of the lowest median daily traded price over ten trading days prior to conversion, but in the event of a Qualified Uplist the note may be converted at a 30% discount to market. The Company also issued 100,000 restricted shares with no registration rights in conjunction with this note, which was recorded as a debt discount in the amount of $36,000, which is amortized to interest expense over the term of the agreements using the effective interest method. On March 28, 2021 the parties amended this agreement to state that in no event shall the conversion price be lower than $0.10 per share.

(f) In May 2020, the Company entered into a Paycheck Protection Program (“PPP”) loan agreement for $205,100 with Blue Ridge Bank, subject to the Small Business Administration’s (“SBA”) Paycheck Protection Program. The loan carries an annual interest rate of one (1) percent per annum with payment beginning in the seventh month with monthly payments required until maturity in the 18th month. The loan may be fully forgivable according to the CARES Act if the Company can provide proper documentation for the use of the proceeds of the loan. The Company has achieved the milestones for loan forgiveness and anticipates that this debt will be forgiven in full in 2021. On January 6, 2021 the Company was granted an extension of the PPP and granted an additional $205,100 from Blue Ridge Bank, subject to the Small Business Administration’s (“SBA”) Paycheck Protection Program. The loan carries an annual interest rate of one (1) percent per annum with payment beginning in the tenth month with monthly payments required until maturity in five years. The loan may be fully forgivable according to the CARES Act if the Company can provide proper documentation for the use of the proceeds of the loan. The Company has achieved the milestones for loan forgiveness, has applied for loan forgiveness, and anticipates that this debt will be forgiven in full in 2021.

(g) From May through August 2020, the Company entered into various loan agreements with the Small Business Administration for an aggregate loan amount of $299,900. The loans carry an interest rate of 3.75% per annum. The loans shall mature in 30 years.

(h) In April 2021, the Company entered into a Paycheck Protection Program loan agreement with JP Morgan Chase Bank, subject to the Small Business Administration’s (“SBA”) Paycheck Protection Program. The loan may be fully forgivable according to the CARES Act if the Company can provide proper documentation for the use of the proceeds of the loan. The Company has achieved the milestones for loan forgiveness and anticipates that this debt will be forgiven in full in 2021.

F-22

(i) Viva Wealth Fund I, LLC is offering up to $25,000,000 in convertible notes in a private offering. As of September 30, 2021, VWFI has raised $7,730,000 and converted $2,720,000 of this debt to VWFI LLC units. A convertible note will automatically convert into the LLC units at the earlier of (i) the date that the Equipment is placed into quality control and testing or (ii) six months from the date of investment. The convertible notes will accrue interest at 12% per annum and are paid quarterly. At the maturity date, remaining interest will be paid, at which time no further interest payments will accrue. Upon the offering termination date, all units accepted for any series of equipment will automatically convert to Vivakor common stock if the Company has not accepted subscriptions for at least $6,250,000 for a series of equipment. The conversion price of the automatic stock conversion will not be higher of than $0.45 or a 10% discount to market per share or in the event of a public offering, 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e. The Nasdaq Capital Market or New York Stock Exchange). The termination date of the offering is November 13, 2021, which date may be extended until November 13, 2022 in the sole discretion of the Company. As of November 1, 2021 VWFI has reached $6,250,000 in funding and has released the funding for construction of RPC Series A. VWFI has commenced fundraising for RPC Series B and C and has raised approximately $1,875,000 to manufacture RPC Series B and C. Subsequent to September 30, 2021 an additional $1,825,000 of this debt has been converted into units of the LLC.

Note 15. Commitments and Contingencies

Leases

In June 2019, the Company entered into a Sublease agreement with US Closer, LLC, whereby we agreed to lease approximately 12,061 square feet of office and manufacturing space located in South Salt Lake City, Utah. Pursuant to the Sublease, the sublease expired on December 31, 2020 and required a monthly lease payment of $6,633 plus other pass-through expenses as required under the Primary Lease. The Company renegotiated with the landlord to renew this lease as the primary tenant in January 2021 to lease this warehouse on a month-to-month basis. The lease may be terminated at any time or for any reason with a 30-day written notice to terminate. The January 2021 lease requires a monthly lease payment of $6,833 plus other pass-through expenses as required under the lease as long as the Company remains in the space. As a condition of the lease, we were required to provide a $6,965 security deposit.

Commencing on September 15, 2019, the Company entered into a five-year lease with Jamboree Center 1 & 2 LLC covering approximately 6,961 square feet of office space in Irvine, CA. Under the terms of the lease agreement, we are required to make the following monthly lease payments: Year 1 $21,927, Year 2 $22,832, Year 3 $23,737, Year 4 $24,712, Year 5 $25,686. As a condition of the lease, we were required to provide a $51,992 security deposit.

The right-of-use asset for operating leases as of September 30, 2021 and December 31, 2020 was $718,989 and $881,804. Rent expense for the nine months ended September 30, 2021 and 2020 was $246,526 and $187,343.

The following table reconciles the undiscounted cash flows for the leases as of September 30, 2021 to the operating lease liability recorded on the balance sheet:

2021	$71,211
2022	287,769
2023	299,466
2024	231,174
2025	–
Total undiscounted lease payments	889,620
Less: Imputed interest	109,841
Present value of lease payments	$779,779

Operating lease liabilities, current	$284,844
Operating lease liabilities, long-term	$494,935

Weighted-average remaining lease term	3.25
Weighted-average discount rate	7.0%

The discount rate is the Company’s incremental borrowing rate, or the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Based on an assessment of the Company’s borrowings the incremental borrowing rate was determined to be 7%.

F-23

Note 16. Long-term Debt

To assist in funding the manufacture of the Company’s Remediation Processing Centers, between 2015 and 2017, the Company entered into two agreements which include terms for the purchase of participation rights for the sale of future revenue of the funded RPCs, and which also require working interest budget payments by the Company.

The Company accounts for the terms under these contracts for the sale of future revenue under Accounting Standards Codification 470 (“ASC 470”). Accordingly, these contracts include the receipt of cash from an investor where the Company agrees to pay the investor for a defined period a specified percentage or amount of the revenue or a measure of income (for example, gross revenue) according to their contractual right, in which the Company will record the cash as debt and apply the effective interest method to calculate and accrue interest on the contracts. The terms of these agreements grant the holder a prorated 25% participation in the gross revenue of the assets as defined in the agreements for 20 years after operations commence for a purchase price of approximately $2,200,000. In the event that the contract is not fully subscribed by the LLCs it will receive only a prorated participation of the available 25% participation. The Company made its first payment of $7,735 in the second quarter of 2021 and continues its quality control processes. The RPC is estimated to enter scaled up operations early 2022 and make estimated annual payments of $1,957,551. The Company estimates future payments based on revenue projections for the RPCs.

In accordance with ASC 470, the Company records the proceeds from these contracts as debt because the Company has significant continuing involvement in the generation of the cash flows due to the investor (for example, active involvement in the generation of the operating revenues of the business segment), which constitutes the presence of a factor that independently creates a rebuttable presumption that debt classification is appropriate. The Company has determined its effective interest rates to be between 36.1% and 35.70% based on each contract’s future revenue streams expected to be paid to the investor. These rates represent the discount rate that equates estimated cash flows with the initial proceeds received from the investor and is used to compute the amount of interest expense to be recognized each period. During the development and manufacturing of the assets the effective interest has been capitalized to the assets. As the assets enter operations or service of their intended use, the effective interest on these contracts will be recognized as interest expense (See Note 9).

In 2016 and 2017, additional consideration to investors to enter into these agreements was granted, and the Company issued to these investors 3,390,000 shares of Series B-1 Preferred Stock with a relative fair value of $0.25 per share or based on conversion terms and price of the Company’s Common Stock at the time of issuance. The Company also issued 3,185,000 common stock warrants to investors. The relative fair value of the warrants and Series B-1 preferred stock in aggregate was $1,488,550, and was recorded as a debt discount, which is amortized to interest expense over the term of the agreements using the effective interest method. During the manufacturing phase of the asset, the interest expense is capitalized to the asset.

Some holders of these participation rights also have the option to relinquish ownership and all remaining benefits of their LLC units in exchange for Common Stock in the Company. Depending on the contract, these options to convert to common stock range from between 1 and 5.5 years. The exercise period ranges from between 1 year to 5.5 years with a step-up discount to market for each year the option is not exercised with a range of between a 5% to a 25% discount to market. Accordingly, under Accounting Standards Codification 815 (“ASC 815”) the Company valued these options at fair value using a Monte Carlo Simulation by a third-party valuation expert, which found the fair value of the options to be nominal. Long-term debt related to these participation rights is recorded in “Long-term debt” on the consolidated balance sheet.

The accounting for the terms under these contracts that call for working interest budget payments by the Company are recorded in current liabilities on the consolidated balance sheet and paid down through pass-through expenses or cash according to the contract. Accordingly, the Company records any unpaid balance of budget payments received in “Long-term debt, current” as these liabilities are generally paid within 12 months after proceeds are received.

Long-term debt consists of the following:

	September, 30	December 31,
	2021	2020
Principal	$2,196,233	$2,196,233
Accrued interest	4,224,202	2,997,136
Debt discount	(230,545)	(241,709)
Total long term debt	$6,189,890	$4,951,660

Long term debt, current	$4,763	$1,020
Long term debt	$6,185,127	$4,950,640

F-24

The following table sets forth the estimated payment schedule of long-term debt as of September 30, 2021:

2021	$1,057
2022	5,144
2023	6,990
2024	9,501
2025	12,914
Thereafter	2,160,627
Total	$2,196,233

Note 17. Stockholders' Equity

Series A, Series B, Series B-1, Series C and Series C-1 Preferred Stock

The Preferred Stock authorized by the Company may be issued from time to time in one or more series. The Company is authorized to issue 450,000,000 shares of preferred stock. The Company is authorized to issue 2,000,000 shares of Series A Preferred Stock, 98,000,000 shares of Series B Preferred Stock, 50,000,000 shares of Series B-1 Preferred Stock, 100,000,000 shares of Series C Preferred Stock, and 100,000,000 shares of Series C-1 Preferred Stock. The Board of Directors is authorized to fix or alter the number of shares constituting any series of Preferred Stock and the designation thereof. In 2021, the Board of Directors authorized, and a majority vote acceptance was received of each voting class of preferred stock, including Series B Preferred Stock, Series B-1 Preferred Stock, and Series C-1 Preferred Stock, that each class’s designations be amended that upon the Company’s public offering in conjunction with an uplist to a senior stock exchange that these classes of preferred stock will convert their preferred shares to common shares on a one for one basis.

The Company has issued 2,000,000 shares of Series A Preferred Stock, convertible at a current ratio of 10 shares of Common Stock for each outstanding share of Series A Preferred Stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. Holders of shares of Series A Preferred Stock will have the right to 25 votes for each share of Common Stock into which such shares of Series A Preferred Stock can then be converted (with a current conversion ratio of 10 shares of Common Stock for each outstanding share of Series A Preferred Stock) and the right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any other Preferred Stock holder in the liquidation, dissolution or winding up of our Company. As of September 30, 2021 and December 31, 2020 the liquidation preference is $400,000. Holders of shares of Series A Preferred Stock are not currently entitled to dividends. The Company has the right, but not the obligation, to redeem shares of Series A Preferred Stock.

The Company has issued none and 6,507,492 of Series B Preferred Stock as of September 30, 2021 and December 31, 2020, respectively. Shares of Series B Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.20) or a 10% discount to market on the conversion date). Automatic 1-for-1 conversion of all outstanding shares of Series B Preferred Stock into shares of Common Stock occurred on May 1, 2021. No other shares have been issued since the conversion of all of the outstanding shares of this class of stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series B Preferred Stock one year after issuance. Holders of Series B Preferred Stock will have the right to one vote for each share of Common Stock into which such Series B Preferred Stock is then convertible, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stockholder, except holders of Series A Preferred Stock, in the liquidation, dissolution or winding up of our Company. As of September 30, 2021 and December 31, 2020 the liquidation preference was none and $1,341,233. Dividends are 12.5% and cumulative and are payable only when, as, and if declared by the Board of Directors.

The Company has issued none and 14,031,834 of Series B-1 Preferred Stock as of September 30, 2021 and December 31, 2020, respectively. Shares of Series B-1 Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.25) or a 10% discount to market on the conversion date). Automatic 1-for-1 conversion of all outstanding shares of Series B-1 Preferred Stock into shares of Common Stock occurred on May 1, 2021. No other shares have been issued since the conversion of all of the outstanding shares of this class of stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series B-1 Preferred Stock one year after issuance. Holders of Series B-1 Preferred Stock have no voting or dividend rights, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stockholder, except holders of Series A and Series B Preferred Stock, in the liquidation, dissolution or winding up of our Company. As of September 30, 2021 and December 31, 2020 the liquidation preference was none and $3,507,981.

F-25

The Company has not issued any Series C Preferred Stock as of September 30, 2021 and December 31, 2020, respectively. Shares of Series C Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.35) or a 10% discount to the market price on the conversion date). Automatic conversion of shares of Series C Preferred Stock into shares of Common Stock may occur due to certain qualified public offerings entered into or by written consent of a majority of the holders of Series C Preferred Stock or upon the four-year anniversary date of the issuance of such shares. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series C Preferred Stock one year after issuance. Holders of Series C Preferred Stock will have the right to one vote for each share of Common Stock into which such Series C Preferred Stock is then convertible, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stockholder, except holders of Series B and B-1 Preferred Stock, in the liquidation, dissolution or winding up of our Company. Dividends are 12.5% and cumulative and are payable only when, as, and if declared by the Board of Directors.

The Company has issued none and 7,658,680 of Series C-1 Preferred Stock as of September 30, 2021 and December 31, 2020, respectively. Shares of Series C-1 Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.40) or a 10% discount to the market price on the conversion date). Automatic conversion of all outstanding shares of Series C-1 Preferred Stock into shares of Common Stock occurred on May 4, 2021 by written consent of a majority of the holders of Series C-1 Preferred Stock. No other shares have been issued since the conversion of all of the outstanding shares of this class of stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series C-1 Preferred Stock one year after issuance. Holders of Series C-1 Preferred Stock have no voting or dividend rights, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stockholder, except holders of Series A, Series B, Series B-1, and Series C Preferred Stock, in the liquidation, dissolution or winding up of our Company. As of September 30, 2021 and December 31, 2020 the liquidation preference was none and $3,063,472.

For the nine months ended September 30, 2021 and 2020, $9,467,604 and $3,764,689 or 28,529,164 and 16,988,866 shares of Series B, Series B-1, and Series C-1 Preferred Stock were converted into 28,678,403 and 18,285,200 shares of Common Stock.

For the nine months ended September 30, 2021, the Company issued 162,735 Series C-1 Preferred Stock or $64,950 for a reduction in stock payables.

For the nine months ended September 30, 2021 and 2020, the Company issued 168,783 and 691,182 shares of Series B-1 Preferred Stock as a $42,196 and $172,795 stock dividend paid to Series B Preferred Shareholders.

Common Stock

The Company is authorized to issue 1,250,000,000 shares of common stock. As of September 30, 2021 and December 31, 2020, there were 369,337,713 and 337,679,020 shares of our common stock issued and outstanding, respectively. Treasury stock is carried at cost.

For the nine months ended September 30, 2021 and 2020, $9,467,604 and $1,773,929 or 28,529,164 and 9,891,226 shares of Series B, Series B-1, and Series C-1 Preferred Stock were converted into 28,678,403 and 9,891,226 shares of Common Stock.

For the nine months ended September 30, 2020 the Company issued 20,000,000 shares of Common Stock for a $11,800,000 reduction in stock payables.

As of September 30, 2021 and December 31, 2020, the Company granted stock-based compensation to employees, including a 500,000 share stock award, which vests at the end of four years, and a 5,000,000 stock options that cliff vests at the end of five years. For the nine months ended September 30, 2021 and 2020, stock-based compensation was $334,584 and $34,585. As of September 30, 2021 and December 31, 2020, the Company also granted non-statutory stock options, including 4,000,000 stock options to the Board of Directors, which vests over 1 year, and a 10,000,000 stock option to a consultant, which vests over 4 years. Non-statutory stock-based compensation was $1,157,500 and none for the nine months ended September 30, 2021 and 2020.

For the nine months ended September 30, 2021, the Company issued 1,470,290 shares for a $374,802 reduction of liabilities.

For the nine months ended September 30, 2021, the Company issued 1,010,000 shares of Common Stock for $438,001 in services to the Company.

F-26

For the nine months ended September 30, 2021, the Company issued 500,000 shares for a $225,000 payment for a technology license (see Note 10).

For the nine months ended September 30, 2020 the Company issued 228,000 shares of Common Stock in the amount of $41,028 for cash.

Noncontrolling Interest

For the nine months ended September 30, 2020, the Company converted $2,720,000 in Viva Wealth Fund I, LLC convertible promissory notes into 544 units of noncontrolling interest in Viva Wealth Fund I, LLC.

For the nine months ended September 30, 2020, the Company issued 124,981 units of noncontrolling interest in RPC Design and Manufacturing LLC for cash of $624,907.

Note 18. Temporary Equity

Shares of Series B, B-1, C and C-1 convertible preferred stock hold conversion features providing that, at the holder’s election, the holder may convert the preferred stock into common stock. Upon conversion, the Company may be required to deliver a variable number of equity shares that is determined by using a formula based on the market price of the Company’s Common Stock. After four years from the date of issuance, Series C preferred shareholders are forced to automatically convert to Common Stock. On May 1, 2021, all outstanding shares of Series B and B-1 converted at 1-for-1 to Common Stock. On May 4, 2021, all outstanding shares of Series C-1 converted at 1-for-1 to Common Stock. For each respective series, the holder may convert their preferred shares to common shares at the original issue price as defined, which ranges from between $0.20 per share to $0.40 per share, at the lesser of the original issue price or 90% of the market price on the conversion date. As of December 31, 2020, the market price of the Company’s Common Stock was $0.50 per share. There is no contractual cap on the number of common shares that the Company could be required to deliver on preferred shareholders’ conversions to Common Stock. Because the feature contains no explicit share limit, the Company assumes that it may be forced to cash settle the conversion feature in accordance with the accounting analysis under ASC 815-40-25.

Accordingly, under ASC 815-40-25-10 the Company may be forced to settle these conversion features in cash, specifically since it is unknown as to what date the shareholders’ may convert their preferred stock to common stock and if there will be sufficient authorized and unissued common shares on that date. As of December 31, 2020 the Company did have sufficient authorized and unissued common shares to satisfy all preferred shareholders interest if it were converted to Common Stock, although if the stock price were to drop below $0.02 per share and the Company may be forced to settle such conversions in cash, which may consider them redeemable. Accordingly, Series B, B-1, C and C-1 preferred stock has been classified in temporary equity.

The following table shows all changes to temporary equity during for the nine months ended September 30, 2021 and 2020.

	Convertible Preferred Stock
	Series B		Series B-1		Series C-1
	Shares	Amount	Shares	Amount	Shares	Amount
December 31, 2020	6,507,492	$1,301,500	14,031,834	$3,507,981	7,658,680	$4,550,977
Series C-1 Issue for a reduction in stock payables	–	–	–	–	162,375	64,950
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	168,783	42,196
Conversion of Series B and B-1 Preferred Stock to Common Stock	(6,507,492)	(1,301,500)	(14,031,834)	(3,507,981)	(7,989,838)	(4,658,123)
September 30, 2021	–	$–	–	$–	–	$–

	Convertible Preferred Stock
	Series B		Series B-1		Series C-1
	Shares	Amount	Shares	Amount	Shares	Amount
December 31, 2019	21,251,890	$4,250,380	22,758,670	$5,689,690	13,384,760	$6,841,409
Conversion of Series B, B-1, and C-1 Preferred Stock to Common Stock	(11,657,394)	(2,331,480)	(4,662,533)	(1,165,633)	(668,939)	(267,576)
Dividend paid in Series B-1 Preferred Stock	–	–	691,182	172,795	–	–
September 30, 2020	9,594,496	$1,918,900	18,787,319	$4,696,852	12,715,821	$6,573,833

F-27

Note 19. Share-Based Compensation & Warrants

Options

Generally accepted accounting principles require share-based payments to employees, including grants of employee stock options, warrants, and common stock to be recognized in the income statement based on their fair values at the date of grant, net of estimated forfeitures.

As of September 30, 2021 and December 31, 2020, the Company has granted stock-based compensation to employees, including a 500,000 share stock award, which was issued in 2018 and vests at the end of four years, and a 5,000,000 stock option that was issued in 2020 and cliff vests at the end of five years. For the nine months ended September 30, 2021 and 2020, stock-based compensation was $334,584 and $34,585. In 2020, the Company also granted non-statutory stock options, including 4,000,000 stock options to the Board of Directors, which vests over 1 year, and a 10,000,000 stock option to a consultant, which vests over 4 years. Non-statutory stock-based compensation was $1,157,500 and none for the nine months ended September 30, 2021 and 2020.

There were no other options granted during the nine months ended September 30, 2021 and 2020, respectively.

The following table summarizes all stock option activity of the Company for the nine months ended September 30, 2021:

Weighted
		Weighted	Average
		Average	Remaining
	Number	Exercise	Contractual
	of Shares	Price	Life (Years)

Outstanding, December 31, 2020	19,500,000	$0.40	6.41

Granted	–	–	–
Exercised	–	–	–
Forfeited	–	–	–
Outstanding, September 30, 2021	19,500,000	$0.40	7.78

Exercisable, December 31, 2020	1,412,500	$0.40	3.38
Exercisable, September 30, 2021	4,325,000	$0.40	7.01

As of September 30, 2021, the aggregate intrinsic value of the Company’s outstanding options was approximately none. The aggregate intrinsic value will change based on the fair market value of the Company’s common stock.

Warrants

As of September 30, 2021 and 2020, the Company had none and 1,060,000 warrants outstanding. These warrants relate to the warrants issued as an incentive to investors with an investment into the Company. The outstanding warrants were issued at $0.40 per share of Common Stock. The warrants were granted for a one-year period.

Management uses the Black-Scholes option pricing model to determine the fair value of warrants on the date of issuance. The fair value of warrants issued pursuant to the issuance of notes payable was recorded as deferred debt issuance cost and amortized over the remaining term of the associated debt.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of the warrants on the date of issuance are as follows:

Risk-free interest rate	1.2%
Expected dividend yield	None
Expected life of warrants	1 years
Expected volatility rate	119%

F-28

The following table summarizes the activity of the Company’s share purchase warrants:

		Weighted
		average	Aggregate
	Number of	exercise	Intrinsic
	warrants	price	Value
Balance, December 31, 2019	1,080,000	$0.40	$–
Expired	(1,060,000)	0.40	–
Exercised	(20,000)	0.40	–
Balance, December 31, 2020	–	$–	$–

There were no share purchase warrants outstanding as of September 30, 2021. As of September 30, 2020, the following share purchase warrants were outstanding:

	Number of warrants outstanding	Exercise price	Expiration date
Balance, September 30, 2020	1,060,000	$0.40	December 2020

Note 20. Income Tax

The Company calculates its quarterly tax provision pursuant to the guidelines in ASC 740 Income Taxes. ASC 740 requires companies to estimate the annual effective tax rate for current year ordinary income. In calculating the effective tax rate, permanent differences between financial reporting and taxable income are factored into the calculation, and temporary differences are not. The estimated annual effective tax rate represents the Company’s estimate of the tax provision in relation to the best estimate of pre-tax ordinary income or loss. The estimated annual effective tax rate is then applied to year-to-date ordinary income or loss to calculate the year-to-date interim tax provision.

The Company recorded a provision for income taxes of none and a benefit of $102,492 for the nine months ended September 30, 2021 and 2020, respectively. The Company is projecting a 6.51% effective tax rate for the year ending December 31, 2021, which is primarily the result of projected provision from book income incurred for the year. The Company recorded income a tax benefit of $723,911 and $94,321 for the three months ended September 30, 2021 and 2020, respectively. The Company’s effective tax rate for 2020 was (21.97%) which was the result of the benefit of book losses offset by additional valuation allowance on the net operating losses.

As of December 31, 2020, the Company had estimated federal and state net operating loss (NOL) carryforwards of approximately $11.7 million and $5.2 million, respectively. Federal NOL carryforwards begin to expire in 2026.

Note 21. Related Party Transactions

The Company provided secured loan financing and assistance to the development and commercialization of two bioactive beverages and one weight loss beverage for Vivaceuticals, Inc., which shared a common officer and board of director member with the Company. Vivaceuticals sold its assets to Scepter Holdings, Inc. in 2018. In 2019, the Company received 800,000 shares of preferred stock in Scepter Holdings, Inc. to extinguish the loan encumbering the assets. The Company has converted these preferred shares into 800,000,000 shares of Common Stock of Scepter Holdings, Inc., which is traded on the OTC Markets (ticker: BRZL) (see Note 3). In 2019 we entered into a Convertible Master Revolving Note with Scepter and over the course of approximately two years lent them $71,000, which accrued 7% interest per annum (see Note 8). As of September 30, 2021 the principal balance with all accrued interest was $81,768 and converted into 26,376,882 shares of Scepter common stock pursuant to the terms of the note at $0.0031 per share. On the date of the conversion, the Scepter price per share on OTC Markets was $0.0062 per share, which resulted in a $87,044 gain on the disposition of the note receivable. As of September 30, 2021, the Company’s Chief Executive Officer has an immediate family member who sits on the board of directors of Scepter Holdings, Inc.

The Company has a consulting contract with LBL Professional Consulting, Inc. (“LBL”), which shares a common officer with the Company. For the nine months ended September 30, 2021 and 2020, LBL provided services in the amount of $154,250 and $134,970. On December 17, 2020, the Company granted non-statutory stock options to LBL for 10,000,000 shares of Common Stock. The stock options vest over four years. The stock options are exercisable for up to ten years from the grant date. The common officer is not the beneficiary of the Company and is not permitted to participate in any discussion, including the LBL’s board meetings, regarding any Company stock that LBL may own at any time.

F-29

In July 2020, the Company entered into an agreement with IME giving IME the option to purchase approximately 1,331 ounces of our precious metal concentrate for approximately $2,800,000. VVMCI, a wholly owned subsidiary of Vivakor, Inc. owns all of the Class A Units of IME, which have sole voting power for all material matters except for removal of the manager, and VVMCI serves as a manager of IME. For the year ended December 31, 2020, the Company sold $54,250 of the precious metal concentrate through this option. The option agreement expired on December 31, 2020, and the parties are currently negotiating if they will extend the option agreement.

The Company has a note payable to Triple T, which is owned by the 51% majority-owner of Vivakor Middle East LLC. As of September 30, 2021 and December 31, 2020 the balance owed was $376,972 and $295,543.

On January 20, 2021, the Company entered into a worldwide, exclusive license agreement with TBT Group, Inc. (of which an independent Vivakor Board member is a 7% shareholder) to license piezo electric and energy harvesting technologies for creating self-powered sensors for making smart roadways. The Company is required to pay $25,000 and 500,000 shares of restricted common stock within upon signing. Upon the earlier of (i) 120 days or (ii) the effectiveness of the Company's Registration Statement and receipt of public offering proceeds, the Company will pay licensor $225,000 and 500,000 shares of restricted common stock. When the licensor delivers to the Company data showing that the sensor performs based on mutually defined specifications and all designs for the sensor are completed, Company shall pay an additional $250,000 and 500,000 shares of restricted common stock. Upon the delivery of a mutually agreed working prototype, Company will pay licensor $250,000 and 500,000 shares of restricted common stock. Upon commercialization of the product, the Company will pay licensor $250,000 and 1,000,000 shares of restricted common stock. TBT shall have the option, at its sole discretion, to convert the license to a non-exclusive license if the Company fails to pay $500,000 to TBT for sensor inventory per year, which will commence after the second anniversary of product commercialization. The Company shall share in the development costs of the sensor technology to the time of commercialization. Total costs attributed to the Company are estimated to be $125,000. On May 10, 2021, the parties amended the license agreement to extend the terms of the first milestone payment at 120 days to 180 days with a prepayment of $15,000 of the $225,000 to be paid in 180 days.

As of December 31, 2020, the Company had a common board of directors member with CannaPharmaRx Inc. The Company has a $33,000 account receivable with CannaPharmaRx Inc. for leasing office space to this entity. As of December 31, 2020, the Company recorded an allowance for doubtful accounts on these receivables in the amount of $33,000. As of January 1, 2021 the Company no longer leases office space to this entity.

Note 22. Subsequent Events

The Company has evaluated subsequent events through November 22, 2021, the date the financial statements were available to issue.

Subsequent to September 30, 2021, VWFI has raised $760,000 in conjunction with the $25,000,000 private placement offering to sell convertible promissory notes, which convert to VWFI LLC units, to accredited investors to raise funds to manufacture equipment that manufacture RPC Series B. Subsequent to September 30, 2021, VWFI has also converted $1,930,000 of convertible debt into VWFI LLC units.

Subsequent to September 30, 2021 the Company amended a convertible note payable with a principal balance of $280,500 to extend the note’s maturity date to April 13, 2022 in exchange for an increase in principal owed of $30,000.

Subsequent to September 30, 2021 the Company amended a note payable with a principal balance of $334,775 to extend the note’s maturity date to April 1, 2022 in exchange for payments on accrued interest of $32,547 by January 15, 2022.

F-30

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Vivakor, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Vivakor, Inc. (the Company) as of December 31, 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Hall & Company CPAS

We have served as the Company's auditor since 2019.

Irvine, CA

November 6, 2020

F-31

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Vivakor, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Vivakor, Inc. (the Company) as of December 31, 2020, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on the entity’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

Irvine, California

We have served as the Company's auditor since 2021.

April 9, 2021

F-32

VIVAKOR, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019	Pro Forma*
ASSETS			(Unaudited)
Current assets:
Cash and cash equivalents	$309,404	$93,361	$309,404
Cash and cash equivalents attributed to variable interest entity	89,500	511,542	89,500
Accounts Receivable, less allowances of $33,000 and $21,000, respectively	7,735	–	7,735
Marketable securities, trading	4,016,951	–	4,016,951
Inventories	525,744	525,744	525,744
Precious metal concentrate	1,166,709	1,183,228	1,166,709
Prepaid expenses and other assets	87,052	202,392	87,052
Total current assets	6,203,095	2,516,267	6,203,095

Equity method investments	–	727,129	–
Other investments	4,000	28,000	4,000
Notes receivable	78,455	844,892	78,455
Property and equipment, net	18,152,699	15,925,548	18,152,699
Rights of use assets- operating leases	881,804	1,167,149	881,804
License agreement, net	2,013,810	2,134,639	2,013,810
Intellectual property, net	14,966,627	16,260,169	14,966,627
Total assets	$42,300,490	$39,603,793	$42,300,490

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) AND TEMPORARY EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,350,808	$871,867	$1,350,808
Stock payable	–	11,800,000	–
Operating lease liabilities, current	276,699	345,442	276,699
Loans and notes payable, current	1,332,770	662,179	1,332,770
Loans and notes payable, current attributed to variable interest entity	735,000	31,966	735,000
Long-term debt, current	593,457	126,535	593,457
Total current liabilities	4,288,734	13,837,989	4,288,734

Operating lease liabilities, long term	618,696	826,010	618,696
Loans and notes payable, long term	777,928	–	777,928
Long-term debt	4,358,203	3,900,923	4,358,203
Deferred income tax liabilities	6,207,905	5,702,751	6,207,905
Total liabilities	16,251,466	24,267,673	16,251,466

Redeemable, convertible preferred stock, $.001 par value; 348,000,000 shares authorized;
Series B- 12.5%, cumulative, 6,507,492 and 21,251,890 issued and outstanding as of December 31, 2020 and 2019	1,301,500	4,250,380	–
Series B-1- 14,031,834 and 22,758,670 issued and outstanding as of December 31, 2020 and 2019	3,507,981	5,689,690	–
Series C-1- 7,658,680 and 13,384,760 issued and outstanding as of December 31, 2020 and 2019	4,550,977	6,841,409
Total temporary equity	9,360,458	16,781,479

Stockholders' equity (deficit):
Convertible, preferred stock, $.001 par value; 102,000,000 shares authorized; Series A- 2,000,000 issued and outstanding	2,000	2,000	–
Common stock, $.001 par value; 1,250,000,000 shares authorized; 337,679,020 and 285,343,964 were issued and outstanding as of December 31, 2020 and 2019	337,679	285,344	390,877
Additional paid-in capital	45,294,790	24,793,943	54,604,050
Treasury stock, at cost	(20,000)	(20,000)	(20,000)
Accumulated deficit	(30,204,992)	(27,848,500)	(30,204,992)
Total Vivakor, Inc. stockholders' equity (deficit)	15,409,477	(2,787,213)	24,769,935
Noncontrolling interest	1,279,089	1,341,854	1,279,089
Total stockholders' equity (deficit)	16,688,566	(1,445,359)	26,049,024
Total liabilities and stockholders’ equity (deficit) and temporary equity	$42,300,490	$39,603,793	$42,300,490

* See Note 3 of the consolidated financial statements for further details in the preparation our pro forma financial information.

See accompanying notes to consolidated financial statements

F-33

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2020	2019

Revenues	$1,457,781	$–
Cost of revenues	1,356,378	–
Gross profit	101,403	–
Operating expenses:
Sales and marketing	567,290	18,559
General and administrative	2,806,238	748,348
Bad debt expense	13,645	12,000
Amortization and depreciation	1,562,622	1,524,274
Total operating expenses	4,949,795	2,303,181
Loss from operations	(4,848,392)	(2,303,181)
Other income:
Equity investment loss	(37,665)	(72,871)
Gain on extinguished debt	–	607,536
Realized loss on conversion of note receivable	(121,428)	–
Unrealized gain on marketable securities	2,614,338	–
Interest income	35,344	73,761
Interest expense	(86,162)	(9,288)
Other income	39,560	19,039
Total other income	2,443,987	618,177
Loss before provision for income taxes	(2,404,405)	(1,685,004)
Provision for income taxes	(466,964)	(589,203)
Consolidated net loss	(2,871,369)	(2,274,207)
Less: Net loss attributable to noncontrolling interests	(687,672)	(114,965)
Net loss attributable to Vivakor, Inc.	$(2,183,697)	$(2,159,242)

Net loss attributable to common shareholders	$(2,183,697)	$(2,159,242)
Dividend on preferred stock	172,795	495,054
	$(2,356,492)	$(2,654,296)
Loss per common share- basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares- basic and diluted	309,305,009	257,611,762
Pro forma loss per common share- basic and diluted*	$(0.01)	$(0.01)
Pro forma weighted average number of common shares- basic and diluted*	362,503,015	310,809,768

* See Note 3 of the consolidated financial statements for further details in the preparation our pro forma financial information.

See accompanying notes to consolidated financial statements

F-34

VIVAKOR, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIT)

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Non-controlling Interest	Total Stockholders' Equity (Deficit)
December 31, 2018	2,000,000	$2,000	230,256,188	$230,257	$13,363,511	$(20,000)	$(25,194,204)	$(7,181)	$(11,625,617)
Common Stock issued for reduction in liabilities	–	–	209,414	209	53,291	–	–	–	53,500
Common Stock issued for services	–	–	1,155,779	1,156	218,441	–	–	–	219,597
Exercise of Common Stock warrants	–	–	230,000	230	91,752	–	–	–	91,982
Conversion of temporary equity Series B, B-1, and C-1 Preferred Stock to Common Stock	–	–	53,492,583	53,492	11,018,527	–	–	–	11,072,019
Stock based compensation	–	–	–	–	48,421	–	–	–	48,421
Issuance of noncontrolling interest	–	–	–	–	–	–	–	1,464,000	1,464,000
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	–	–	(495,054)	–	(495,054)
Net loss	–	–	–	–	–	–	(2,159,242)	(114,965)	(2,274,207)
December 31, 2019	2,000,000	$2,000	285,343,964	$285,344	$24,793,943	$(20,000)	$(27,848,500)	1,341,854	$(1,445,359)
Common Stock issued for reduction in stock payable	–	–	20,000,000	20,000	11,780,000	–	–	–	11,800,000
Common Stock issued for a reduction in liabilities	–	–	274,922	275	135,718	–	–	–	135,993
Common Stock issued for cash	–	–	228,000	228	40,800	–	–	–	41,028
Common Stock issued for services	–	–	700,000	700	280,531	–	–	–	281,231
Conversion of temporary equity Series B, B-1, and C-1 Preferred Stock to Common Stock	–	–	31,132,130	31,132	7,562,684	–	–	–	7,593,816
Stock options issued for services	–	–	–	–	555,000	–	–	–	555,000
Stock based compensation	–	–	–	–	146,114	–	–	–	146,114
Issuance of noncontrolling interest	–	–	–	–	–	–	–	624,907	624,907
Dividend paid in Series B-1 Preferred Stock	–	–	–	–	–	–	(172,795)	–	(172,795)
Net loss	–	–	–	–	–	–	(2,183,697)	(687,672)	(2,871,369)
December 31, 2020	2,000,000	$2,000	337,679,020	$337,679	$45,294,790	$(20,000)	$(30,204,992)	$1,279,089	$16,688,566

See accompanying notes to consolidated financial statements

F-35

VIVAKOR, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	December 31,
	2020	2019
OPERATING ACTIVITIES:
Consolidated net loss	$(2,871,369)	$(2,274,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,562,622	1,524,274
Bad debt expense	13,645	12,000
Equity investment loss	37,665	72,871
Gain on extinguished debt	–	(607,536)
Common stock issued for services	281,231	219,597
Common stock options issued for services	555,000	–
Realized loss on conversion of note receivable	121,428	–
Unrealized gain- marketable securities	(2,614,338)	–
Deferred income taxes	466,164	588,403
Stock-based compensation	146,114	48,421
Changes in operating assets and liabilities:
Accounts receivable	(19,735)	(11,730)
Precious metal concentrate	16,519	–
Other assets	(2,549)	(250,590)
Right of use assets	285,345	(1,167,149)
Operating lease activities	(285,345)	1,167,151
Accounts payable	517,931	547,494
Accrued interest on notes receivable	(35,344)	(73,761)
Accrued interest on notes payable	71,361	9,288
Net cash used in operating activities	(1,753,655)	(195,474)

INVESTING ACTIVITIES:
Issuance of notes receivable	(10,441)	(112,122)
Payment on costs of patents	(18,854)	(81,210)
Purchase of equipment	(1,197,922)	(1,861,667)
Net cash used in investing activities	(1,227,217)	(2,054,999)

FINANCING ACTIVITIES:
Proceeds from long-term debt	–	2,418,142
Payment of long-term debt	(116,535)	(2,123,708)
Proceeds from loans and notes payable	2,231,796	89,960
Proceeds from the sale of common stock	41,028	–
Payment of notes payable	(6,323)	(1,480)
Proceeds from exercised stock warrants for cash	–	91,982
Issuance of noncontrolling interest	624,907	1,464,000
Net cash provided by financing activities	2,774,873	1,938,896

Net increase (decrease) in cash and cash equivalents	(205,999)	(311,577)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	604,903	916,480
CASH AND CASH EQUIVALENTS, END OF PERIOD	$398,904	$604,903

SUPPLEMENTAL CASHFLOW INFORMATION:
Cash paid during the year for:
Interest	–	–
Income taxes	–	–

Noncash transactions:
Conversion of Series B, B-1, and C-1 Preferred Stock to Common Stock	$7,593,816	$11,072,019
Stock issued for a reduction in liabilities	$11,935,993	$53,500
Dividend paid in Series B-1 Preferred Stock	$172,795	$495,054
Series C-1 Preferred Stock issued for the purchase of equipment	$–	$507,044
Extinguished debt for equity investment	$–	$25,314
Extinguished notes receivable for equity investment	$809,578	$800,000
Capitalized interest on construction in process	$1,025,852	$1,061,215

See accompanying notes to consolidated financial statements

F-36

VIVAKOR, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

Vivakor, Inc. (collectively “we”, “us,” “our,” “Vivakor” or the “Company”) is a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, which is currently focused on soil remediation in the United States and Kuwait, and we have corporate offices in Utah, California, and in Qatar. We specialize in the remediation of soil from properties contaminated by or laden with heavy crude oil and other substances. The Company was originally organized on November 1, 2006 as a limited liability company in the State of Nevada as Genecular Holdings, LLC. The Company’s name was changed to NGI Holdings, LLC on November 3, 2006. On April 30, 2008, the Company was converted to a C-corporation and changed its name to Vivakor, Inc. pursuant to Articles of Conversion filed with the Nevada Secretary of State.

On December 18, 2020, our Board of Directors and stockholders holding a majority of our outstanding voting shares, authorized a reverse stock split of each of the outstanding shares of the Corporation’s common stock, $0.001 par value per share, as well as each of the outstanding shares of the Corporation’s preferred stock, at a ratio to be determined by the Board of within a range of a minimum of a one-for-twelve (1-for-12) to a maximum of one-for-forty (1-for-40) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. The Board of Directors has not approved a stock split ratio as of the date of this report.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the COVID-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

COVID-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations. In March 2020 we temporarily suspended operations in Kuwait and Utah due to COVID-19 government restrictions and as of the date of this report we have not resumed operations in Kuwait.

Note 2. Liquidity

We have historically suffered net losses and cumulative negative cash flows from operations and, as of December 31, 2020, we had an accumulated deficit of approximately $30 million. As of December 31, 2020 we had cash of $309,404. To date we have financed our operations primarily through debt financing, private equity offerings and our working interest agreements. For the years ended December 31, 2020 and 2019, we issued $624,907 and $1,464,000 noncontrolling units of RDM, respectively, we received proceeds of none and $2,418,142 from our working interest agreements with VV UTSI and VV RII, made payments on our working interest agreements with VV UTSI and RII of $116,535 and $2,123,708, and we also received proceeds of $2,231,796 and $89,960 related to the issuance of convertible bridge notes and other loans. For the year ended December 31, 2020, as included in the proceeds above, we obtained Paycheck Protection Program loans for $295,745 that may be forgiven under the CARES Act, if we can demonstrate that the proceeds from the loan were used for eligible expenses. We also obtained a loan from the Small Business Administration in the amount of $299,900 in May 2020, as included in the proceeds above. We believe we have other liquid assets that may be used to assist in financing the operations of the Company if needed, including marketable securities in Odyssey and Scepter, which hold a fair value of $4,016,951 as of December 31, 2020 and have been deposited for trading. Subsequent to December 31, 2020, the Company has also obtained further financing of approximately $1,715,000 through the operations of Viva Wealth Fund I, LLC, and approximately $855,100 from various convertible promissory notes, and a PPP loan. We believe the liquid assets from the Company’s available for sale investments and provided from subsequent fundraising activities of the Company give it adequate working capital to finance our day-to-day operations for at least twelve months through April 2022.

F-37

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States. Separate pro forma earnings per share information has been prepared in the statements of operations for the years ended December 31, 2020 and 2019, giving the effect of the conversion of certain preferred stock in conjunction with an anticipated public offering of the Company’s common stock.

All figures are in U.S. dollars unless indicated otherwise.

Principles of Consolidation

The consolidated financial statements include the accounts of Vivakor, Inc., its wholly owned and majority-owned active subsidiaries, or joint ventures (collectively, the “Company”). Intercompany balances and transactions between consolidated entities are eliminated. Inactive entities have no value, assets or liabilities. Vivakor has the following wholly and majority-owned subsidiaries: Vivaventures Management Company, Inc., Vivaventures Energy Group, Inc. (99%), Vivaventures Oil Sands, Inc., Vivasphere, Inc., Vivasight, Inc. (inactive), and Vivathermic, Inc. (inactive). Vivakor maintains an interest in the following entities: Health America, Inc. (39%, inactive), VVPM 100, LLC (inactive), which is managed by Vivakor, VPM VII, LLC (inactive), which is managed by Vivakor, Vivakor Middle East, LLC (49%, consolidated), VivaRRT, LLC (50%, inactive). The Company withdrew from VivaVentures Precious Metal, LLC (39%, equity method investment) in July 2020. Vivakor manages and consolidates RPC Design and Manufacturing LLC, which includes a noncontrolling interest investment from Vivaopportunity Fund, LLC, which is also managed by Vivaventures Management Company, Inc. Vivakor has common officers with and consolidates Viva Wealth Fund I, LLC.

The Company follows ASC 810-10-15 guidance with respect to accounting for Variable Interest Entities (“VIE”). A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties, or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of the entity’s expected residual returns. Variable interests are contractual, ownership, or other pecuniary interests that change with changes in the fair value of the entity’s net assets. A party is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provides the party with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and losses/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in facts and circumstances. For the years ended December 31, 2020 and 2019 the following entities are considered to be a VIE and is consolidated in our consolidated financial statements: Viva Wealth Fund I, LLC (organized and operated during 2020) and RPC Design and Manufacturing, LLC. For the years ended December 31, 2020 and 2019 the following entities were considered to be a VIE, but were not consolidated in our consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion: Vivaventures UTSI, LLC, Vivaventures Royalty II, LLC, Vivaopportunity Fund, LLC, and International Metals Exchange, LLC. For the years ended December 31, 2020 and 2019 the unaudited financial information for the unconsolidated VIEs is as follows: Vivaventures UTSI, LLC held assets of $3,113,292 and $2,341,192 (where the primary asset represents a receivable from the Company), and liabilities of $41,894 and $40,019. Vivaventures Royalty II, LLC held assets of $2,117,066 and $1,776,360 (where the primary asset represents a receivable from the Company), and liabilities of $300. Vivaopportunity Fund LLC held assets of $2,119,972 and $1,793,000 (where the primary asset represents a noncontrolling interest in units of a consolidated entity of the Company) and no liabilities. International Metals Exchange, LLC held assets of $82,711 and none and liabilities of $4,900 and none.

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RPC Design and Manufacturing, LLC: The Company established RPC Design and Manufacturing, LLC (“RDM”) in December 2018 with a business purpose of manufacturing custom machinery and selling or leasing the manufactured equipment in long term contracts with financing or leasing activities to the Company. We own 100% of the voting rights in the RDM. We, as the sole general partner of RDM, have the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of RDM and take certain actions necessary to maintain RDM in good standing without the consent of the limited partners. RDM has entered into a license agreement with the Company indicating that while RDM builds custom machinery incorporating the Company’s hydrocarbon extraction technology, RDM will pay the Company a license fee of $500,000 per Remediation Processing Center manufactured. Creditors of RDM have no recourse to the general credit of the Company. For the years ended December 31, 2020 and 2019 investors in RDM have a noncontrolling interest of $2,110,000 and $1,464,000, respectively. We have the primary risk (expense) exposure in financing and operating the assets and are responsible for 100% of the operation, maintenance and any unfunded capital expenditures, which ultimately could be 100% of a custom machine, and the decisions related to those expenditures including budgeting, financing and dispatch of power. Based on all these facts, it was determined that we are the primary beneficiary of RDM. Therefore, RDM has been consolidated by the Company. Any intercompany revenue and expense associated with RDM and its license agreement with the Company has been eliminated in consolidation.

Viva Wealth Fund I, LLC: The Company assisted in designing and organizing Viva Wealth Fund I, LLC (“VWFI”) in November 2020, as a special purpose entity, for the purpose of manufacturing, leasing and selling custom equipment solely to the Company. The Company commenced co-managing VWFI with Wealth Space, LLC, an unaffiliated entity, but as of the date of this report Wealth Space, LLC is the sole manager. The Company has been retained by the manager and continues to have common officers with VWFI, including our CEO and CFO, who will assist in the day-to-day operations. VWFI has also retained the Company to act as its sole Plant manager, and we will manage and direct all of the manufacturing, leasing and selling of custom equipment in behalf of VWFI to the Company. In November 2020, VWFI commenced a $25,000,000 private placement offering to sell convertible promissory notes, which convert to VWFI LLC units, to accredited investors to raise funds to manufacture equipment that will expand the Company’s second RPC. In the event that VWFI does not raise at least $6,250,000 by the offering termination date (November 13, 2021, which date may be extended until November 13, 2022 in the sole discretion of the Company), then the convertible notes and/or units would convert into Vivakor common stock where the minimum conversion price will not be lower than 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e. The Nasdaq Capital Market or New York Stock Exchange). As of April 1, 2021 VWFI has raised approximately $3,135,000 of the $6,250,000. VWFI unit holders may also sell their units to the Company for their principal investment amount on the 3rd, 4th, and 5th anniversary of the offering termination date. The Company also has the option to purchase any LLC units where the members did not exercise their conversion option under the same terms and pricing. VWFI has entered into a license agreement with the Company indicating that VWFI will pay the Company a license fee of $1,000,000 per series of equipment manufactured with the Company’s proprietary technology. All of the operations of VWFI relate to private placement offering to fund and manufacture proprietary equipment for the Company, as intended in VWFI’s design and organization by the Company, so that the Company controls VWFI in its business purpose, use of proceeds, and selling and leasing of its equipment solely to the Company. Creditors of VWFI have no recourse to the general credit of the Company. We have the primary risk (expense) exposure in financing and operating the assets and are responsible for 100% of the operation, and any unfunded capital expenditures, and the expense to the unit holders in conversion to common stock if series of equipment cannot be fully funded, which ultimately could be 100% of any custom machine. We are responsible for the decisions related to the expenditures of VWFI proceeds including budgeting, financing and dispatch of power surrounding the series of equipment. Based on all these facts, it was determined that we are the primary beneficiary of VWFI. Therefore, VWFI has been consolidated by the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents. As of December 31, 2020 and 2019, the Company does not have any cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2020 and 2019, the Company had bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company annually evaluates the rating of the financial institutions in which it holds deposits. As of December 31, 2020 and 2019, the Company has cash attributed to variable interest entities of $89,500 and $511,542.

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Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimated allowance for doubtful accounts, if deemed necessary by management, and based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts, if any, by identifying troubled accounts and by using historical experience applied to an aging of accounts. An allowance for doubtful accounts was considered necessary by management as of December 31, 2020 and 2019 in the amounts of $33,000 and $21,000, respectively.

Equity Method Investments

Consolidated net income (loss) includes the Company’s proportionate net income or loss of equity investments. The carrying value of the Company’s equity method investments is increased and decreased by the Company’s proportionate share of the net income or loss of the investee. The carrying value of our equity method investment is also decreased by dividends the Company receives from the investee. As of December 31, 2020 and 2019 the equity method investments consisted of the following:

In 2019 the Company had an investment of $800,000 or 800,000,000 shares of common stock, or a diluted 23% equity holding in Scepter Holdings, Inc. (ticker: BRZL, OTC Markets). In the fourth quarter of 2020, the Company was diluted to a 19% equity holding in Scepter Holdings, Inc., and was no longer deemed to have significant influence and ceased to be an equity investment, and as the stock is traded on an active market, the Company has classified the investment as trading securities for the year ended December 31, 2020 with the change in unrealized gains and losses on the investment included in the statement of operations (see Note 5). For the years ended December 31, 2020 and 2019, the Company was attributed a loss on this equity investment in the amount of $37,665 and $72,871. There were no distributions to the Company in 2020 or 2019 from Scepter Holdings, Inc. As of December 31, 2019 the net value of equity investment was $727,129. As of December 31, 2020 and 2019, the Company’s Chief Executive Officer has an immediate family member who is sits on the board of directors of Scepter Holdings, Inc. The Company’s 800,000,000 shares of common stock of Scepter Holdings, Inc. have a market value of approximately $13,680,000  as of April 1, 2021 based on the quoted market price.

As of December 31, 2019, the Company held a 39% interest in Vivaventures Precious Metals, LLC for which the fair value of this investment is none. In July 2020, the Company withdrew from this LLC.

Cost Method Investments

Investments in marketable securities consist of equity securities recorded at fair value. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. We analyze our marketable securities in accordance with Accounting Standard Codification 321 (“ASC 321”). Valuations for marketable securities are based on quoted prices for identical assets in active markets. Where marketable securities were found not be part of an actively traded market, we made a measurement alternative election and estimate the fair value at cost of the investment minus impairment.

As of December 31, 2020 and 2019, the Company owns 1,000 Class A LLC Units in each of the following entities, which are not consolidated: Vivaopportunity Fund LLC, Vivaventures UTSI, LLC and Vivaventures Royalty II, LLC. In 2020 the Company purchased 1,000 Class A Units in International Metals Exchange, LLC. In aggregate these units amount to $4,000 and $3,000 as of December 31, 2020 and 2019. These Class A Units give the Company’s management control of the entities but lack the necessary economics criterion, where the Company lacks the obligation to absorb losses of these entities, as well as the right to receive benefits from the LLCs.

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As of December 31, 2019, the Company owned 2,500,000 shares of common stock in Odyssey Group International, Inc. (ticker: ODYY, OTC Markets), at a cost of $25,000. For the year ended December 31, 2020, the Company noted that this investment began trading on an active market and accounted for such securities based on the quoted price from the OTC Markets where the stock is currently traded (See Note 5). As of December 31, 2019, the Company accounted for such securities at cost minus impairment due to the investment not being traded on an active market noting that the stock was thinly traded.

Convertible Instruments

The Company reviews the terms of convertible debt and preferred stock for indications requiring bifurcation, and separate accounting for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company or the number of shares is variable are bifurcated and accounted for as derivative financial instruments. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires the allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the host instrument. The resulting discount to the debt instrument or the redemption value of convertible preferred securities is accreted through periodic charges to interest expense over the term of the agreements or to dividends over the period to the earliest conversion date using the effective interest rate method, respectively.

Derivative Financial Instruments

The Company does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants to purchase the Company’s common stock and the embedded conversion features of debt and preferred instruments that are not considered indexed to the Company’s common stock are classified as liabilities when either (a) the holder possesses rights to net-cash settlement, (b) physical or net share settlement is not within the control of the Company, or (c) based on its anti-dilutive provisions. In such instances, net-cash settlement is assumed for financial accounting and reporting. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Fair value for embedded conversion features and option-based derivative financial instruments is determined using the Monte Carlo Simulation or the Black-Scholes Option Pricing Model, respectively.

Other convertible instruments that are not derivative financial instruments are accounted for by recording the intrinsic value of the embedded conversion feature as a discount from the initial value of the instrument and accreting it back to face value over the period to the earliest conversion date using the effective interest rate method.

Leases

Effective January 1, 2019, we adopted Accounting Standards Codification 842, Leases ("ASC 842"). We determine if an arrangement contains a lease at inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances.

We are the lessee in a lease contract when we obtain the right to control the asset. Operating lease right-of-use ("ROU") assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on our consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of operations. We determine the lease term by assuming the exercise of renewal options that are reasonably certain. As most of our leases do not provide an implicit interest rate, we use our local incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. ASC 842 is effective for us beginning on January 1, 2019. As of December 31, 2020 and 2019, we recorded right-of-use assets of $881,804 and $1,167,149 and lease obligations of $895,395 and $1,171,452. On adoption, we recognized additional liabilities, with corresponding ROU assets based on the present value of the lease payments over the lease term under current leasing contracts for existing operating leases. There was no statement of operations or cash flow statement impact on adoption, nor were prior periods adjusted.

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The effects of the changes made to our balance sheet at adoption were as follows:

	Balance at December 31, 2018	Impact from ASU 2016-02 Adoption	Balance at January 1, 2019
Financial statement line item:
Right-of-use assets- operating leases	$–	$130,383	$130,383
Current lease liabilities	$–	$(130,383)	$(130,383)

Long Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the fair value of the related asset. No impairment charges were incurred during the years ended December 31, 2020 and 2019 as the Company was still in the early phases of our business plan and operating losses were expected in our early phases. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Property and equipment, net

Property and equipment are stated at cost or fair value when acquired. Depreciation is computed by the straight-line method and is charged to the statement of operations over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the term of the related lease. Impairment losses are recognized for long-lived assets, including definite-lived intangibles, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. Impairment losses are measured by comparing the fair value of the assets to their carrying amount.

Interest on long-term debt for the development or manufacturing of Company assets is capitalized to the asset until the asset enters production or use, and thereafter all interest is charged to expense as incurred. Maintenance and repairs are charged to expense as incurred. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the term of the related lease.

The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1-5 years
Machinery and equipment	3-5 years
Vehicles	5 years
Furniture and fixtures	5 – 10 years
Precious metal extraction machinery (heavy extraction equipment)	10 years
Remediation Processing Centers (heavy extraction and remediation equipment) (“RPC”)	20 years
Leasehold improvements	Lesser of the lease term or estimated useful life

Equipment that is currently being manufactured is considered construction in process and is not depreciated until the equipment is placed into service.

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Intangible Assets:

We account for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other” (“ASC 350”). Intangible asset amounts represent the acquisition date fair values of identifiable intangible assets acquired. The fair values of the intangible assets were determined by using the income approach, discounting projected future cash flows based on management’s expectations of the current and future operating environment. The rates used to discount projected future cash flows reflected a weighted average cost of capital based on our industry, capital structure and risk premiums including those reflected in the current market capitalization. Definite-lived intangible assets are amortized over their useful lives, which have historically ranged from 10 to 20 years. The carrying amounts of our definite-lived intangible assets are evaluated for recoverability whenever events or changes in circumstances indicate that the entity may be unable to recover the asset’s carrying amount.

We assess our intangible assets in accordance with ASC 360 “Property, Plant, and Equipment” (“ASC 360”). Impairment testing is required when events occur that indicate an asset group may not be recoverable (“triggering events”). As detailed in ASC 360-10-35-21, the following are examples of such events or changes in circumstances (sometimes referred to as impairment indicators or triggers): (a) A significant decrease in the market price of a long-lived asset (asset group) (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition. (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group) (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group) (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The term more likely than not refers to a level of likelihood that is more than 50 percent. We have evaluated our intangible assets and found that certain losses and a delay in our business plan does not constitute a triggering event for our intangible assets, and we have assessed that there to be no impairment for the years ended December 31, 2020 and 2019.

Share-Based Compensation

Share-based compensation is accounted for based on the requirements of ASC 718, “Compensation-Stock Compensation’ (“ASC 718”) which requires recognition in the financial statements of the cost of employee, consultant, or director services received in exchange for an award of equity instruments over the period the employee, consultant, or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee, consultant, or director services received in exchange for an award based on the grant-date fair value of the award.

Income tax

Deferred income taxes are provided on the asset and liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Our annual effective tax rate is based on our income and the tax laws in the various jurisdictions in which we operate. Judgment is required in determining our annual tax expense and in evaluating our tax positions. We establish reserves to remove some or all of the tax benefit of any of our tax positions at the time we determine that the position becomes uncertain based upon one of the following conditions: (1) the tax position is not "more likely than not" to be sustained; (2) the tax position is "more likely than not" to be sustained, but for a lesser amount; or (3) the tax position is "more likely than not" to be sustained, but not in the financial period in which the tax position was originally taken. For purposes of evaluating whether or not a tax position is uncertain, (1) we presume the tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information; (2) the technical merits of a tax position are derived from authorities such as legislation and statutes, legislative intent, regulations, rulings and case law and their applicability to the facts and circumstances of the tax position; and (3) each tax position is evaluated without considerations of the possibility of offset or aggregation with other tax positions taken. We adjust these reserves, including any impact on the related interest and penalties, in light of changing facts and circumstances, such as the progress of a tax audit. See Note 19 for further information on income tax.

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Revenue Recognition

Effective January 1, 2018, we adopted Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"). Approximately 96% of our sales consist of the sale of precious metals with a commitment to deliver precious metals to the customer, and revenue is recognized on the settlement date, which is defined as the date on which: (1) the quantity, price, and specific items being purchased have been established, (2) metals have been shipped to the customer, and (3) payment has been received or is covered by the customer’s established credit limit with the Company.

The new standard contains a five-step approach that entities will apply to determine the measurement of revenue and timing of when it is recognized, including (i) identifying the contract(s) with a customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to separate performance obligations, and (v) recognizing revenue when (or as) each performance obligation is satisfied. The new standard requires a number of disclosures intended to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue, and the related cash flows. The disclosures include qualitative and quantitative information about contracts with customers, significant judgments made in applying the revenue guidance, and assets recognized from the costs to obtain or fulfill a contract.

In order to ensure the revenue recognition in the proper period, we review material sales contracts for proper cut-off based upon the business practices and legal requirements of each country

Our performance obligation generally consists of the promise to sell products or complete services to our customers. Control of the products is transferred upon shipment to our customers' locations, as determined by the specific terms of the contract. Upon transfer of control to the customer, which completes our performance obligation, revenue is recognized. Services are completed upon the terms of each contract, specifically in regard to remediation, when the tonnage of contaminated soil is completed and tested our performance obligation is completed and revenue is recognized. After completion of our performance obligation, we have an unconditional right to consideration as outlined in the contract. Historically, we have not accepted returns so there are no sales allowances. Due to the nature of the product we do accept returns. Our receivables will generally be collected in less than nine months, in accordance with the underlying payment terms.

Advertising Expense

Advertising costs are expensed as incurred. The Company did not have advertising expense for the years ended December 31, 2020 and 2019.

Recent Accounting Pronouncements

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have irrevocably elected to opt-out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

In December 2019, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2019-12, Simplifying the Accounting for Income Taxes, which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating taxes during the quarters and the recognition of deferred tax liabilities for outside basis differences. This guidance also simplifies aspects of the accounting for franchise taxes and changes in tax laws or rates, as well as clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for the Company beginning January 1, 2021. We are currently evaluating the impact that ASU 2019-12 may have on our consolidated financial statements.

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which improves Convertible Instruments and Contracts in an Entity’s Own Equity and is expected to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas. We are currently evaluating the impact that ASU 2020-06 may have on our consolidated financial statements.

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Net Income/Loss Per Share

Basic net income (loss) per share is calculated by subtracting any preferred interest distributions from net income (loss), all divided by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net income (loss) per common share is computed by dividing the net income (loss) by the weighted-average number of common share equivalents outstanding for the period determined using the treasury stock method if their effect is dilutive. Potential dilutive instruments for the years ended December 31, 2020 and 2019 include the following: convertible notes payable convertible into approximately 1,072,954 and 551,830 shares of common stock, convertible Series A preferred stock convertible into 20,000,000 shares of common stock (in the event of a public offering of the Company’s common stock this will convert to 25,000,000 shares), convertible Series B preferred stock convertible into approximately 6,507,492 and 36,009,711 shares of common stock, convertible Series B-1 preferred stock convertible into approximately 14,031,834 and 23,544,455 shares of common stock, convertible Series C-1 preferred stock convertible into approximately 7,658,680 and 12,117,160 shares of common stock, stock options granted to employees of 5,500,000 shares of common stock, stock options granted to Board members or consultants of 14,000,000 shares of common stock, and warrants of none and 10,080,000 shares of common stock. As of December 31, 2019, a stock payable for 20,000,000 shares of common stock was also outstanding.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We believe our critical accounting estimates relate to the following: Recoverability of current and noncurrent Assets, revenue recognition, stock-based compensation, income taxes, effective interest rates related to long-term debt, marketable securities, cost basis and equity method investments, lease assets and liabilities, equity method investments, valuation of stock used to acquire assets, and derivatives.

While our estimates and assumptions are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions.

Fair Value of Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2: Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

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Level 3: Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the consolidated balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their estimated fair market values based on the short-term maturity of these instruments. The recorded values of notes payable approximate their current fair values because of their nature, rates, and respective maturity dates or durations.

Note 4. Prepaid Expenses and Other Assets

As of December 31, 2020 and 2019, our prepaid expenses and other assets consist of the following:

	December 31,	December 31,
	2020	2019
Prepaid expense on option to purchase land, net (a)	$–	$117,889
Deposits (b)	87,052	84,503
Total Prepaid Expenses and Other Assets	$87,052	$202,392

(a) The Company entered into an Option Agreement in July 2019 for the exclusive right to purchase certain real property commonly known as Asphalt Ridge. The right to purchase the land was purchased for $200,000, which would be applied as a payment on the land if the option is exercised to purchase the land. The agreement gives the Company 12 months for due diligence and to operate on the land. The agreement grants the Company the option to extend the option for an additional 6 months for a cost of $200,000. The Company capitalized the cost of legal expense for this option in the amount of $2,096 bringing the gross value of the option to $202,096. The Company amortized the prepaid over the life of the agreement, 12 months. For the years ended December 31, 2020 and 2019 amortization expense was $117,889 and $84,207. In July 2020, the landowner agreed to amend the Option Agreement to extend the term of this option for an additional 6 months at no cost to the Company. As of December 31, 2020, the Option Agreement has expired, and the Company is currently negotiating an agreement to provide for such option to continue. As the Company negotiates extending the option, it is continuing to operate on the land, pursuant to an arrangement with the landowner.

(b) Various deposits with vendors, professional service agents, or security deposits on office and warehouse leases.

Note 5. Marketable Securities

Investments in marketable securities consist of equity securities recorded at fair value. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. We analyze our marketable securities in accordance with Accounting Standard Codification 321 (“ASC 321”). Valuations for marketable securities are based on quoted prices for identical assets in active markets. Where marketable securities were found not be part of an actively traded market, we made a measurement alternative election and estimate the fair value at cost of the investment minus impairment.

F-46

As of December 31, 2019, the Company owned 2,500,000 shares of common stock in Odyssey Group International, Inc. (“Odyssey”) ticker: ODYY, OTC Markets, at a cost of $25,000. As of December 31, 2019, the Company accounted for such securities at cost minus impairment due to the investment not being traded on an active market noting that the stock was thinly traded. In June 2020, the Company converted the outstanding balance of $809,578 of its note receivable with Odyssey into 809,578 shares of Odyssey common stock according to the terms of the note receivable. As of December 31, 2020, the Company owns 3,309,578 shares of Odyssey common stock. The Company noted that Odyssey’s common stock began trading on an active market and classified them as trading securities with the change in unrealized gains and losses on the investment included in the statement of operations. As of December 31, 2020, these marketable securities are classified as trading securities. The Company accounted for such securities based on the quoted price from the OTC Markets where the stock is traded which resulted in the Company recording an unrealized loss on these marketable securities of $56,198 for the year ended December 31, 2020.

In 2019 the Company had an investment of $800,000 or 800,000,000 shares of common stock, or a diluted 23% equity holding in Scepter Holdings, Inc. (“Scepter”), ticker: BRZL, OTC Markets. In the fourth quarter of 2020, the Company was diluted to a 19% equity holding in Scepter, and was no longer deemed to have significant influence and ceased to be an equity investment, and as the stock is traded on an active market, the Company has classified the investment as trading securities for the year ended December 31, 2020 with the change in unrealized gains and losses on the investment included in the statement of operations. As of December, 31, 2020, the Company owns 800,000,000 shares of Scepter. The Company classified these marketable securities as trading securities with the change in unrealized gains and losses on the investment included in the statement of operations. The Company accounted for such securities based on the quoted price from the OTC Markets where the stock is traded which resulted in the Company recording an unrealized gain on marketable securities of $2,670,536 for the year ended December 31, 2020. As of December 31, 2020 and 2019, the Company’s Chief Executive Officer has an immediate family member who sits on the board of directors of Scepter Holdings, Inc.

As of December 31, 2020, marketable securities were $4,016,951. For the year ended December 31, 2020, the Company recorded a total unrealized gain on marketable securities in the statement of operations of $2,614,338.

Note 6. Inventories

Inventories consist primarily of raw materials (including tar-sand stockpiles) and finished goods (which includes Fenix iron). Inventories are valued at the lower of cost or market (net realizable value). The tar-sand stockpiles consist of 400,000 tons of tar sand stockpile and are anticipated to be used as test material for our extraction remediation units. The stockpiles were acquired at a cost of approximately $0.83 per ton or $333,744. The nano Fenix Iron are finished goods that have a 20-year shelf life and were acquired at cost for $192,000.

Note 7. Precious Metal Concentrate

Precious metal concentrate includes metal concentrates located at the Company’s facilities. Concentrates consist of gold, silver, platinum, palladium, and rhodium. Precious metal concentrate was acquired from our funding agreements for extraction operations with Vivaventures Precious Metals LLC from 2013 through 2016. Our precious metal concentrate requires further refining to be sold as a finished product and is valued at the lower of cost or market (net realizable value).

As of December 31, 2020 and 2019, the Company carried a refining reserve of $1,166,709 and $1,183,229 against its precious metal concentrate asset based on estimates that the Company received if it were to sell the precious metal concentrate in its current concentrated form to processing refineries. The Company intends to sell our precious metal concentrate in its current state or refine it into dore bars for sale or monetization and investment purposes. In July 2020, the Company entered into an agreement with International Metals Exchange, LLC (“IME”, a related party) giving IME the option to purchase approximately 1,331 ounces of our precious metal concentrate for approximately $2,800,000. As of December 31, 2020, the Company has sold $54,250 of the precious metal concentrate through this option.

As of December 31, 2020 and 2019 the net realizable value of our precious metal concentrate is $1,166,709 and $1,183,228.

F-47

Note 8. Notes Receivable

Notes receivable consist of the following:

	December 31,
	2020	2019
Related party receivable (a)	$–	$2,202
Odyssey Group International, Inc. note receivable (b)	–	779,176
Scepter Holdings, Inc. note receivable (c)	78,455	63,514
Total Notes Receivable	$78,455	$844,892

(a) In 2019, the Company loaned $2,202 to Vivaopportunity Fund, LLC, which holds a noncontrolling interest in our consolidated financial statements. As of December 31, 2020, the $2,202 has been repaid. The Company is not required to provide any subordinated support to this entity.

(b) We entered into a Master Revolving Note with Odyssey Group International, Inc., (ticker: ODYY, OTC Markets) in January 2017 for the Company to lend up to $450,000 to the holder. The note accrued interest at a rate of 12.5% per annum and accrued monthly on the outstanding principal. The loan was amended in November 2017 to extend the maturity date to lend up to $750,000 and it extended the maturity to January 2020. All outstanding principal and accrued interest of $809,578 was converted to the borrower’s common stock in June 2020 at $1.00 per share for 809,578 shares of common stock.

(c) We entered into a Master Revolving Note with Scepter Holdings, Inc. (ticker: BRZL, OTC Markets) in January 2019 for the Company to lend up to $70,000 to the holder. The note accrues interest at a rate of 7% per annum and accrues monthly on the outstanding principal. The note is convertible into common shares of Scepter Holdings, Inc. at a rate of $0.002 per share or a 50% discount to market on the date of conversion, whichever is less. The note matured in January 2020 and was amended to extend the maturity for an additional year with a maturity of January 2022 and the maximum amount of note was increased to $100,000.

Note 9. Property and Equipment

The following table sets forth the components of the Company’s property and equipment at December 31, 2020 and 2019:

	December 31, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Depreciation	Net Book Value	Gross Carrying Amount	Accumulated Depreciation	Net Book Value

Office furniture and equipment	$14,998	$2,088	$12,910	$9,617	$229	$9,388
Vehicles	48,248	16,657	31,591	48,248	7,007	41,241
Precious metal extraction machine- 1 ton	2,280,000	228,000	2,052,000	2,280,000	228,000	2,052,000
Precious metal extraction machine- 10 ton	5,320,000	532,000	4,788,000	5,320,000	532,000	4,788,000

Construction in process:
Nanosponge prototype	17,103	–	17,103	17,103	–	17,103
Bioreactors	1,440,000	–	1,440,000	1,440,000	–	1,440,000
Cavitation device	5,000	–	5,000
Remediation Processing Unit 1	5,558,949	–	5,558,949	4,983,731	–	4,983,731
Remediation Processing Unit 2	4,149,793	–	4,149,793	2,496,732	–	2,496,732
Remediation Processing Unit 3	97,353	–	97,353	97,353	–	97,353
Total fixed assets	$18,931,444	$778,745	$18,152,699	$16,692,784	$767,236	$15,925,548

F-48

For the year ended December 31, 2019 the Company paid $507,044 with 42,254 shares of Series C-1 Preferred Stock for equipment, which has been valued based on similar cash purchases of the Series C-1 Preferred Stock at $0.40 per share. For the years ended December 31, 2020 and 2019 depreciation expense was $11,508 and $6,843. For the years ended December 31, 2020 and 2019 capitalized interest to equipment from debt financing was $1,025,852 and $1,061,215. Equipment that is currently being manufactured is considered construction in process and is not depreciated until the equipment is placed into service. Equipment that is temporarily not in service is not depreciated until placed into service.

Note 10. License Agreements

On August 17, 2017, the Company purchased rights to an exclusive license for the applications and implementations involving the Nanosponge Technology and to use and develop the Nanosponge as we see fit at our sole discretion. The Nanosponge contribution in the Company’s processes is to facilitate a cracking process whereby remediated or extracted oil may be further refined from a crude product to a diesel fuel. The license was valued at $2,416,572 and is amortized over its useful life of 20 years. As of December 31, 2020 and 2019 the accumulated amortization of the license was $402,762 and $281,933. For the years ended December 31, 2020 and 2019 amortization expense of the license was $120,829 and $120,828. Amortization expense for the years 2021 through 2024 is $120,829 in each respective year. As of December 31, 2020 and 2019 the net value of the license is $2,013,810 and $2,134,639.

Note 11. Intellectual Property, Net

The Company entered into a Contribution Agreement dated January 5, 2015, where proprietary information and intellectual property related to certain petroleum extraction technology (also known as hydrocarbon extraction technology) suitable to extract petroleum (or hydrocarbons) from tar sands and other sand-based ore bodies, and all related concepts and conceptualizations thereof (the “Extraction Technology”) was contributed to VivaVentures Energy Group, Inc., a 99% majority-owned subsidiary of Vivakor, and was assessed a fair market value of $16,385,157, which consists of the consideration of $11,800,000 and the Company assuming a deferred tax liability in the amount of $4,585,157. All ownership in the Extraction Technology (including all future enhancements, improvements, modifications, supplements, or additions to the Extraction Technology) was assigned to the Company and is currently being applied to the Company Remediation Processing Centers, which are the units that remediate material. The Extraction Technology is amortized over a 20-year life. For the years ended December 31, 2020 and 2019 the amortization expense of the patents was $819,258. Amortization expense for the years 2021 through 2024 is $819,258 in each respective year. As of December 31, 2020 and 2019 the net value of the Extraction Technology is $11,537,881 and $12,357,139.

In 2019, the Company began the process of patenting the Extraction Technology and all of its developments and additions since the acquisition, and we have filed a series of patents and capitalized the costs of these patents. As of December 31, 2020 and 2019, the capitalized costs of these patents are $100,064 and $81,210. The patents were placed in service in 2021, at which time the Company will be begin amortizing the cost over the patent useful life.

The Company entered into an asset purchase agreement dated September 5, 2017, where two patents (US patent number 7282167- Method and apparatus for forming nano-particles and US patent number 9272920- System and method for ammonia synthesis) were purchased and attributed a fair market value of $4,931,380, which consists of the consideration of $3,887,982 and the Company assuming a deferred tax liability in the amount of $1,043,398. The patents grant the Company ownership of a nano catalyst technology that facilitates chemical manufacturing, with a focus on the production of ammonia, specifically for the gas phase condensation process used to create the iron catalyst. The nano catalyst accelerators make the Haber-Bosch process more efficient by increasing the active surface area of standard commercial iron catalysts, thereby lowering the reaction temperature and pressure required for the Haber-Bosch process to occur. As a result, less energy is needed to complete the reaction and create ammonia. The patents are amortized over their useful life of 10 years. For the years ended December 31, 2020 and 2019 the amortization expense of the patents was $493,138. Amortization expense for the years 2021 through 2025 is $493,138 in each respective year. As of December 31, 2020 and 2019 the net value of the patents was $3,328,682 and $3,821,820.

F-49

The following table sets forth the components of the Company’s intellectual property at December 31, 2020 and 2019:

	December 31, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value

Extraction Technology patents	$100,064	$–	$100,064	$81,210	$–	$81,210
Extraction Technology	16,385,157	4,847,276	11,537,881	16,385,157	4,028,018	12,357,139
Ammonia synthesis patents	4,931,380	1,602,698	3,328,682	4,931,380	1,109,560	3,821,820
Total Intellectual property	$21,416,601	$6,449,974	$14,966,627	$21,397,747	$5,137,578	$16,260,169

Note 12. Accounts Payable and Accrued Expenses

Accounts payable consist of the following:

	December 31,
	2020	2019
Accounts payable	$1,003,953	$583,966
Office access deposits	705	1,490
Accrued compensation	101,920	125,000
Accrued tax penalties and interest	244,230	161,411
Accounts payable and accrued expenses	$1,350,808	$871,867

As of December 31, 2020 and 2019 accounts payable attributed to variable interest entities was none and $161,415.

Note 13. Stock Payable

As of December 31, 2019, the Company had an outstanding payable of $11,800,000 payable in common stock to Sustainable Fuels, Inc. (“SFI”) for the Extraction Technology (See Note 11). Before the Common Stock was issued, the owner of SFI died and the matters and affairs of his estate were passed to the executor of his estate. We attempted to contact SFI and the executor of the estate multiple times to issue and send the common stock to the company or appropriate successor of the estate to no avail. As of December 31, 2020, the Company was able to make contact with the new owner of SFI and has issued 20,000,000 shares of Common Stock to SFI per the terms of the agreement.

F-50

Note 14. Loans and Notes Payable

Loans and Notes payable consist of the following:

	December 31,
	2020	2019
Various promissory notes and convertible notes (a)	$50,960	$80,212
Novus Capital Group LLC Note (b)	363,231	334,775
TriValley & Triple T Notes (c)	295,543	247,192
National Buick GMC (d)	25,643	31,966
Various Convertible Bridge Notes, net of debt discounts of $67,605 (e)	774,522	–
Blue Ridge Bank (f)	205,100	–
Small Business Administration (g)	305,054	–
JP Morgan Chase Bank (h)	90,645	–
Various Promissory Notes (i)	735,000	–
Total Notes Payable	$2,845,698	$694,145

Loans and notes payable, current	$1,332,770	$662,179
Loans and notes payable, current attributed to variable interest entity	735,000	31,966
Loans and notes payable, long term	$777,928	$–

_____________

	Principal	Interest	Total
2021	$2,067,770	$7,997	$2,075,767
2022	78,857	12,874	91,731
2023	306,546	12,361	318,907
2024	11,545	11,819	23,364
2025	18,231	11,010	29,241
Thereafter	362,749	160,022	522,771
Total	$2,845,698	$216,083	$3,061,781

(a) From 2013 through 2018 the Company issued a series of promissory notes and convertible notes with various interest rates ranging up to 12% per annum. The convertible notes convert at the holder’s option after 1 year of issuance and may be converted into shares of common stock. The conversion price is generally equal to the specified per share conversion rate as noted in the note agreements. In 2019 a series of the promissory note holders agreed to settle $632,850 in notes payable for 2,531,400 shares of marketable securities of Odyssey Group International, Inc. owned by the Company. The Company converted $25,314 of its convertible note receivable into 2,531,400 shares of Odyssey Group International, Inc. and transferred these shares to the note holders to extinguish the notes payable and has accounted for these marketable securities at cost or $25,314 and recorded a $607,536 gain on the extinguishment of debt in “Gain (loss) on extinguishment of debt” in the accompanying consolidated statement of operations.

(b) On September 5, 2017, the Company acquired patents in the amount of $4,931,380 in which the Company also agreed to assume the encumbering debt on asset in the amount of $334,775 due in December 2019 with no interest accruing until 2020 and a deferred tax liability of $1,043,398. The Company has agreed with the holder of the encumbering debt to extend the note to July 2, 2021 and accrue interest at 7% per annum commencing January 1, 2020 through July 1, 2020, and 10% per annum commencing July 2, 2020 and thereafter.

(c) The balance of these outstanding notes is due to related parties, specifically the 51% owner of Vivakor Middle East LLC, in which the Company owns 49% and consolidates this entity in its consolidated financial statements. The loans were granted to Vivakor Middle East LLC by the majority owner for operational use with only the agreement of repayment from the net proceeds of such entity’s operations once it commences scaled up operations. No interest accrues on the loans, and no specific maturity date has been agreed upon. On March 10, 2021, the Company entered into a master revolving note with Triple T Trading Company LLC to set forth the relationship of the parties to retain the previous terms of the note payable to Triple T Trading Company LLC, but to include a note maturity of March 20, 2023 and maximum lending amount of 1,481,482 QAR or approximately $400,000, valued at an exchange rate of approximately $0.27 per QAR on March 10, 2021.

(d) In May 2019, the Company purchased a vehicle for $36,432 and financed $34,932 over six years with an interest rate of 6.24% per annum. Monthly payments of $485 are required and commenced in July 2019.

F-51

(e) In 2020 the Company entered into various convertible promissory notes as follows:

In 2020 the Company entered into convertible promissory notes with an aggregate principal of $433,000. The notes accrue interest at 10% per annum and have a maturity of the earlier of 12 months or the consummation of the Company listing its Common Stock on a senior stock exchange. The notes are convertible at the Company’s option into shares of the Company’s common stock at a price equal to 80% of the opening price of the Company’s common stock on the national exchange or the offering price paid by the investors in the financing in connection with the uplist, whichever is lower, or (ii) repaid in cash in an amount equal to the indebtedness being repaid plus a premium payment equal to 15% of the amount being repaid. If an event of default has occurred and the Company does not convert the amounts due under the Note into the Company’s common stock, then the Company will have the option to convert the outstanding indebtedness into shares of the Company’s common stock at a price equal to 80% of the weighted average trading price of the Company’s common stock on the OTC Markets, or be repaid in cash in an amount equal to all principal and interest due under the Note.

On October 13, 2020, the Company entered into a convertible promissory note in an amount of $280,500 having an interest rate of 12% per annum. The note bears a 10% Original Issue Discount. The loan shall mature in 1 year and may be convertible at the lower of $0.40 or 80% of the lowest median daily traded price over ten trading days prior to conversion, but in the event of a Qualified Uplist the note may be converted at a 30% discount to market. The Company also issued 100,000 restricted shares with no registration rights in conjunction with this note, which was recorded as a debt discount in the amount of $44,000, which is amortized to interest expense over the term of the agreements using the effective interest method.

On November 23, 2020, the Company entered into a convertible promissory note in an amount of $165,000 having an interest rate of 8% per annum. The note bears a $15,000 Original Issue Discount. The loan shall mature in nine months and may be convertible at the $0.40 per share. If an event of default occurs, the conversion price shall be the lesser of $0.25 cents or 70% of the lowest traded price in the prior twenty trading days immediately preceding the notice of conversion. In the event of an Uplist, the conversion price shall equal the lower of 80% of the opening price of the Company’s shares of Common Stock, as listed on the Senior Exchange, on the first day on which the Company’s shares are traded thereon (representing a 20% discount), or 80% of the offering price of the Company’s shares of Common Stock, as offered in a financing in connection with the Uplisting (representing a 20% discount). The Company also issued 50,000 restricted shares with no registration rights in conjunction with this note, which was recorded as a debt discount in the amount of $23,605, which is amortized to interest expense over the term of the agreements using the effective interest method.

(f) In May 2020, the Company entered into a Paycheck Protection Program loan agreement with Blue Ridge Bank, subject to the Small Business Administration’s (“SBA”) Paycheck Protection Program. The loan carries an annual interest rate of one (1) percent per annum with payment beginning in the seventh month with monthly payments required until maturity in the 18th month. The loan may be fully forgivable according to the CARES Act if the Company can provide proper documentation for the use of the proceeds of the loan. The Company has achieved the milestones for loan forgiveness and anticipates that this debt will be forgiven in full in 2021.

(g) From May through August 2020, the Company entered into various loan agreements with the Small Business Administration for an aggregate loan amount of $299,900. The loans carry an interest rate of 3.75% per annum. The loans shall mature in 30 years.

(h) In July 2020, the Company entered into a Paycheck Protection Program loan agreement with JP Morgan Chase Bank, subject to the Small Business Administration’s (“SBA”) Paycheck Protection Program. The loan may be fully forgivable according to the CARES Act if the Company can provide proper documentation for the use of the proceeds of the loan. The Company has achieved the milestones for loan forgiveness and anticipates that this debt will be forgiven in full in 2021.

F-52

(i) Viva Wealth Fund I, LLC is offering up to $25,000,000 in convertible notes in a private offering. As of December 31, 2020, VWFI has raised $735,000. A convertible note will automatically convert into the LLC units at the earlier of (i) the date that the Equipment is placed into quality control and testing or (ii) six months from the date of investment. The convertible notes will accrue interest at 12% per annum and are paid quarterly. At the maturity date, remaining interest will be paid, at which time no further interest payments will accrue. Upon the offering termination date, all units accepted for any series of equipment will automatically convert to Vivakor common stock if the Company has not accepted subscriptions for at least $6,250,000 for a series of equipment. The conversion price of the automatic stock conversion is the greater of $0.45 per share or the share price based on the 30-day average share price of Vivakor common stock discounted by 10%. The termination date of the offering is November 13, 2021, which date may be extended until November 13, 2022 in the sole discretion of the Company. As of April 1, 2021 VWFI has raised approximately $3,135,000 of the $6,250,000.

Note 15. Commitments and Contingencies

Leases

In June 2019, the Company entered into a Sublease agreement with US Closer, LLC, whereby we agreed to lease approximately 12,061 square feet of office and manufacturing space located in South Salt Lake City, Utah. Pursuant to the Sublease, the sublease expires on December 31, 2020 and requires a monthly lease payment of $6,633.55 plus other pass-through expenses as required under the Primary Lease. The Company renegotiated with the landlord to renew this lease as the primary tenant in January 2021 to lease this warehouse on a month to month basis. The lease may be terminated at any time or for any reason with a 30 day written notice to terminate.

Commencing on September 15, 2019, the Company entered into a five-year lease with Jamboree Center 1 & 2 LLC covering approximately 6,961 square feet of office space in Irvine, CA. Under the terms of the lease agreement, we are required to make the following monthly lease payments: Year 1 $21,927, Year 2 $22,832, Year 3 $23,737, Year 4 $24,712, Year 5 $25,686. As a condition of the lease, we were required to provide a $51,992 security deposit.

The right-of-use asset for operating leases as of December 31, 2020 and 2019 was $881,804 and $1,167,149. Rent expense for the years ended December 31, 2020 and 2019 was $257,948 and $241,131.

The following table reconciles the undiscounted cash flows for the leases as of December 31, 2020 to the operating lease liability   recorded on the balance sheet

2021	$276,699
2022	287,769
2023	299,466
2024	231,174
2025	–
Total undiscounted lease payments	1,095,108
Less: Abatement of rents	46,569
Less: Imputed interest	153,144
Present value of lease payments	$895,395

Operating lease liabilities, current	$276,699
Operating lease liabilities, long-term	$618,696

Weighted-average remaining lease term	3.75 years
Weighted-average discount rate	7.0%

The discount rate is the Company’s incremental borrowing rate, or the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Based on an assessment of the Company’s borrowings the incremental borrowing rate was determined to be 7%.

Note 16. Long-term Debt

To assist in funding the manufacture of the Company’s Remediation Processing Centers, between 2015 and 2017, the Company entered into two agreements which include terms for the purchase of participation rights for the sale of future revenue of the funded RPCs, and which also require working interest budget payments by the Company.

F-53

The Company accounts for the terms under these contracts for the sale of future revenue under Accounting Standards Codification 470 (“ASC 470”). Accordingly, these contracts include the receipt of cash from an investor where the Company agrees to pay the investor for a defined period a specified percentage or amount of the revenue or a measure of income (for example, gross revenue) according to their contractual right, in which the Company will record the cash as debt and apply the effective interest method to calculate and accrue interest on the contracts. The terms of these agreements grant the holder a prorated 25% participation in the gross revenue of the assets as defined in the agreements for 20 years after operations commence for a purchase price of approximately $2,200,000. In the event that the contract is not fully subscribed by the LLCs it will receive only a prorated participation of the available 25% participation. Under the terms of the agreement, we anticipate Remediation Processing Centers to commence operations and to begin making estimated annual payments of $1,769,000 in September 2021 based on revenue projections from the RPCs.

In accordance with ASC 470, the Company records the proceeds from these contracts as debt because the Company has significant continuing involvement in the generation of the cash flows due to the investor (for example, active involvement in the generation of the operating revenues of the business segment), which constitutes the presence of a factor that independently creates a rebuttable presumption that debt classification is appropriate. The Company has determined its effective interest rates to be between 36.1% and 36.52% based on each contract’s future revenue streams expected to be paid to the investor. These rates represent the discount rate that equates estimated cash flows with the initial proceeds received from the investor and is used to compute the amount of interest expense to be recognized each period. During the development and manufacturing of the assets the effective interest has been capitalized to the assets. As the assets enter operations or service of their intended use, the effective interest on these contracts will be recognized as interest expense (See Note 9).

In 2016 and 2017, additional consideration to investors to enter into these agreements was granted, and the Company issued to these investors 3,390,000 shares of Series B-1 Preferred Stock with a relative fair value of $0.25 per share or based on conversion terms and price of the Company’s Common Stock at the time of issuance. The Company also issued 3,185,000 common stock warrants to investors. The relative fair value of the warrants and Series B-1 preferred stock in aggregate was $1,488,550, and was recorded as a debt discount, which is amortized to interest expense over the term of the agreements using the effective interest method. During the manufacturing phase of the asset, the interest expense is capitalized to the asset.

Some holders of these participation rights also have the option to relinquish ownership and all remaining benefits of their LLC units in exchange for Common Stock in the Company. Depending on the contract, these options to convert to common stock range from between 1 and 5.5 years. The exercise period ranges from between 1 year to 5.5 years with a step-up discount to market for each year the option is not exercised with a range of between a 5% to a 25% discount to market. Accordingly, under Accounting Standards Codification 815 (“ASC 815”) the Company valued these options at fair value using a Monte Carlo Simulation by a third-party valuation expert, which found the fair value of the options to be nominal. Long-term debt related to these participation rights is recorded in “Long-term debt” on the consolidated balance sheet.

The accounting for the terms under these contracts that call for working interest budget payments by the Company are recorded in current liabilities on the consolidated balance sheet and paid down through pass-through expenses or cash according to the contract. Accordingly, the Company records any unpaid balance of budget payments received in “Long-term debt, current” as these liabilities are generally paid within 12 months after proceeds are received.

Long-term debt consists of the following:

	December 31,
	2020	2019
Principal	$2,196,233	$2,186,233
Accrued interest	2,997,136	1,971,285
Debt discount	(241,709)	(256,595)
Working interest payable	–	126,535
Total long term debt	$4,951,660	$4,027,458

Long term debt, current	$593,457	$126,535
Long term debt	$4,358,203	$3,900,923

F-54

The following table sets forth the estimated payment schedule of long-term debt as of December 31, 2020:

	Principal	Interest	Total
2021	$1,020	$1,767,590	$1,768,610
2022	4,971	1,952,580	1,957,551
2023	6,774	1,950,777	1,957,551
2024	9,231	1,948,320	1,957,551
2025	12,579	1,944,972	1,957,551
Thereafter	2,161,658	24,691,026	26,852,684
Total	$2,196,233	$34,255,265	$36,451,498

Note 17. Stockholders' Equity

Series A, Series B, Series B-1, Series C and Series C-1 Preferred Stock

The Preferred Stock authorized by the Company may be issued from time to time in one or more series. The Company is authorized to issue 450,000,000 shares of preferred stock. The Company is authorized to issue 2,000,000 shares of Series A Preferred Stock, 98,000,000 shares of Series B Preferred Stock, 50,000,000 shares of Series B-1 Preferred Stock, 100,000,000 shares of Series C Preferred Stock, and 100,000,000 shares of Series C-1 Preferred Stock. The Board of Directors is authorized to fix or alter the number of shares constituting any series of Preferred Stock and the designation thereof. Subsequent to December 31, 2020, the Board of Directors authorized and a majority vote acceptance was received of each voting class of preferred stock, including Series B Preferred Stock, Series B-1 Preferred Stock, and Series C-1 Preferred Stock, that each class’ designations be amended that upon the Company’s public offering in conjunction with an uplist to a senior stock exchange that these classes of preferred stock will convert their preferred shares to common shares on a one for one basis.

The Company has issued 2,000,000 shares of Series A Preferred Stock, convertible at a current ratio of 10 shares of Common Stock for each outstanding share of Series A Preferred Stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. Holders of shares of Series A Preferred Stock will have the right to 25 votes for each share of Common Stock into which such shares of Series A Preferred Stock can then be converted (with a current conversion ratio of 10 shares of Common Stock for each outstanding share of Series A Preferred Stock) and the right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any other Preferred Stock holder in the liquidation, dissolution or winding up of our Company. As of December 31, 2020 and 2019 the liquidation preference is $400,000. Holders of shares of Series A Preferred Stock are not currently entitled to dividends. The Company has the right, but not the obligation, to redeem shares of Series A Preferred Stock.

The Company has issued 6,507,492 and 21,251,890 of Series B Preferred Stock as of December 31, 2020 and 2019, respectively. Shares of Series B Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.20) or a 10% discount to market on the conversion date). Also, automatic conversion of shares of Series B Preferred Stock into shares of Common Stock may occur due to certain qualified public offerings entered into or by written consent of a majority of the holders of Series B Preferred Stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. Certain holders of Series B contractually agreed to an automatic conversion to Common Stock after 4 years of issuance. The Company has the right, but not the obligation, to redeem shares of Series B Preferred Stock one year after issuance. Holders of Series B Preferred Stock will have the right to one vote for each share of Common Stock into which such Series B Preferred Stock is then convertible, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stock holder, except holders of Series A Preferred Stock, in the liquidation, dissolution or winding up of our Company. As of December 31, 2020 and 2019 the liquidation preference was $1,341,233 and $4,383,202. Dividends are 12.5% and cumulative and are payable only when, as, and if declared by the Board of Directors.

F-55

The Company has issued 14,031,834 and 22,758,670 of Series B-1 Preferred Stock as of December 31, 2020 and 2019, respectively. Shares of Series B-1 Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.25) or a 10% discount to market on the conversion date). Also, automatic conversion of shares of Series B-1 Preferred Stock into shares of Common Stock may occur due to certain qualified public offerings entered into or by written consent of a majority of the holders of Series B-1 Preferred Stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series B-1 Preferred Stock one year after issuance. Holders of Series B-1 Preferred Stock have no voting or dividend rights, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stockholder, except holders of Series A and Series B Preferred Stock, in the liquidation, dissolution or winding up of our Company. As of December 31, 2020 and 2019 the liquidation preference was $3,507,959 and $5,689,690.

The Company has not issued any Series C Preferred Stock as of December 31, 2020 and 2019, respectively. Shares of Series C Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.35) or a 10% discount to the market price on the conversion date). Automatic conversion of shares of Series C Preferred Stock into shares of Common Stock may occur due to certain qualified public offerings entered into or by written consent of a majority of the holders of Series C Preferred Stock or upon the four year anniversary date of the issuance of such shares. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series C Preferred Stock one year after issuance. Holders of Series C Preferred Stock will have the right to one vote for each share of Common Stock into which such Series C Preferred Stock is then convertible, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stock holder, except holders of Series B and B-1 Preferred Stock, in the liquidation, dissolution or winding up of our Company. Dividends are 12.5% and cumulative and are payable only when, as, and if declared by the Board of Directors.

The Company has issued 7,658,680 and 13,384,760 of Series C-1 Preferred Stock as of December 31, 2020 and 2019, respectively. Shares of Series C-1 Preferred Stock are convertible one year after issuance, at any time at the option of the holder, into shares of Common Stock (with a conversion price at the lesser of the issuance price ($0.40) or a 10% discount to the market price on the conversion date). In addition, automatic conversion of shares of Series C-1 Preferred Stock into shares of Common Stock may occur due to certain qualified public offerings entered into or by written consent of a majority of the holders of Series C-1 Preferred Stock. The conversion price is subject to adjustment under certain customary circumstances, including as a result of stock splits and combinations, dividends and distributions, and certain issuances of common stock. The Company has the right, but not the obligation, to redeem shares of Series C-1 Preferred Stock one year after issuance. Holders of Series C-1 Preferred Stock have no voting or dividend rights, and a right to a liquidation preference in any distribution of net assets made to the shareowners prior to and in preference to the holders of Common Stock and any Preferred Stock holder, except holders of Series A, Series B, Series B-1, and Series C Preferred Stock, in the liquidation, dissolution or winding up of our Company. As of December 31, 2020 and 2019 the liquidation preference was $3,063,472 and $5,353,904.

For the year ended December 31, 2020, $7,593,816 or 29,888,496, shares of Series B, Series B-1, and Series C-1 Preferred Stock were converted into 31,132,130 shares of Common Stock.

For the year ended December 31, 2020, the Company issued 691,182 shares of Series B-1 Preferred Stock as a $172,795 stock dividend paid to Series B Preferred Shareholders.

For the year ended December 31, 2019, the Company issued 1,980,126 shares of Series B-1 Preferred Stock as a $495,054 stock dividend paid to Series B Preferred Shareholders.

F-56

For the year ended December 31, 2019, $11,072,019, or 53,492,573 shares of Series B and Series B-1 Preferred Stock, were converted into 53,492,583 shares of Common Stock.

For the year ended December 31, 2019, the Company issued 1,267,608 Series C-1 Preferred Stock for $507,044 for the purchase of equipment.

Common Stock

The Company is authorized to issue 1,250,000,000 shares of common stock. As of December 31, 2020 and 2019, there were 337,679,020 and 285,343,964 shares of our common stock issued and outstanding, respectively. Treasury stock is carried at cost.

For the year ended December 31, 2020, $7,593,816 or 29,888,496, shares of Series B, Series B-1, and Series C-1 Preferred Stock were converted into 31,132,130 shares of Common Stock.

For the year ended December 31, 2020 the Company issued 20,000,000 shares of Common Stock for a $11,800,000 reduction in stock payables.

For the year ended December 31, 2020 the Company issued 228,000 shares of Common Stock in the amount of $41,028 for cash.

For the year ended December 31, 2020, the Company granted stock-based compensation to employees, including a 500,000 share stock award, which vests at the end of four years and a 5,000,000 stock options that cliff vests at the end of five years. For the year ended December 31, 2020, stock-based compensation was $146,114. For the year ended December 31, 2020, the Company also granted non-statutory stock options, including 4,000,000 stock options to the Board of Directors, which vests over 1 year, and a 10,000,000 stock option to a consultant, which vests over 4 years. Non-statutory stock based compensation was $555,000 for the year ended December 31, 2020.

For the year ended December 31, 2019, $11,072,019, or 53,492,573 shares of Series B and Series B-1 Preferred Stock, were converted into 53,492,583 shares of Common Stock.

For the year ended December 31, 2019, the Company issued 209,414 shares for a $53,500 reduction of liabilities.

For the year ended December 31, 2019, the Company issued 230,000 shares of Common Stock for $91,982 in cash due to exercised warrants.

For the year ended December 31, 2019, the Company issued 1,155,779 shares of Common Stock for $219,597 for services to the Company.

For the year ended December 31, 2019, the Company granted stock-based compensation to an employee, including a 500,000 share stock award, which vests after 4 years. For the year ended December 31, 2019, stock-based compensation was $48,421.

Noncontrolling Interest

For the year ended December 31, 2020 and 2019, the Company issued 124,981 and 292,800 units of noncontrolling interest in RPC Design and Manufacturing LLC for cash of $624,907 and $1,464,000.

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Note 18. Temporary Equity

Shares of Series B, B-1, C and C-1 convertible preferred stock hold conversion features providing that, at the holder’s election, the holder may convert the preferred stock into common stock. Upon conversion, the Company may be required to deliver a variable number of equity shares that is determined by using a formula based on the market price of the Company’s Common Stock. After four years from the date of issuance, Series B and C preferred shareholders are forced to automatically convert to Common Stock. For each respective series, the holder may convert their preferred shares to common shares at the original issue price as defined, which ranges from between $0.20 per share to $0.40 per share, at the lesser of the original issue price or 90% of the market price on the conversion date. As of December 31, 2020 and 2019, the market price of the Company’s Common Stock was $0.50 and $0.20 per share. As of the date of this report the market price of the shares is approximately $0.38 per share. There is no contractual cap on the number of common shares that the Company could be required to deliver on preferred shareholders’ conversions to Common Stock. Because the feature contains no explicit share limit, the Company assumes that it may be forced to cash settle the conversion feature in accordance with the accounting analysis under ASC 815-40-25.

Accordingly, under ASC 815-40-25-10 the Company may be forced to settle these conversion features in cash, specifically since it is unknown as to what date the shareholders’ may convert their preferred stock to common stock and if there will be sufficient authorized and unissued common shares on that date. As of December 31, 2020 and 2019 the Company did have sufficient authorized and unissued common shares to satisfy all preferred shareholders interest if it were converted to Common Stock, although if the stock price were to drop below $0.02 per share and the Company could not authorize further shares it may be forced to settle such conversions in cash, which may consider them redeemable. Accordingly, Series B, B-1, C and C-1 preferred stock has been classified in temporary equity.

The following table shows all changes to temporary equity during for the year ended December 31, 2020 and 2019.

	Convertible Preferred Stock
	Series B		Series B-1		Series C-1
	Shares	Amount	Shares	Amount	Shares	Amount
December 31, 2018	67,271,587	$13,454,255	28,251,420	$7,062,780	12,117,160	$6,334,365

Conversion of Series B and B-1 Preferred Stock to Common Stock	(46,019,697)	(9,203,875)	(7,472,876)	(1,868,144)	–	–
Series C-1 Preferred Stock issued for the purchase of equipment	–	–	–	–	1,267,600	507,044
Dividend paid in Series B-1 Preferred Stock	–	–	1,980,126	495,054	–	–
December 31, 2019	21,251,890	$4,250,380	22,758,670	$5,689,690	13,384,760	$6,841,409

Conversion of Series B, B-1, and C-1 Preferred Stock to Common Stock	(14,744,398)	(2,948,880)	(9,418,018)	(2,354,504)	(5,726,080)	(2,290,432)
Dividend paid in Series B-1 Preferred Stock	–	–	691,182	172,795	–	–
December 31, 2020	6,507,492	$1,301,500	14,031,834	$3,507,981	7,658,680	$4,550,977

F-58

Note 19. Warrants

As of December 31, 2020 and 2019, the Company had none and 1,080,000 warrants outstanding. These warrants relate to the warrants issued as an incentive to investors with an investment into the Company. The outstanding warrants were issued at $0.40 per share of Common Stock. The warrants were granted for a one-year period.

Management uses the Black-Scholes option pricing model to determine the fair value of warrants on the date of issuance. The fair value of warrants issued pursuant to the issuance of notes payable was recorded as deferred debt issuance cost and amortized over the remaining term of the associated debt.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of the warrants on the date of issuance are as follows:

Risk-free interest rate	1.2%
Expected dividend yield	None
Expected life of warrants	1 years
Expected volatility rate	119%

The following table summarizes the activity of the Company’s share purchase warrants:

		Weighted
		average	Aggregate
	Number of	exercise	Intrinsic
	warrants	price	Value
Balance, December 31, 2018	16,485,000	$0.55	$–
Expired	(15,195,000)	0.56
Exercised	(210,000)	0.40
Balance, December 31, 2019	1,080,000	$0.40	$–
Expired	(1,060,000)	0.40
Exercised	(20,000)	0.40
Balance, December 31, 2020	–	$0.40	$–

There were no share purchase warrants outstanding as of December 31, 2020. As of December 31, 2019, the following share purchase warrants were outstanding:

	Number of warrants outstanding	Exercise price	Expiration date
Balance, December 31, 2019	1,080,000	$0.40	December 2020

F-59

Note 20. Income Tax

Provision for income taxes is as follows:

	December 31,
	2020	2019
Current:
State	$800	$800
	800	800
Deferred:
Federal	336,124	422,037
State	130,040	166,366
	466,164	588,403

Net provision	$466,964	$589,203

The differences between the expected income tax benefit based on the statutory Federal United States income tax rates and the Company's effective tax rates are summarized below:

	December 31, 2020
Tax Computed At The Federal Statutory Rate	$(447,850)	21.00%
State Tax, Net Of Fed Tax Benefit	(77,025)	3.54%
Nondeductible Expenses	22,040	-1.03%
Flowthrough Entity not Subject to Tax	187,948	-8.81%
Foreign Corporation - Minority Interest	8,996	-0.42%
Valuation Allowance	772,855	-36.24%
Rate Change	–	0.00%
R&D Credits	–	0.00%
Other/Prior Year True-Up	–	0.00%
Provision for income taxes	$466,964	-21.96%

	December 31, 2019
Tax Computed At The Federal Statutory Rate	$(344,301)	21.00%
State Tax, Net Of Fed Tax Benefit	(100,906)	6.15%
Nondeductible Expenses	3,406	-0.21%
Flowthrough Entity not Subject to Tax	21,313	-1.30%
Foreign Corporation - Minority Interest	14,251	-0.87%
Valuation Allowance	995,440	-60.72%
Rate Change	–	0.00%
R&D Credits	–	0.00%
Other/Prior Year True-Up	–	0.00%
Provision for income taxes	$589,203	-35.94%

F-60

Significant components of the Company's deferred tax assets and liabilities are as follows:

December 31, 2020
Reserves	$336,875
Fixed Assets	(1,915,021)
Leases	3,803
Intangibles	(3,964,173)
Net Operating Losses	3,544,614
Impairment Losses	–
Stock Options	155,309
Accruals	19,440
Other	(699,478)
Net Deferred Liability	(2,518,631)
Less: Valuation Allowance	(3,689,274)
Total deferred tax liability:	$(6,207,905)

December 31, 2019
Reserves	$336,987
Fixed Assets	(1,711,017)
Leases	1,204
Intangibles	(4,301,036)
Net Operating Losses	2,819,624
Impairment Losses	–
Accruals	46,508
Other	21,400
Net Deferred Liability	(2,786,330)
Less: Valuation Allowance	(2,916,421)
Total deferred tax liability:	$(5,702,751)

In determining the possible future realization of deferred tax assets, the Company has considered future taxable income from the following sources: (a) reversal of taxable temporary differences; and (b) tax planning strategies that, if necessary, would be implemented to accelerate taxable income into years in which net operating losses might otherwise expire.

F-61

Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not. A valuation allowance is recognized for a deferred tax asset if, based on the weight of the available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. In making such judgments, significant weight is given to evidence that can be objectively verified. Based on our review of the deferred tax assets the Company has concluded that a valuation allowance is necessary on the net operating loss balance, as realization of this asset does not meet the more likely than not threshold.

As of December 31, 2020 the Company had estimated net operating losses for federal and state purposes of $11.7 million, respectively. Federal and state net operating losses will begin to expire in 2028.

We recognize a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.

For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. We recognize potential interest and penalties related to unrecognized tax benefits in the general and administrative expense in the statement of operations of the Company.

The Company is in the process of filing back income tax returns from 2010 through the current year and subject to IRS examination for these year. The Company has booked a reserve for potential penalties associated with non-filing of certain foreign information reports related to its subsidiary in the Middle East. Penalties and interest have been reported in the general and administrative section of the statement of operations. The reserve balance at December 31, 2020 and 2019 was $238,000 and $156,000, respectively. The Company does not expect this reserve to reverse within the next 12 months, as they will apply for a penalty waiver when the tax returns are ultimately filed. Due to the non-filing of income tax returns, statutes of limitations on the potential examination of those income tax periods will continue to run until the returns are filed, at which time the statutes will begin. The Company expects to file all past due income tax returns within the next 12 months.

Note 21. Related Party Transactions

The Company provided secured loan financing and assistance to the development and commercialization of two bioactive beverages and one weight loss beverage for Vivaceuticals, Inc., which shared a common officer and board of director member with the Company. Vivaceuticals sold its assets to Scepter Holdings, Inc. in 2018. In 2019, the Company received 800,000 shares of preferred stock in Scepter Holdings, Inc. to extinguish the loan encumbering the assets. The Company has converted these preferred shares into 800,000,000 shares of Common Stock of Scepter Holdings, Inc., which is traded on the OTC Markets (ticker: BRZL) (see Note 3). As of December 31, 2020 and 2019, the Company’s Chief Executive Officer has an immediate family member who sits on the board of directors of Scepter Holdings, Inc.

The Company has a consulting contract with Vivaventures Precious Metals, LLC, which is majority owned by an employee of the Company. For the year ended December 31, 2020 and 2019 the Company paid Vivaventures Precious Metals LLC none and $290,000 for consulting services rendered.

F-62

The Company has a consulting contract with LBL Professional Consulting, Inc. (“LBL”), which shares a common officer with the Company. For the year ended December 31, 2020 and 2019, the Company paid LBL $191,295 and $231,199 for rendered services for a team of consultants serving the Company. In September 2020, the Company granted non-statutory stock options to LBL for 30,000,000 shares of Common Stock. As of December 17, 2020 the parties have agreed to amend the contract to reduce the stock options to purchase 10,000,000 shares of common stock. The stock options vest over four years. The stock options are exercisable for up to ten years from the grant date. The common officer is not the beneficiary of the Company and is not permitted to participate in any discussion, including the LBL’s board meetings, regarding any Company stock that LBL may own at any time.

In July 2020, the Company entered into an agreement with IME giving IME the option to purchase approximately 1,331 ounces of our precious metal concentrate for approximately $2,800,000. VVMCI, a wholly-owned subsidiary of Vivakor, Inc. owns all of the Class A Units of IME, which have sole voting power for all material matters except for removal of the manager, and VVMCI serves as a manager of IME. For the year ended December 31, 2020, the Company sold $54,250 of the precious metal concentrate through this option. The option agreement expired on December 31, 2020, and the parties are currently negotiating if they will extend the option agreement.

The Company has a note payable to TriValley and Triple T, which is owned by the 51% majority-owner of Vivakor Middle East LLC. As of December 31, 2020 and 2019 the balance owed was $295,543 and $247,192.

The Company has a common board of directors member with CannaPharmaRx Inc. As of December 31, 2020 and 2019, the Company has a $33,000 and $21,000 account receivable with CannaPharmaRx Inc. for leasing office space to this entity. As of December 31, 2020 and 2019, the Company recorded an allowance for doubtful accounts on these receivables in the amount of $33,000 and $21,000.

Note 22. Subsequent Events

The Company has evaluated subsequent events through April 9, 2021, the date the financial statements were available to issue.

On January 28, 2021, the Company issued 124,924 shares of common stock for a $31,231 reduction of liabilities pursuant to conversion of a promissory note at approximately $0.25 per share.

On January 28, 2021, the Company issued 407,500 shares of common stock at approximately $0.40 per share for $163,000 in services.

On January 20, 2021, the Company entered into a worldwide, exclusive license agreement with TBT Group, Inc. (of which an independent Vivakor Board member is a 7% shareholder) to license piezo electric and energy harvesting technologies for creating self-powered sensors for making smart roadways. The Company is required to pay $25,000 and 500,000 shares of restricted common stock within upon signing. Upon the earlier of  (i) 120 days or (ii) the effectiveness of the Company's Registration Statement and receipt of public offering proceeds, the Company will pay licensor $225,000. When the licensor delivers to the Company data showing that the sensor performs based on mutually defined specifications and all designs for the sensor are completed, Company shall pay an additional $250,000 and 500,000 shares of restricted common stock. Upon the delivery of a mutually agreed working prototype, Company will pay licensor $250,000 and 500,000 shares of restricted common stock. Upon commercialization of the product, the Company will pay licensor $250,000 and 1,000,000 shares of restricted common stock. TBT shall have the option, at its sole discretion, to convert the license to a non-exclusive license if the Company fails to pay $500,000 to TBT for sensor inventory per year, which will commence after the second anniversary of product commercialization. The Company shall share in the development costs of the sensor technology to the time of commercialization. Total costs attributed to the Company are estimated to be $125,000.

F-63

On January 21, 2021, the Company amended its agreements with VivaVentures Royalty II, LLC in which the parties agreed to amend the conversion terms of VV RII’s options to convert to the Company’s common stock. The amendment provides for a minimum price for conversion of LLC units into Vivakor common stock. The minimum conversion price will not be lower than 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e. The Nasdaq Capital Market or New York Stock Exchange).

On February 4, 2021, the Company entered into a convertible promissory note in an amount of $250,000 having an interest rate of 12% per annum. The note bears a 10% Original Issue Discount. The loan shall mature in 1 year and may be convertible at the lower of $0.40 or 80% of the lowest median daily traded price over ten trading days prior to conversion, but in the event of a Qualified Uplist the note may be converted at a 30% discount to market. The Company also issued 100,000 restricted shares with no registration rights in conjunction with this note.

On February 2, 2021, the Company issued 50,000 shares of common stock at approximately $0.47 per share pursuant to a convertible promissory note.

On March 10, 2021, the Company entered into a master revolving note with Triple T Trading Company LLC to set forth the relationship of the parties to retain the previous terms of the note payable to Triple T Trading Company LLC, and include a note maturity of March 20, 2023 and maximum lending amount of 1,481,482 QAR or approximately $400,000, valued at an exchange rate of approximately $0.27 on March 10, 2021.

On March 22, 2021, the Company amended its agreements with Viva Wealth Fund I, LLC in which the parties agreed to amend the conversion terms of LLC units holder options to convert to the Company’s common stock. The amendment provides for a minimum price for conversion of LLC units into Vivakor common stock. The minimum conversion price will not be lower than 200% of the per share price of the Company common stock sold in an underwritten offering pursuant to the Company becoming listed on a senior stock exchange (i.e. The Nasdaq Capital Market or New York Stock Exchange).

Subsequent to December 31, 2020, the Company entered into a Paycheck Protection Program loan agreement with Blue Ridge Bank, subject to the Small Business Administration’s (“SBA”) Paycheck Protection Program for $205,100. The loan carries an annual interest rate of one (1) percent per annum with payment beginning in the seventh month with monthly payments required until maturity in the 18th month. The loan may be fully forgivable according to the CARES Act if the Company can provide proper documentation for the use of the proceeds of the loan.

Subsequent to December 31, 2020, the Company entered into convertible promissory notes with an aggregate principal of $400,000. The notes accrue interest at 10% per annum and have a maturity of the earlier of 12 months or the consummation of the Company listing its Common Stock on a senior stock exchange. The notes are convertible at the Company’s option into shares of the Company’s common stock at a price equal to 80% of the opening price of the Company’s common stock on the national exchange or the offering price paid by the investors in the financing in connection with the uplist, whichever is lower, or (ii) repaid in cash in an amount equal to the indebtedness being repaid plus a premium payment equal to 15% of the amount being repaid. If an event of default has occurred and the Company does not convert the amounts due under the Note into the Company’s common stock, then the Company will have the option to convert the outstanding indebtedness into shares of the Company’s common stock at a price equal to 80% of the weighted average trading price of the Company’s common stock on the OTC Markets, or be repaid in cash in an amount equal to all principal and interest due under the Note.

Subsequent to December 31, 2020, VWFI has raised $1,715,000  in conjunction with the $25,000,000 private placement offering to sell convertible promissory notes, which convert to VWFI LLC units, to accredited investors to raise funds to manufacture equipment that will expand the Company’s second RPC.

Subsequent to December 31, 2020, 100,000 shares of Series B Preferred Stock and 249,059 shares of Series B-1 Preferred Stock, for an aggregate of $82,265, were converted into 349,060 shares of Common Stock.

Subsequent to December 31, 2020, 1,010,000 shares of Common Stock were issued for $438,000 in services.

F-64

1,600,000 Shares

Common Stock

Vivakor, Inc.

____________________________________

PROSPECTUS

____________________________________

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, LLC

February 11, 2022

Until March 8, 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.